Exhibit (a)(1)(A)
Offer to Purchase

All Outstanding Shares of Common Stock
of

NGM BIOPHARMACEUTICALS, INC.
At

An Offer Price of $1.55 per Share in Cash
by

ATLAS NEON MERGER SUB, INC.,
a wholly owned subsidiary of

ATLAS NEON PARENT, INC.,
an affiliate of

THE COLUMN GROUP, LP,

THE COLUMN GROUP GP, LP,

THE COLUMN GROUP II, LP,

THE COLUMN GROUP II GP, LP,

THE COLUMN GROUP MANAGEMENT, LP,

PONOI CAPITAL, LP,

PONOI MANAGEMENT, LLC,

PONOI CAPITAL II, LP,

PONOI II MANAGEMENT, LLC,

THE COLUMN GROUP III, LP,

THE COLUMN GROUP III-A, LP,

THE COLUMN GROUP III GP, LP,

THE COLUMN GROUP IV, LP,

THE COLUMN GROUP IV-A, LP,

THE COLUMN GROUP IV GP, LP,

TCG IV GP, LLC,

THE COLUMN GROUP OPPORTUNITY III, LP,

THE COLUMN GROUP OPPORTUNITY III GP, LP,

TCG OPPORTUNITY III GP, LLC,

PETER SVENNILSON,

DAVID V. GOEDDEL and
TIMOTHY KUTZKEY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON APRIL 4, 2024 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
Atlas Neon Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Atlas Neon Parent, Inc., a Delaware corporation (“Parent”), is offering to purchase (the “Offer”) all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of NGM Biopharmaceuticals, Inc., a Delaware corporation (“NGM”), other than the Rollover Shares (as defined below), for $1.55 per Share in cash (the “Offer Price”), upon the terms and subject to the conditions described in this Offer to Purchase (together with any amendments or supplements hereto, this “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”). Subject to the terms of the Merger Agreement, the Offer Price will be paid subject to any applicable tax withholding and without interest.
The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of February 25, 2024 (together with any amendments or supplements thereto, the “Merger Agreement”), among NGM, Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into NGM, without a meeting or any further action of the NGM stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and NGM will be the surviving corporation and a wholly owned subsidiary of Parent (such corporation, the “Surviving Corporation” and such merger, the “Merger”). The date and time at which the Merger becomes effective is referred to as the “Effective Time.” Upon the terms and subject to the satisfaction or waiver of the conditions of the Offer and the Merger Agreement, including the satisfaction of the Minimum Tender Condition (as defined below), Purchaser will irrevocably accept for payment (the date and time of such acceptance, the “Offer Closing Time”) and thereafter pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer promptly after the Expiration Date.
The Offer and withdrawal rights will expire at one minute past 11:59 p.m. Eastern Time on April 4, 2024, unless extended in accordance with the terms of the Merger Agreement, in which event the term “Expiration Date” will mean the date to which the Expiration Date is so extended.
Concurrently with the execution of the Merger Agreement, Parent and Purchaser entered into a rollover agreement, dated as of the date of the Merger Agreement (the “TCG Rollover Agreement”), with The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP, The Column Group III-A, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP (the “TCG Rollover Stockholders” and, together with The Column Group II GP, LP, The Column Group III GP, LP, The Column Group IV GP, LP, TCG IV GP, LLC, The Column Opportunity III GP, LP, TCG Opportunity III GP, LLC, Ponoi Management, LLC, Ponoi II Management, LLC, David V. Goeddel, Timothy Kutzkey and Peter Svennilson, the “TCG Stockholders” and, collectively with the Parent and Purchaser, the “Purchaser Parties”), who in the aggregate hold approximately 26% of NGM’s outstanding Shares. Parent and Purchaser are affiliates of the TCG Stockholders, and each TCG Stockholder is considered a co-offeror in the Offer. As co-offerors, each TCG Stockholder accepts joint responsibility for the accuracy of the disclosures made in this Offer to Purchase. In addition, Parent and Purchaser are party to a rollover agreement, dated as of the date of the Merger Agreement (as supplemented by the joinder thereto, the “Stockholder Rollover Agreement” and, together with the TCG Rollover Agreement, the “Rollover Agreements”), with certain of NGM’s other stockholders (collectively, the “Rollover Stockholders”), who in the aggregate hold approximately 22% of NGM’s outstanding Shares. Mr. Rieflin, the Chairman of NGM’s board of directors and Dr. Goeddel, a member of NGM’s board of directors, entered into the Stockholder Rollover Agreement on the date of the Merger Agreement, and Dr. Woodhouse, NGM’s Chief Executive Officer and a member of NGM’s board of directors, entered into a joinder to the Stockholder Rollover Agreement on March 6, 2024, following the date of the Merger Agreement. Pursuant to the applicable Rollover Agreement, each of the TCG Rollover Stockholders and the Rollover Stockholders have agreed, among other things, that they will not transfer or tender their Shares subject to the applicable Rollover Agreement (the “Rollover Shares”) in the Offer and that instead (i) such Rollover Shares will be contributed to Parent immediately prior to the closing of the Merger, and (ii) in consideration for such contribution, Parent will issue common shares of Parent to each TCG Rollover Stockholder and Rollover Stockholder, as applicable, in accordance with the terms of the applicable Rollover Agreement. Each Rollover Agreement provides that it will terminate in the event the Merger Agreement is terminated in accordance with its terms.
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Concurrently with the execution of the Merger Agreement, and as a condition and inducement to NGM’s willingness to enter into the Merger Agreement, certain of the TCG Stockholders, including The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP, The Column Group III-A, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP (each, a “Guarantor” and collectively, the “Guarantors”), have duly executed and delivered to NGM a limited guaranty (the “Limited Guaranty”), dated as of the date of the Merger Agreement, in favor of NGM, in respect of certain obligations of Parent and Purchaser arising under, or in connection with, the Merger Agreement. The Guarantors’ obligations under the Limited Guaranty are subject to a cap of $10 million, subject to certain other terms and conditions.
Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders of Shares, each outstanding Share (other than any Shares (a) any Shares owned by NGM, (b) any Shares owned, directly or indirectly, by Parent, Purchaser, any other subsidiary of Parent, the TCG Stockholders or the Rollover Stockholders, (c) any Shares irrevocably accepted for purchase in the Offer and (d) Shares owned by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted automatically into the right to receive the Offer Price, without interest and subject to any applicable tax withholding.
Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each option (the “Company Stock Options”) to purchase Shares granted under NGM’s 2008 Equity Incentive Plan and NGM’s Amended and Restated 2018 Equity Incentive Plan (the “Company Stock Plans”) will become immediately vested and exercisable in full and any applicable retention period will end and (i) each Company Stock Option that has an exercise price per Share that is less than the Offer Price (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive, in consideration of the cancellation of such In-the-Money Option, an amount in cash, without any interest thereon and subject to applicable tax withholding, equal to the product of (x) the excess of the Offer Price over the applicable exercise price per Share underlying such In-the-Money Option and (y) the total number of Shares underlying such In-the-Money Option as of immediately prior to the Effective Time (the “Company Stock Option Cash Consideration”), and (ii) each Company Stock Option that is not an In-the-Money Option will be cancelled for no consideration. The 163,054 Options that are not In-the-Money Options held by Dr. Goeddel will be cancelled for no consideration.
Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each unvested restricted stock unit of NGM (the “Company Restricted Stock Units”) that is then outstanding but not then vested will become immediately vested in full. At the Effective Time, each Company Restricted Stock Unit that is then outstanding will be cancelled and the holder of each such cancelled Company Restricted Stock Unit will be entitled to receive the Offer Price, less applicable tax withholding.
Pursuant to the Merger Agreement, as soon as practicable following the date of the Merger Agreement, NGM will take all actions with respect to the 2019 Employee Stock Purchase Plan (the “ESPP”) that are necessary to provide that: (i) with respect to any offering period in effect as of the date of the Merger Agreement(the “Current ESPP Offering Period”), no employee who was not a participant in the ESPP as of the date of the Merger Agreement may become a participant in the ESPP and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date of the Merger Agreement for the Current ESPP Offering Period; (ii) subject to the consummation of the Merger, the ESPP will terminate effective immediately prior to the Effective Time; (iii) the Current ESPP Offering Period will be the final offering period under the ESPP, and if the Current ESPP Offering Period terminates prior to the Effective Time, then the ESPP will be suspended and no new offering period will commence under the ESPP prior to the termination of the Merger Agreement; and (iv) if any Current ESPP Offering Period is still in effect at the Effective Time, then the last day of such Current ESPP Offering Period will be accelerated to a date before the Effective Time determined by the NGM Board (or relevant committee thereof) in its discretion and the final settlement or purchase of Shares of NGM thereunder will be made on that day.
After careful consideration and upon the unanimous recommendation of a Special Committee (the “Special Committee”) of the members of the NGM board of directors (the “NGM Board”), the members of the NGM Board (other than Messrs. Goeddel and Perlmutter, who recused themselves because of their relationship to the TCG Stockholders, and Mr. Rieflin, who recused himself because he is a Rollover Stockholder) have unanimously adopted resolutions: (i) determining that the terms of the Offer, the
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Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to and in the best interests of NGM and its stockholders, other than the TCG Stockholders, Parent, Purchaser, the Rollover Stockholders, the members of the NGM Board and the officers of NGM subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Unaffiliated Stockholders”), and (ii) authorizing and approving the execution, delivery and performance by NGM of the Merger Agreement and, subject to the terms and conditions of the Merger Agreement, the consummation by NGM of the Transactions, (iii) declaring the Merger Agreement and the Transactions advisable and (iv) recommending that the Unaffiliated Stockholders accept the Offer and tender their Shares pursuant to the Offer, which resolutions shall not be subsequently qualified, modified or withdrawn in any way, except in connection with a Superior Company Proposal (as such term is used in the Merger Agreement).
The Offer is subject to various conditions. See “The Tender Offer—Section 9. Conditions of the Offer.” A summary of the principal terms of the Offer appears on pages 52 through 53 of this Offer to Purchase. You should read this entire document carefully before deciding whether to tender your Shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of such transaction or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.
March 8, 2024
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IMPORTANT
If you desire to tender all or any portion of your Shares to us pursuant to the Offer, you should either: (i) if you hold your Shares directly as the registered owner, complete and sign the Letter of Transmittal for the Offer, which is enclosed with this Offer to Purchase, in accordance with the instructions contained in the Letter of Transmittal, mail or deliver the Letter of Transmittal and any other required documents to Equiniti Trust Company LLC (formerly known as American Stock Transfer & Trust Company, LLC) (the “Depositary and Paying Agent”), and tender your Shares by book-entry transfer by following the procedures described in “The Tender Offer—Section 3. Procedures for Tendering Shares” of this Offer to Purchase prior to the expiration of the Offer; or (ii) if you hold your Shares in “street name,” request that your broker, dealer, commercial bank, trust company or other nominee effect the transaction for you. If you hold Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee you must contact that institution in order to tender your Shares to us pursuant to the Offer.
* * *
Questions and requests for assistance may be directed to Innisfree M&A Incorporated (the “Information Agent”) at its address and telephone number set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.
This Offer to Purchase and the Letter of Transmittal contain important information, and you should read both carefully and in their entirety before making any decision with respect to the Offer.

SUMMARY TERM SHEET
Atlas Neon Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Atlas Neon Parent, Inc., a Delaware corporation (“Parent”), is offering to purchase (the “Offer”) all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of NGM Biopharmaceuticals, Inc., a Delaware corporation (“NGM”), other than the Rollover Shares (as defined below), for $1.55 per Share in cash (the “Offer Price”), upon the terms and subject to the conditions described in this Offer to Purchase (together with any amendments or supplements hereto, this “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”). Subject to the terms of the Merger Agreement the Offer Price will be paid subject to any applicable tax withholding and without interest.
The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of February 25, 2024 (together with any amendments or supplements thereto, the “Merger Agreement”), among NGM, Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into NGM, without a meeting or any further action of the NGM stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and NGM will be the surviving corporation and a wholly owned subsidiary of Parent (such corporation, the “Surviving Corporation” and such merger, the “Merger”). The date and time at which the Merger becomes effective is referred to as the “Effective Time.”
Concurrently with the execution of the Merger Agreement, Parent and Purchaser entered into a rollover agreement, dated as of the date of the Merger Agreement (the “TCG Rollover Agreement”), with The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP, The Column Group III-A, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP (the “TCG Rollover Stockholders” and, together with The Column Group II GP, LP, The Column Group III GP, LP, The Column Group IV GP, LP, TCG IV GP, LLC, The Column Opportunity III GP, LP, TCG Opportunity III GP, LLC, Ponoi Management, LLC, Ponoi II Management, LLC, David V. Goeddel, Timothy Kutzkey and Peter Svennilson, the “TCG Stockholders” and, collectively with the Parent and Purchaser, the “Purchaser Parties”), who in the aggregate hold approximately 26% of NGM’s outstanding Shares. Parent and Purchaser are affiliates of the TCG Stockholders, and each TCG Stockholder is considered a co-offeror in the Offer. As co-offerors, each TCG Stockholder accepts joint responsibility for the accuracy of the disclosures made in this Offer to Purchase. In addition, Parent and Purchaser are party to a rollover agreement, dated as of the date of the Merger Agreement (as supplemented by the joinder thereto, the “Stockholder Rollover Agreement” and, together with the TCG Rollover Agreement, the “Rollover Agreements”), with certain of NGM’s other stockholders (collectively, the “Rollover Stockholders”), who in the aggregate hold approximately 22% of NGM’s outstanding Shares. Mr. Rieflin, the Chairman of NGM’s board of directors and Dr. Goeddel, a member of NGM’s board of directors, entered into the Stockholder Rollover Agreement on the date of the Merger Agreement, and Dr. Woodhouse, NGM’s Chief Executive Officer and a member of NGM’s board of directors, entered into a joinder to the Stockholder Rollover Agreement on March 6, 2024, following the date of the Merger Agreement. Pursuant to the applicable Rollover Agreement, each of the TCG Rollover Stockholders and the Rollover Stockholders have agreed, among other things, that they will not transfer or tender their Shares subject to the applicable Rollover Agreement (the “Rollover Shares”) in the Offer and that instead (i) such Rollover Shares will be contributed to Parent immediately prior to the closing of the Merger, and (ii) in consideration for such contribution, Parent will issue common shares of Parent to each TCG Rollover Stockholder and Rollover Stockholder, as applicable, in accordance with the terms of the applicable Rollover Agreement. Each Rollover Agreement provides that it will terminate in the event the Merger Agreement is terminated in accordance with its terms.
Concurrently with the execution of the Merger Agreement, and as a condition and inducement to NGM’s willingness to enter into the Merger Agreement, certain of the TCG Stockholders, including The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP, The Column Group III-A, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP (each, a “Guarantor” and collectively, the “Guarantors”), have duly executed and delivered to NGM a limited guaranty (the “Limited Guaranty”), dated as of the date of the Merger Agreement, in favor of NGM, in respect of certain obligations of Parent and Purchaser arising under, or in connection with, the Merger Agreement. The Guarantors’ obligations under the Limited Guaranty are subject to a cap of $10 million, subject to certain other terms and conditions.

The Offer and withdrawal rights will expire at one minute past 11:59 p.m. Eastern Time on April 4, 2024, unless extended in accordance with the terms of the Merger Agreement, in which event the term “Expiration Date” will mean the date to which the Expiration Date is so extended. Upon the terms and subject to the satisfaction or waiver of the conditions of the Offer and the Merger Agreement, including the satisfaction of the Minimum Tender Condition (as defined below), Purchaser will accept for payment (the date and time of such acceptance, the “Offer Closing Time”) and thereafter pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer promptly after the Expiration Date.
The following are some questions you, as a stockholder of NGM, may have, and answers to those questions. This Summary Term Sheet highlights selected information from this Offer to Purchase, and may not contain all of the information that is important to you and is qualified in its entirety by the more detailed descriptions and explanations contained in the Merger Agreement, the Rollover Agreements, the Limited Guaranty, this Offer to Purchase and the related Letter of Transmittal. To better understand the Offer and for a complete description of the legal terms of the Offer, you should read the Merger Agreement, the Rollover Agreement, the Limited Guaranty, this Offer to Purchase and the related Letter of Transmittal carefully and in their entirety. Questions or requests for assistance may be directed to Innisfree M&A Incorporated (the “Information Agent”) at its address and telephone number, as set forth on the back cover of this Offer to Purchase. Unless otherwise indicated in this Offer to Purchase or the context otherwise requires, all references in this Offer to Purchase to “we,” “our,” or “us” refer to Purchaser or Parent as the context requires.
WHO IS OFFERING TO BUY MY SECURITIES?
•
Purchaser, a wholly owned subsidiary of Parent, is offering to buy your securities. Purchaser has been organized in connection with this Offer and has not carried on any activities other than entering into the Merger Agreement and activities in connection with the Offer. See “The Tender Offer—Section 6. Certain Information Concerning Parent and Purchaser.” Certain obligations of Parent and Purchaser under the Merger Agreement have been guaranteed by the Guarantors, pursuant to the Limited Guaranty.

•	Parent is Atlas Neon Parent, Inc. See “The Tender Offer—Section 6. Certain Information Concerning Parent and Purchaser.”
•	Purchaser is Atlas Neon Merger Sub, Inc. See “The Tender Offer—Section 6. Certain Information Concerning Parent and Purchaser.”
•
The TCG Stockholders are The Column Group, LP, The Column Group GP, LP, The Column Group II, LP, The Column Group II GP, LP, The Column Group Management, LP, Ponoi Capital, LP, Ponoi Management, LLC, Ponoi Capital II, LP, Ponoi II Management, LLC, The Column Group III, LP, The Column Group III-A, LP, The Column Group III GP, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group IV GP, LP, TCG IV GP, LLC, The Column Group Opportunity III, LP, The Column Group Opportunity III GP, LP, TCG Opportunity III GP, LLC, Peter Svennilson, David V. Goeddel and Timothy Kutzkey. See “The Tender Offer—Section 6. Certain Information Concerning Parent and Purchaser.”

•
The Guarantors are The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP, The Column Group III-A, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP. See “The Tender Offer—Section 6. Certain Information Concerning Parent and Purchaser.”

WHAT IS THE NATURE OF THE AFFILIATION BETWEEN PURCHASER, PARENT AND NGM?
•
This is a tender offer by affiliated parties. As used herein, the “Purchaser Parties” refers to Purchaser, Parent and the TCG Stockholders. The TCG Stockholders collectively own 22,067,593 Shares of NGM, or approximately 26% of the outstanding Shares of NGM. See “The Tender Offer—Section 6. Certain Information Concerning Parent and Purchaser.”

•
In deciding whether to tender your Shares, you should consider the potential conflict of interest that exists as a result of the above factors. The rules of the SEC require the Purchaser Parties to express their belief as to the fairness of the Offer and the Merger to the Unaffiliated Stockholders. The Purchaser Parties reasonably believe that the Offer Price to be received by the Unaffiliated Stockholders is fair to such Unaffiliated Stockholders and that the Offer and the Merger are procedurally fair to such Unaffiliated Stockholders. See “Special Factors—Section 3. Position of Parent and Purchaser Regarding Fairness of the Offer and the Merger” for a list of factors, each of which, in the Purchaser Parties’ judgment, support their views as to the fairness of the Offer and Merger.
WHAT ARE THE CLASSES AND AMOUNTS OF SECURITIES SOUGHT IN THE OFFER?
•	Purchaser is seeking to purchase all of the outstanding Shares of NGM. See the Introduction and “The Tender Offer—Section 1. Terms of the Offer.”
HOW MUCH IS PURCHASER OFFERING TO PAY AND WHAT IS THE FORM OF PAYMENT?
•
Purchaser is offering to pay an Offer Price of $1.55 per Share in cash to you, without interest and subject to any applicable tax withholding, upon the terms and subject to the conditions contained in this Offer to Purchase and in the related Letter of Transmittal. See the Introduction and “The Tender Offer—Section 1. Terms of the Offer.”

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?
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If your Shares are registered in your name and you tender your Shares, you will not be obligated to pay brokerage fees or commissions or similar expenses. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your Shares on your behalf, your broker, dealer, commercial bank, trust company or other nominee may charge a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. See the Introduction and “The Tender Offer—Section 3. Procedures for Tendering Shares.”

WHY IS PURCHASER MAKING THE OFFER?
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Parent, through Purchaser, has undertaken to acquire control of, and the entire equity interest in, NGM because Parent believed that NGM’s assets were more valuable than the unaffected trading price of the Shares, but that significant new capital would be required to fund the development and growth of these assets, which would be difficult to raise in the public markets based on the unaffected trading price of the Shares. Consequently, Parent seeks to operate NGM as a private corporation going forward. Parent also believes that this transaction will reduce regulatory compliance costs as NGM will operate as a private company. See “Special Factors—Section 2. Purpose of the Offer and Plans for NGM” and “The Tender Offer—Section 1. Terms of the Offer.”

WHAT ARE THE MOST SIGNIFICANT CONDITIONS OF THE OFFER?
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Pursuant to the Merger Agreement, Purchaser’s obligation to accept for payment Shares tendered in the Offer is subject to the satisfaction or waiver of certain conditions. Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer and, subject to the terms of the Merger Agreement, may delay the acceptance for payment of or payment for Shares or may terminate or amend the Offer, if:

(i)
prior to the Expiration Date, there shall not have been validly tendered (and not properly withdrawn) a number of Shares that would represent at least a majority of the Shares owned by Unaffiliated Stockholders (the “Minimum Tender Condition”); or

(ii)	any of the following conditions shall exist or shall have occurred and be continuing at the Expiration Date:
(A)	there shall be any Legal Restraint (as defined below) in effect preventing or prohibiting the consummation of the Offer or the Merger;
(B)	(1) any representation or warranty of NGM set forth in Article IV of the Merger Agreement (other than those set forth in Section 4.01 (Organization, Standing and Power) (but only with respect to the first and second sentences thereof), Section 4.02(a) through Section 4.02(g) (Capital Structure), Section 4.04 (Authority; Execution and Delivery; Enforceability), Section 4.05(a)(i) (No Conflicts); Section 4.08(a) (No Material Adverse Effect), Section 4.20 (Brokers and Other Advisors), Section 4.22 (Opinion of Financial Advisors) and Section 4.23 (No Vote Required)) shall not be true and correct as of the date of the Merger Agreement and as of the Offer Closing Time as if made on and as of the Offer Closing Time, except to the extent such representation or warranty expressly relates to a specified date (in which case on and as of such specified date), other than for such failures to be true and correct that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Merger Agreement) (for purposes of determining the satisfaction of the condition set forth in this clause (1), without regard to any qualifications or exceptions contained therein as to “materiality” or “Company Material Adverse Effect”), (2) any representation or warranty of NGM set forth in Section 4.01 (Organization, Standing and Power) (but only with respect to the first and second sentences thereof), Section 4.02(b), Section 4.02(f) and Section 4.02(g) (Capital Structure), Section 4.04 (Authority; Execution and Delivery; Enforceability), Section 4.05(a)(i) (No Conflicts), Section 4.20 (Brokers and Other Advisors), Section 4.22 (Opinion of Financial Advisors) and Section 4.23 (No Vote Required) of the Merger Agreement shall not be true and correct in all material respects as of the date of the Merger Agreement and as of the Offer Closing Time as if made on and as of the Offer Closing Time, except to the extent such representation or warranty expressly relates to a specified date (in which case on and as of such specified date), (3) any representation or warranty of NGM set forth in Section 4.02(a), Section 4.02(c), Section 4.02(d) and Section 4.02(e) (Capital Structure) of the Merger Agreement shall not be true and correct other than in de minimis respects at and as of such time, except to the extent such representation or warranty expressly relates to a specified date (in which case on and as of such specified date) and (4) any representation or warranty of NGM set forth in Section 4.08(a) (No Material Adverse Effect) of the Merger Agreement shall not be true and correct in all respects as of such time;
(C)	NGM shall have failed to perform in all material respects the obligations to be performed by it under the Merger Agreement;
(D)
Parent shall have failed to receive from NGM a certificate, dated as of the date on which the Offer expires and signed by an executive officer of NGM, certifying to the effect that the Offer Conditions set for in clauses (B) and (C) above have been satisfied as of immediately prior to the expiration of the Offer; or

(E)	the Merger Agreement shall have been terminated in accordance with its terms (the “Termination Condition”).
Purchaser and Parent reserve the right to waive certain of the conditions to the Offer in their sole discretion; provided that they may not waive the Minimum Tender Condition or the Termination Condition.
A more detailed discussion of the conditions to consummation of the Offer is contained in the Introduction, “The Tender Offer—Section 1. Terms of the Offer” and “The Tender Offer—Section 9. Conditions of the Offer.”
IS THERE AN AGREEMENT GOVERNING THE OFFER?
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Yes. NGM, Parent and Purchaser have entered into the Merger Agreement. The Merger Agreement provides, among other things, for the terms and conditions of the Offer and, following consummation of the Offer, the Merger. See “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements.” Additionally, the obligations of Parent and Purchaser under the Merger Agreement have been guaranteed by the Guarantors pursuant to the Limited Guaranty, subject to the terms and conditions set forth therein.

DOES PARENT HAVE FINANCIAL RESOURCES TO MAKE PAYMENTS IN THE OFFER?
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Yes. Parent expects to pay the aggregate cash consideration for all Shares accepted for payment in the Offer with NGM’s cash, cash equivalents and marketable securities available at the Effective Time. The parties have agreed, in accordance with Section 2.01(c) of the Merger Agreement, that Parent (or its applicable affiliate) will issue a promissory note, in an amount and on terms reasonably determined by Parent, to NGM in exchange for such cash, cash equivalents and marketable securities. In addition, in connection with the execution of the Merger Agreement, the Guarantors have agreed to guarantee certain of Parent’s and Purchaser’s obligations under the Merger Agreement subject to the terms and conditions set forth in the Limited Guaranty. The Guarantors’ obligations under the Limited Guaranty are subject to a cap of $10 million with respect to obligations to NGM arising under, or in connection with, the Merger Agreement. See “Special Factors—Section 2. Purpose of the Offer and Plans for NGM,” “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements” and “The Tender Offer—Section 8. Source and Amount of Funds.”
SHOULD PURCHASER’S FINANCIAL CONDITION BE RELEVANT TO MY DECISION TO TENDER IN THE OFFER?
•
No, we do not believe it is relevant for the reasons set forth herein. The funds to pay for all Shares accepted for payment in the Offer will be funded by NGM’s cash, cash equivalents and marketable securities available at the Effective Time. In addition, in connection with the execution of the Merger Agreement, the Guarantors have agreed to guarantee certain obligations of Parent and Purchaser to NGM under the Merger Agreement up to $10 million, subject to the terms and conditions set forth in the Limited Guaranty.

•
Purchaser has been organized solely in connection with the Merger Agreement and this Offer and has not carried on any activities other than in connection with the Merger Agreement and this Offer. Because the form of payment consists solely of cash (which is supported by NGM’s cash, cash equivalents and marketable securities available at the Effective Time), the Offer is not subject to any financing conditions, the Offer is for all outstanding Shares of NGM (other than the Rollover Shares), and because of the lack of any relevant historical information concerning Purchaser, Purchaser’s financial condition is not relevant to your decision to tender in the Offer. See “The Tender Offer—Section 8. Source and Amount of Funds.”

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE OFFER?
•
Pursuant to the Merger Agreement, the Offer and withdrawal rights will expire at one minute past 11:59 p.m. Eastern Time on April 4, 2024. You will have until one minute after 11:59 p.m. Eastern Time on April 4, 2024, to tender your Shares in the Offer, unless Purchaser extends the Offer, in which event you will have until the Expiration Date as so extended. See also “The Tender Offer—Section 1. Terms of the Offer.”

CAN THE OFFER BE EXTENDED, AND UNDER WHAT CIRCUMSTANCES?
•
Yes, the Offer can be extended. We have agreed in the Merger Agreement, subject to our rights to terminate the Merger Agreement in accordance with its terms, if on any then-scheduled expiration of the Offer the Minimum Tender Condition has not been satisfied or any Offer Condition (as defined in the Merger Agreement) has not been satisfied or waived by Purchaser (set forth in “The Tender Offer—Section 9. Conditions of the Offer”), Purchaser may, in its discretion, or at the request of NGM, Purchaser shall, extend the Offer (i) for consecutive periods of up to 10 business days (or for such longer period as may be agreed to by Parent and NGM) per extension to permit such Offer Condition to be satisfied or (ii) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof or the rules of The Nasdaq Stock Market LLC (“Nasdaq”) applicable to the Offer; provided, that, in no event shall Parent or Purchaser be permitted or required to extend the Offer beyond June 15, 2024 (the “Outside Date”).

HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?
•
If Purchaser further extends the Offer, we will inform Equiniti Trust Company, the depositary and paying agent for this Offer (the “Depositary and Paying Agent”), of that fact and will issue a press release giving the new Expiration Date no later than 9:00 a.m. Eastern Time on the next business day after the day on which the Offer was previously scheduled to expire. See “The Tender Offer—Section 1. Terms of the Offer.”

HAVE ANY STOCKHOLDERS ALREADY AGREED TO TENDER OR NOT TO TENDER THEIR SHARES IN THE OFFER?
•
Concurrently with the execution of the Merger Agreement, Parent and Purchaser entered into the TCG Rollover Agreement with the TCG Rollover Stockholders, who in the aggregate hold approximately 26% of NGM’s outstanding Shares. In addition, Parent and Purchaser are party to the Stockholder Rollover Agreement with the Rollover Stockholders, who in the aggregate hold approximately 22% of NGM’s outstanding Shares. Mr. Rieflin, the Chairman of NGM’s board of directors and Dr. Goeddel, a member of NGM’s board of directors, entered into the Stockholder Rollover Agreement on the date of the Merger Agreement, and Dr. Woodhouse, NGM’s Chief Executive Officer and a member of NGM’s board of directors, entered into a joinder to the Stockholder Rollover Agreement on March 6, 2024, following the date of the Merger Agreement. Pursuant to the applicable Rollover Agreement, each of the TCG Rollover Stockholders and the Rollover Stockholders have agreed, among other things, that they will not transfer or tender their Rollover Shares in the Offer and that instead (i) such Rollover Shares will be contributed to Parent immediately prior to the closing of the Merger, and (ii) in consideration for such contribution, Parent will issue common shares of Parent to each TCG Rollover Stockholder and Rollover Stockholder, as applicable, in accordance with the terms of the applicable Rollover Agreement. Each Rollover Agreement provides that it will terminate in the event the Merger Agreement is terminated in accordance with its terms.

HOW DO I TENDER MY SHARES?
•
If you hold your Shares directly as the registered owner, you can tender your Shares by completing the Letter of Transmittal enclosed with this Offer to Purchase and following the book-entry procedures set forth in “The Tender Offer—Section 3. Procedures for Tendering Shares” not later than the expiration of the Offer. See “The Tender Offer—Section 3. Procedures for Tendering Shares.”

•
If you hold your Shares in street name (i.e., through a broker, dealer, commercial bank, trust company or other nominee), you must contact the institution that holds your Shares and give instructions that your Shares be tendered. You should contact the institution that holds your Shares for more details.

•
In all cases, payment for tendered Shares will be made only after timely receipt by the Depositary and Paying Agent of confirmation of a book-entry transfer of such Shares as described in “The Tender Offer—Section 3. Procedures for Tendering Shares” and a properly completed and duly executed Letter of Transmittal and any other required documents for such Shares. See also “The Tender Offer—Section 2. Acceptance for Payment and Payment for Shares.”

UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED SHARES?
•
You may withdraw previously tendered Shares any time prior to one minute after 11:59 p.m. Eastern Time on April 4, 2024, unless Purchaser further extends the Offer. See “The Tender Offer—Section 4. Withdrawal Rights.”

•
In addition, pursuant to Section 14(d)(5) of the Securities Exchange Act of 1934, as amended, Shares may be withdrawn at any time after May 7, 2024, which is the 60th day after the date of the commencement of the Offer, unless such Shares have already been accepted for payment by Purchaser pursuant to the Offer.

HOW DO I WITHDRAW PREVIOUSLY TENDERED SHARES?
•
To withdraw previously tendered Shares, you must deliver a written or facsimile notice of withdrawal with the required information to the Depositary and Paying Agent while you still have the right to withdraw. If you tendered Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Shares. See “The Tender Offer—Section 4. Withdrawal Rights.”

WHAT DOES THE NGM BOARD THINK OF THE OFFER?
•	After careful consideration and upon the unanimous recommendation of a Special Committee, the members of the NGM Board (other than Messrs. Goeddel and Perlmutter, who recused themselves because of their relationship to the TCG Stockholders, and Mr. Rieflin, who recused himself because he is a Rollover Stockholder) have unanimously recommended that you accept the Offer. NGM’s full statement on the Offer is set forth in its Solicitation/Recommendation Statement on Schedule 14D-9, which it has filed with the SEC on the date hereof. See also the “Introduction” below.
WILL THE TENDER OFFER BE FOLLOWED BY A MERGER IF ALL THE SHARES ARE NOT TENDERED?
•
If we accept Shares for payment pursuant to the Offer, then the Minimum Tender Condition will have been satisfied and we will hold a sufficient number of Shares to effect the Merger without a vote by NGM stockholders under the General Corporation Law of the State of Delaware (the “DGCL”). If the Merger occurs, then NGM will become a wholly owned subsidiary of Parent and each issued and then outstanding Share (other than any Shares (a) any Shares owned by NGM, (b) any Shares owned, directly or indirectly, by Parent, Purchaser, any other subsidiary of Parent, the TCG Stockholders or the Rollover Stockholders, (c) any Shares irrevocably accepted for purchase in the Offer and (d) Shares owned by any stockholders who are entitled to and who properly exercise appraisal rights pursuant to Section 262 of the DGCL) will be converted automatically into the right to receive the Offer Price, without interest and subject to any applicable tax withholding. For more information, see the “Introduction” below.

•
Because the Merger will be governed by Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger. As required by Section 251(h) of the DGCL, the Merger Agreement provides that the Merger shall be effected as soon as practicable following the consummation of the Offer. See “Special Factors—Section 2. Purpose of the Offer and Plans for NGM” and “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements.”

IF THE OFFER IS COMPLETED, WILL NGM CONTINUE AS A PUBLIC COMPANY?
•
No. Immediately following consummation of the Offer and satisfaction or waiver (to the extent permitted by applicable law) of the conditions to the Merger, we expect to complete the Merger pursuant to applicable provisions of the DGCL, after which the Surviving Corporation will be a wholly owned subsidiary of Parent, and the Shares will be delisted from Nasdaq and NGM’s obligations to file periodic reports under the Exchange Act will be suspended, and NGM will be privately held. See “Special Factors—Section 6. Possible Effects of the Offer on the Market for the Shares; Nasdaq Listing; Exchange Act Registration and Margin Regulations.”

IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY SHARES?
•
If you decide not to tender your Shares in the Offer and the Merger occurs as described above, you will receive in the Merger the right to receive the Offer Price as if you had tendered your Shares in the Offer.

•
If you decide not to tender your Shares in the Offer and the Merger does not occur, you will remain a stockholder of NGM. Subject to limited conditions, if we purchase Shares in the Offer, we are obligated under the Merger Agreement to cause the Merger to occur. See “Special Factors—Section 6. Possible Effects of the Offer on the Market for the Shares; Nasdaq Listing; Exchange Act Registration and Margin Regulations.”

•
Following the Offer, the Shares may no longer constitute “margin securities” for purposes of the margin regulations of the Federal Reserve Board, in which case your Shares may no longer be used as collateral for loans made by brokers. See “Special Factors—Section 6. Possible Effects of the Offer on the Market for the Shares; Nasdaq Listing; Exchange Act Registration and Margin Regulations.”

WHAT IS THE MARKET VALUE OF MY SHARES AS OF A RECENT DATE?
•
On March 7, 2024, the last full trading day prior to the date of this Offer to Purchase, the last reported closing price per Share reported on Nasdaq was $1.53, which is lower than the Offer Price of $1.55 per Share. See “Special Factors—Section 5. Price Range of Shares; Dividends.” On December 29, 2023,

the last full trading day before public disclosure that the TCG Stockholders provided the Board Letter (as defined below) to the NGM Board, the last reported closing price per Share on Nasdaq was $0.86, which is lower than the Offer Price of $1.55 per Share.
IF I ACCEPT THE OFFER, WHEN AND HOW WILL I GET PAID?
•
If the conditions to the Offer as set forth in the Introduction and “The Tender Offer—Section 9. Conditions of the Offer” are satisfied or waived and Purchaser consummates the Offer and accepts your Shares for payment, we will pay you a dollar amount in cash equal to the number of Shares you tendered multiplied by the Offer Price, without interest and subject to any applicable tax withholding, promptly following the time at which Purchaser accepts for payment Shares tendered in the Offer (and in any event within three business days). See “The Tender Offer—Section 1. Terms of the Offer” and “The Tender Offer—Section 2. Acceptance for Payment and Payment for Shares.”

IF I AM AN EMPLOYEE OF NGM, HOW WILL MY OUTSTANDING EQUITY AWARDS BE TREATED IN THE OFFER AND THE MERGER?
•
As of immediately prior to the Effective Time, each option (the “Company Stock Options”) to purchase Shares granted under NGM’s 2008 Equity Incentive Plan and NGM’s Amended and Restated 2018 Equity Incentive Plan (the “Company Stock Plans”) will become immediately vested and exercisable in full and any applicable retention period will end and (i) each Company Stock Option that has an exercise price per Share that is less than the Offer Price (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive, in consideration of the cancellation of such In-the-Money Option, an amount in cash, without any interest thereon and subject to applicable tax withholding, equal to the product of (x) the excess of the Offer Price over the applicable exercise price per Share underlying such In-the-Money Option and (y) the total number of Shares underlying such In-the-Money Option as of immediately prior to the Effective Time (the “Company Stock Option Cash Consideration”), and (ii) each Company Stock Option that is not an In-the-Money Option will be cancelled for no consideration. The 163,054 Options that are not In-the-Money Options held by Dr. Goeddel will be cancelled for no consideration.

•
As of immediately prior to the Effective Time, each unvested restricted stock unit of NGM (the “Company Restricted Stock Units”) that is then outstanding but not then vested will become immediately vested in full. At the Effective Time, each Company Restricted Stock Unit that is then outstanding will be cancelled and the holder of each such cancelled Company Restricted Stock Unit will be entitled to receive the Offer Price, less applicable tax withholding.

•
As soon as practicable following the date of the Merger Agreement, NGM will take all actions with respect to the 2019 Employee Stock Purchase Plan (the “ESPP”) that are necessary to provide that: (i) with respect to any offering period in effect as of the date hereof (the “Current ESPP Offering Period”), no employee who is not a participant in the ESPP as of the date hereof may become a participant in the ESPP and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for the Current ESPP Offering Period; (ii) subject to the consummation of the Merger, the ESPP will terminate effective immediately prior to the Effective Time; (iii) the Current ESPP Offering Period will be the final offering period under the ESPP, and if the Current ESPP Offering Period terminates prior to the Effective Time, then the ESPP will be suspended and no new offering period will commence under the ESPP prior to the termination of the Merger Agreement; and (iv) if any Current ESPP Offering Period is still in effect at the Effective Time, then the last day of such Current ESPP Offering Period will be accelerated to a date before the Effective Time determined by the NGM Board (or relevant committee thereof) in its discretion and the final settlement or purchase of Shares of NGM thereunder will be made on that day.

WHAT ARE THE PRINCIPAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF TENDERING MY SHARES IN THE OFFER OR HAVING MY SHARES EXCHANGED FOR THE OFFER PRICE PURSUANT TO THE MERGER?
•	The receipt of cash in exchange for Shares pursuant to the Offer or the Merger will be treated for U.S. federal income tax purposes either as (1) consideration received in a sale or exchange of the

Shares that you exchange in the Offer or the Merger or (2) a distribution in respect of your Shares. A U.S. Holder (as defined below in “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger”) who holds no Shares following the Offer and the Merger is generally expected to recognize capital gain or loss in an amount equal to the difference, if any, between: (i) the amount of cash received in exchange for Shares pursuant to the Offer or the Merger; and (ii) the U.S. Holder’s adjusted tax basis in the Shares exchanged pursuant to the Offer or the Merger. We urge you to consult your own tax advisor as to the particular tax consequences to you of the Offer and the Merger (including the application and effect of any state, local or non-U.S. income and other tax laws). See “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger” for a more detailed discussion of certain U.S. federal income tax consequences of the Offer and the Merger.
The U.S. federal, state, local and non-U.S. income and other tax consequences to holders or beneficial owners of Company Stock Options or Company Restricted Stock Units participating in the Merger with respect to such Company Stock Options or Company Restricted Stock Units are not discussed herein, and such holders or beneficial owners of Company Stock Options or Company Restricted Stock Units are strongly encouraged to consult their own tax advisors regarding such tax consequences. We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Offer and the Merger.
WILL I HAVE THE RIGHT TO HAVE MY SHARES APPRAISED?
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No appraisal rights are available to the holders of Shares in connection with the Offer and stockholders who tender their Shares in the Offer will not have appraisal rights in connection with the Merger. However, if Purchaser purchases Shares in the Offer and the Merger is consummated, holders and beneficial owners of Shares outstanding as of immediately prior to the Effective Time who: (i) did not tender their Shares in the Offer (or, if tendered, validly and subsequently withdrew such Shares prior to the time Parent accepts properly tendered Shares for purchase and did not otherwise waive their appraisal rights); (ii) otherwise comply with the applicable procedures under Section 262 of the DGCL; and, (iii) do not thereafter withdraw their demand for appraisal of such Shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL, will be entitled to demand appraisal of their Shares and receive in lieu of the consideration payable in the Merger a cash payment equal to the “fair value” of their Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, in accordance with Section 262 of the DGCL plus interest, if any, on the amount determined to be the fair value.

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The “fair value” of the Shares as determined by the Delaware Court of Chancery could be based upon considerations other than, or in addition to, the price paid in the Offer and the Merger and the market value of such Shares. Stockholders and beneficial owners of Shares should recognize that the value determined in an appraisal proceeding of the Delaware Court of Chancery could be higher or lower than, or the same as, the Offer Price and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Offer and the Merger, is not an opinion as to, and does not otherwise address, fair value under the DGCL. Moreover, Parent and NGM may argue in an appraisal proceeding that, for purposes of such proceeding, the “fair value” of such Shares is less than the Offer Price.

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Any stockholder or beneficial owner of Shares who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights.

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The foregoing summary of appraisal rights under the DGCL does not purport to be a statement of the procedures to be followed by stockholders or beneficial owners of Shares desiring to exercise any appraisal rights under Delaware law. The preservation and exercise of appraisal rights require strict and timely adherence to the applicable provisions of Delaware law, which are contained in Section 262 of the DGCL and will be further summarized in a notice of the availability of appraisal rights to be sent by NGM. The foregoing discussion is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by reference to Delaware law, including without limitation, Section 262 of the DGCL, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. For more information regarding appraisal rights, see “The Tender Offer—Section 11. Certain Legal Matters; Regulatory Approvals.”

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If you tender your Shares in the Offer, you will not be entitled to exercise appraisal rights with respect to your Shares but, instead, subject to the conditions to the Offer, you will receive the Offer Price for your Shares.

WITH WHOM MAY I TALK IF I HAVE QUESTIONS ABOUT THE OFFER?
•	You can call Innisfree M&A Incorporated, the Information Agent, toll-free at (877) 750-8310. See the back cover of this Offer to Purchase.

To All Holders of Shares of
NGM Biopharmaceuticals, Inc.
INTRODUCTION
Purchaser, a wholly owned subsidiary of Parent, is making the Offer to acquire all outstanding Shares of NGM, other than the Rollover Shares, for the Offer Price upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal. Subject to the terms of the Merger Agreement, the Offer Price will be paid subject to any applicable tax withholding and without interest. The Offer is being made pursuant to the Merger Agreement among NGM, Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into NGM, without a meeting or any further action of the NGM stockholders in accordance with Section 251(h) of the DGCL, and NGM will be the Surviving Corporation and a wholly owned subsidiary of Parent. Upon the terms and subject to the satisfaction or waiver of the conditions of the Offer and the Merger Agreement, including satisfaction of the Minimum Tender Condition, Purchaser will accept for payment and thereafter pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer promptly after the Expiration Date.
Concurrently with the execution of the Merger Agreement, Parent and Purchaser entered into the TCG Rollover Agreement with the TCG Rollover Stockholders, who in the aggregate hold approximately 26% of NGM’s outstanding Shares. In addition, Parent and Purchaser are party to the Stockholder Rollover Agreement with the Rollover Stockholders, who in the aggregate hold approximately 22% of NGM’s outstanding Shares. Mr. Rieflin, the Chairman of NGM’s board of directors and Dr. Goeddel, a member of NGM’s board of directors, entered into the Stockholder Rollover Agreement on the date of the Merger Agreement, and Dr. Woodhouse, NGM’s Chief Executive Officer and a member of NGM’s board of directors, entered into a joinder to the Stockholder Rollover Agreement on March 6, 2024, following the date of the Merger Agreement. Pursuant to the applicable Rollover Agreement, each of the TCG Rollover Stockholders and the Rollover Stockholders have agreed, among other things, that they will not transfer or tender their Rollover Shares in the Offer and that instead (i) such Rollover Shares will be contributed to Parent immediately prior to the closing of the Merger, and (ii) in consideration for such contribution, Parent will issue common shares of Parent to each TCG Rollover Stockholder and Rollover Stockholder, as applicable, in accordance with the terms of the applicable Rollover Agreement. Each Rollover Agreement provides that it will terminate in the event the Merger Agreement is terminated in accordance with its terms.
Concurrently with the execution of the Merger Agreement, and as a condition and inducement to NGM’s willingness to enter into the Merger Agreement, the Guarantors, affiliates of Parent, have duly executed and delivered to NGM the Limited Guaranty in favor of NGM, in respect of certain obligations of Parent and Purchaser arising under, or in connection with, the Merger Agreement. The Guarantors’ obligations under the Limited Guaranty are subject to a cap of $10 million, subject to certain other terms and conditions.
If your Shares are registered in your name and you tender directly to the Depositary and Paying Agent, you will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 5 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee you should check with such institution as to whether they charge any service fees or commissions.
We will pay all charges and expenses of the Depositary and Paying Agent and the Information Agent.
Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer and, subject to the terms of the Merger Agreement, may delay the acceptance for payment of or payment for Shares or may terminate or amend the Offer, if:
(i)	prior to the Expiration Date, the Minimum Tender Condition shall have not been satisfied; or
(ii)	any of the conditions set forth in “The Tender Offer—Section 9. Conditions of the Offer” shall exist or shall have occurred and be continuing at the Expiration Date.

Purchaser and Parent reserve the right to waive certain of the conditions to the Offer in their sole discretion; provided that they may not waive the Minimum Tender Condition or the Termination Condition. See “The Tender Offer—Section 9. Conditions of the Offer.”
Pursuant to the Merger Agreement, the Offer and withdrawal rights will expire at one minute past 11:59 p.m. Eastern Time on April 4, 2024. See “The Tender Offer —Section 1. Terms of the Offer,” “The Tender Offer—Section 9. Conditions of the Offer” and “The Tender Offer—Section 11. Certain Legal Matters; Regulatory Approvals.”
After careful consideration and upon the unanimous recommendation of a Special Committee of the members of the NGM Board, the members of the NGM Board (other than Messrs. Goeddel and Perlmutter, who recused themselves because of their relationship to the TCG Stockholders, and Mr. Rieflin, who recused himself because he is a Rollover Stockholder) have unanimously adopted resolutions: (i) determining that the terms of the Transactions are fair to and in the best interests of NGM and the Unaffiliated Stockholders, and (ii) authorizing and approving the execution, delivery and performance by NGM of the Merger Agreement and, subject to the terms and conditions of the Merger Agreement, the consummation by NGM of the Transactions, (iii) declaring the Merger Agreement and the Transactions advisable and (iv) recommending that the Unaffiliated Stockholders accept the Offer and tender their Shares pursuant to the Offer, which resolutions shall not be subsequently qualified, modified or withdrawn in any way, except in connection with a Superior Company Proposal (as such term is used in the Merger Agreement).
For reasons considered by the NGM Board, see NGM’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) filed with the SEC on the date hereof in connection with the Offer, a copy of which (without certain exhibits) is being furnished to stockholders concurrently herewith.
The Offer is being made in connection with the Merger Agreement, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, the Merger will be effected. The Merger shall become effective when a certificate of merger is filed with the Secretary of State of the State of Delaware (or at such subsequent date and time as may be agreed by Parent, NGM and Purchaser and specified in the certificate of merger).
Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders of Shares, each outstanding Share (other than any Shares (a) any Shares owned by NGM, (b) any Shares owned, directly or indirectly, by Parent, Purchaser, any other subsidiary of Parent, the TCG Stockholders or the Rollover Stockholders, (c) any Shares irrevocably accepted for purchase in the Offer and (d) Shares owned by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted automatically into the right to receive the Offer Price, without interest and subject to any applicable tax withholding.
Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each Company Stock Options to purchase Shares granted under the Company Stock Plans will become immediately vested and exercisable in full and any applicable retention period will end and (i) each In-the-Money Option that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive, in consideration of the cancellation of such In-the-Money Option, an amount in cash, without any interest thereon and subject to applicable tax withholding, equal to the Company Stock Option Cash Consideration, and (ii) each Company Stock Option that is not an In-the-Money Option will be cancelled for no consideration. The 163,054 Options that are not In-the-Money Options held by Dr. Goeddel will be cancelled for no consideration.
Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each Company Restricted Stock Units that is then outstanding but not then vested will become immediately vested in full. At the Effective Time, each Company Restricted Stock Unit that is then outstanding will be cancelled and the holder of each such cancelled Company Restricted Stock Unit will be entitled to receive the Offer Price, less applicable tax withholding.
Pursuant to the Merger Agreement, as soon as practicable following the date of the Merger Agreement, NGM will take all actions with respect to the ESPP that are necessary to provide that: (i) with respect to the Current ESPP Offering Period, no employee who is not a participant in the ESPP as of the date hereof may become a participant in the ESPP and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for the Current ESPP Offering Period; (ii) subject to the consummation of the Merger, the ESPP will terminate effective immediately prior to the Effective Time; (iii) the Current ESPP Offering Period will be the final offering period under the ESPP, and if the Current ESPP Offering Period terminates prior to the Effective Time, then the ESPP will be suspended and no new offering period will commence under the ESPP prior to the termination of the Merger Agreement; and (iv) if any Current ESPP Offering Period is still in effect at the Effective Time, then the last day of such Current ESPP Offering Period will be accelerated to a date before the Effective Time determined by the NGM Board (or relevant committee thereof) in its discretion and the final settlement or purchase of Shares of NGM thereunder will be made on that day.
The Merger Agreement is more fully described in “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements,” which also contains a discussion of the treatment of Company Restricted Stock Units and Company Stock Options in the Merger. “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger” below describes certain U.S. federal income tax consequences generally applicable to Holders (as defined below) whose Shares are tendered and accepted for purchase pursuant to the Offer or whose Shares are exchanged in the Merger.
Because the Merger will be consummated in accordance with Section 251(h) of the DGCL, approval of the Merger will not require a vote of NGM’s stockholders. Section 251(h) of the DGCL provides that stockholder approval of a merger is not required if certain requirements are met, including that: (i) the acquiring company consummates a tender offer for any and all of the outstanding stock of NGM that, absent Section 251(h) of the DGCL, would be entitled to vote on the merger; (ii) following the consummation of such tender offer, the stock irrevocably accepted for purchase pursuant to such offer and received by the Depositary and Paying Agent prior to expiration of such offer, together with the stock otherwise owned by the consummating corporation or its affiliates and any “rollover stock” (as defined in Section 251(h) of the DGCL), equals at least such percentage of the stock of NGM to be acquired that, absent Section 251(h) of the DGCL, would be required to adopt the Merger Agreement; and (iii) each outstanding share (other than “excluded stock” (as defined in Section 251(h) of the DGCL)) of the company that is subject of and not irrevocably accepted for purchase in such offer is converted in such merger into the right to receive the same amount and kind of cash, property, rights or securities paid for such shares pursuant to such offer. If the Minimum Tender Condition is satisfied and we accept Shares for payment pursuant to the Offer, we will hold a sufficient number of Shares to ensure that NGM will not be required to submit the adoption of the Merger Agreement to a vote of its stockholders. As a result of the Merger, NGM will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. See “Special Factors—Section 2. Purpose of the Offer and Plans for NGM.”
The Merger Agreement, the Rollover Agreements, the Limited Guaranty, this Offer to Purchase and the related Letter of Transmittal contain important information and both documents should be read carefully and in their entirety before any decision is made with respect to the Offer.

SPECIAL FACTORS
1.	BACKGROUND OF THE OFFER; CONTACTS WITH NGM.
The following is a description of contacts between representatives of Parent and Purchaser with representatives of NGM that resulted in the execution of the Merger Agreement and the agreements related to the Offer. For a review of NGM’s activities relating to these contacts, please refer to NGM’s Schedule 14D-9 being mailed to stockholders with this Offer to Purchase. For additional information regarding the Special Committee process and the strategic alternatives that NGM considered, please refer to NGM’s Schedule 14D-9 and NGM’s amended Transaction Statement on Schedule 13e-3 filed with the SEC on the date hereof.
Background of the Offer and the Merger. On June 27, 2023, Mr. Peter Svennilson, a Managing Partner of The Column Group LLC (together with its affiliates, “TCG”) and a former member of the NGM Board, sent an email to David J. Woodhouse, Ph.D., NGM’s Chief Executive Officer and a member of the NGM Board, stating Mr. Svennilson’s belief that the Company would be better positioned for success if it were to be privately held rather than publicly traded, but did not make an offer or propose any specific transaction.
On October 5, 2023, in preparation for an upcoming meeting of the NGM Board, Dr. Woodhouse attended a meeting with representatives of TCG. During that meeting, the participants discussed the Company’s strategic direction and relationship with TCG, including the possibility of TCG acquiring or otherwise utilizing the Company’s research and development resources or taking advantage of any in-licensing opportunities within TCG’s portfolio. The participants also discussed the Company’s short- and long-term financing needs.
On October 31, 2023, TCG entered into a non-disclosure agreement with NGM (the “Confidentiality Agreement”), establishing the non-disclosure and other terms regarding any confidential information shared by NGM with TCG, in TCG’s capacity as a major stockholder of NGM and in connection with any review by TCG of NGM and its business.
On November 8, 2023, the NGM Board held another regularly scheduled meeting. A representative of Guggenheim Securities, LLC (“Guggenheim Securities”) and Mr. Svennilson joined a portion of the meeting, at which the representative of Guggenheim Securities provided a general overview of the current state of the equity, mergers and acquisitions and strategic partnership markets, reviewed with the NGM Board certain strategic alternative considerations, including continuing the status quo, accelerating the transformation of the Company to a rare disease company by focusing on primary sclerosing cholangitis, a sale of the company, a merger transaction and potentially partnering particular programs.
On December 6, 2023, at the request of David V. Goeddel, Ph.D., a member of the NGM Board and a Managing Partner of TCG, Dr. Woodhouse, Dr. Goeddel and Mr. William J. Rieflin, a member of the NGM Board, held a telephone call at which Dr. Goeddel asked Dr. Woodhouse and Mr. Rieflin whether they believed that NGM would be better positioned for success if it were to be privately held rather than publicly traded. Dr. Woodhouse and Mr. Rieflin both responded to the effect that, while they could see merits in being a private company, the benefits of being public as compared to being private would depend on the circumstances. Dr. Woodhouse informed the General Counsel of NGM of the discussion with Dr. Goeddel and Mr. Rieflin.
On December 19, 2023, Mr. Svennilson contacted Dr. Woodhouse requesting an updated list of NGM’s current stockholders, and Dr. Woodhouse provided such a list, which was similar to a list that had been provided to Dr. Goeddel on November 22, 2023 in response to a request for the same by Dr. Goeddel and as routinely provided to all members of the NGM Board in connection with regularly scheduled board meetings.
On December 28, 2023, TCG submitted to the NGM Board a written, unsolicited non-binding expression of interest in exploring and evaluating a potential acquisition of all shares of NGM not already owned by TCG in a going-private transaction (the “Board Letter”). The Board Letter did not propose specific terms for a transaction. The Board Letter indicated that TCG would not move forward with such a transaction unless it was approved by a Special Committee comprised of independent and disinterested directors of the NGM Board, with the assistance of legal and financial advisors selected by that Special Committee, and that consummation of such a transaction would be subject to a non-waivable condition requiring approval of the stockholders holding at least a majority of all the issued and outstanding Shares not held by TCG or its affiliates. The Board Letter also noted that TCG was not interested in a sale of their holdings in NGM or in participating in an alternative change in control of NGM, and that if the Special Committee did not recommend, or the unaffiliated NGM stockholders did not approve, a sale transaction with TCG, such determination would not adversely affect TCG’s future relationship with NGM and TCG would intend to remain a long-term stockholder of NGM.
On December 29, 2023, TCG filed an amendment to their Schedule 13D disclosing the Board Letter and TCG’s interest in a potential acquisition of Shares not already owned by TCG or its affiliates.
On January 2, 2024, NGM filed a Form 8-K disclosing that it had received the Board Letter from TCG and that, in response, the NGM Board had formed the Special Committee to consider the expression of interest and any other strategic alternatives that may be available, including remaining a standalone publicly-traded company. The Form 8-K also disclosed that Cooley would be acting as legal counsel to NGM and that Hogan Lovells US LLP (“Hogan Lovells”) would be acting as independent legal advisor to the Special Committee, and that the Special Committee intended to retain a financial advisor to assist it in considering TCG’s expression of interest. Further, the Form 8-K disclosed that neither NGM nor the Special Committee intended to comment on or disclose further developments regarding the Special Committee’s consideration of TCG’s expression of interest unless and until further disclosure was deemed appropriate or required, and that NGM’s stockholders were advised to take no action at that time.
On January 4, 2024, TCG submitted a non-binding proposal to Dr. Woodhouse (the “Acquisition Proposal”) for a transaction with NGM and its stockholders. The Acquisition Proposal proposed a “cash out” tender offer for all outstanding Shares not owned by TCG or its affiliates, followed by a second-step merger, pursuant to which NGM stockholders would receive $1.45 in cash per Share, representing a 69% premium to the unaffected trading price of the Shares immediately prior to the amendment to TCG’s Schedule 13D filed on December 29, 2023. The Acquisition Proposal assumed that NGM’s cash, cash equivalents and marketable securities at closing would be at least $135 million. The Acquisition Proposal did not request a period of exclusivity but indicated that the Acquisition Proposal would expire on January 10, 2024.
On January 9, 2024, the Special Committee delivered a letter to TCG indicating that, it had engaged Hogan Lovells as legal advisor to the Special Committee, it was in the process of engaging Guggenheim Securities as financial advisor to the Special Committee and that the Special Committee needed more time than the January 10 date noted in the Acquisition Proposal to evaluate the Acquisition Proposal.
On January 10, 2024, representatives of Hogan Lovells held an introductory telephonic meeting with a representative of Paul, Weiss to discuss the Acquisition Proposal and initial considerations regarding the potential transaction.
On January 22, 2024, representatives of TCG sent an email letter to a Special Committee member to further determine the status of the Acquisition Proposal and the Special Committee’s evaluation. The Special Committee representative responded that the Special Committee, together with Guggenheim Securities and Hogan Lovells, was working through the necessary analyses and would need more time and expected to respond early to mid that week, which was still its plan.
On January 24, 2024, representatives of Guggenheim Securities, acting on behalf of the Special Committee, contacted a representative of TCG to discuss the Acquisition Proposal. The parties discussed the terms of the Acquisition Proposal and TCG reaffirmed the original offer price. The representative of TCG reported that it had spoken to stockholders with which TCG has long-standing relationships. The representatives of Guggenheim Securities, acting on behalf of the Special Committee, communicated that the offer price of $1.45 may be low and the Special Committee’s interest in TCG raising the offer price. The TCG representative disagreed with the assessment and noted TCG felt the offer price of $1.45 was fair and that TCG was not interested in increasing it.
On January 25, 2024, representatives of Hogan Lovells contacted Paul, Weiss to discuss the potential structure of the proposed transaction contemplated by the Acquisition Proposal, and other legal considerations related to the transaction, should the parties decide to proceed with the process. The representative from Hogan Lovells relayed several of the points that he understood the representative of TCG had made during the call, including the desire to buy out stockholders who did not want to be owners of a private company and TCG’s view about the premium that should be paid to such stockholders. The representative of Paul, Weiss then clarified a number of the points that were discussed between the representative of TCG and the representative from Guggenheim Securities, including that, under TCG’s contemplated plan, some of the TCG entities with direct holdings in NGM, along with other stockholders with whom TCG had long-standing relationships, would contribute their shares to a newly-formed entity that would act as the buyer in the tender offer and receive equity in the buyer in exchange. The arrangement would be memorialized in a separate rollover agreement among the buyer and such stockholders. The buyer would then conduct an all-cash tender offer for the remaining shares. The representative of Paul, Weiss also reiterated that TCG believed that the premium being offered by TCG was substantial as compared with the unaffected trading price of the Company’s common stock prior to the disclosure of TCG’s initial expression of interest.
On January 28, 2024, representatives of Guggenheim Securities, acting on behalf of the Special Committee, again contacted a representative of TCG to discuss the terms of the Acquisition Proposal and representatives of Guggenheim Securities communicated the Special Committee’s request for an increased offer price from $1.45 per share. The TCG representative responded later that day noting that TCG would not be increasing the offer price.
On January 29, 2024, representatives of Guggenheim Securities, acting on behalf of the Special Committee, contacted a TCG representative once more, communicating the Special Committee’s view that a higher price would be necessary to proceed with a transaction. Following that discussion, TCG communicated to a representative of Guggenheim Securities that, after a long discussion with TCG’s partners, TCG had decided to raise its bid to $1.50 per share, which represented TCG’s absolute last and final offer. In response, a representative of Guggenheim Securities asked, on behalf of the Special Committee, for a further increase in TCG’s bid, and that the updated offer be provided in writing. TCG then delivered to a representative of Guggenheim Securities a written revised offer increasing the offer price to $1.55 a share, representing an 80% premium to the unaffected trading price, and submitted a revised acquisition proposal reflecting the increased price to the Special Committee (the “Revised Acquisition Proposal”). Other terms of the Revised Acquisition Proposal, including the assumption that the Company had a balance of cash, cash equivalents and marketable securities of at least $135 million and such balance would be available as a funding source at the closing of the transaction, remained the same. The Revised Acquisition Proposal included a deadline of January 31, 2024, after which the offer would expire.
On January 30, 2024, representatives Hogan Lovells contacted representatives of Paul, Weiss to confirm several points of the Revised Acquisition Proposal, including whether NGM’s cash balance would be a condition closing and whether TCG would vote in favor of any alternative transaction. Paul, Weiss clarified that it believed (but would confirm) NGM’s cash balance was an assumption related to TCG’s interest in the offer but would not be a condition to closing, and that TCG would not vote in favor of an alternative transaction. Hogan Lovells subsequently notified Paul, Weiss that the Special Committee would be recommending the Revised Acquisition Proposal to the NGM Board, and that the legal advisors should proceed with preparing drafts of the legal documents for the proposed transaction.
On February 2, 2024, representatives of Paul, Weiss contacted Hogan Lovells to request access to NGM’s electronic data room so that Paul, Weiss could conduct legal due diligence on NGM. Paul, Weiss also delivered a legal diligence request list.
On February 3, 2024, representatives of Paul, Weiss delivered an initial draft of the Merger Agreement to representatives of Hogan Lovells. The Merger Agreement contemplated a “two step” transaction of a tender offer for all Shares not owned by TCG or its affiliates or rollover sellers, followed by a merger between the purchaser entity and NGM. The Merger Agreement provided for, among other things, a termination fee, payable TCG upon NGM’s acceptance of a superior proposal, equal to 3.5% of total equity value. Finally, the Merger Agreement contemplated that certain creditworthy affiliates of TCG would provide a Limited Guarantee guaranteeing certain obligations of Parent under the Merger Agreement.
On February 7, 2024, representatives of Hogan Lovells provided Paul, Weiss with access to NGM’s electronic data room.
On February 9, 2024, representatives of Hogan Lovells provided a revised draft of the Merger Agreement to Paul, Weiss, which provided for, among other things, a termination fee payable to TCG upon NGM’s acceptance of a superior proposal equal to 1% of total equity value.
On February 12, 2024, Paul, Weiss conducted a legal diligence call with NGM’s management team to discuss various topics related to NGM and its business.

On February 15, 2024, Paul, Weiss provided an initial draft of the Limited Guaranty to Hogan Lovells. Also on February 15, 2024, Hogan Lovells provided an initial draft of the Company Disclosure Letter to Paul, Weiss.
On February 16, Paul, Weiss provided a revised draft of the Merger Agreement to Hogan Lovells, which provided for, among other things, a termination fee payable to TCG upon NGM’s acceptance of a superior proposal equal to 1.5% of total equity value.
On February 19, 2024, Hogan Lovells provided a revised draft of the Merger Agreement to Paul, Weiss, which provided for, among other things, an acceptance of the 1.5% termination fee previously proposed.
On February 21, 2024, Paul, Weiss provided a revised draft of the Merger Agreement and Limited Guaranty to Hogan Lovells.
On February 23, 2024, Hogan Lovells provided revised drafts of the Merger Agreement and Limited Guaranty to Paul, Weiss.
On February 24, 2024, a representative of Guggenheim Securities, acting on behalf of the Special Committee, contacted Mr. Svennilson by phone to discuss the recent increase in the Company’s stock price and the ability of the parties to satisfy the condition that a majority of the unaffiliated stockholders of the Company tender their shares, and asked on behalf of the Special Committee whether TCG would want to increase its price in order to increase the probability of meeting that condition in the tender offer. Mr. Svennilson said that TCG would not be raising its offer price given that nothing had changed with respect to the fundamental value of the Company, but that TCG was fully committed to completing the transaction.
Also on February 24, 2024, Paul Weiss and Hogan Lovells negotiated several points related to the Merger Agreement and Company Disclose Schedules over email and reached agreement with respect to open issues in the Merger Agreement. Hogan Lovells sent a revised version of the Merger Agreement and Company Disclosure Letter to Paul, Weiss and confirmed on the Limited Guaranty draft was final.
On February 25, 2024, Hogan Lovells and Paul, Weiss negotiated over email and reached agreement on the open issues in the Company Disclosure Letter. The Special Committee held a meeting that evening, to which TCG representatives were not invited to attend, during which Guggenheim Securities separately reviewed with the Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated February 25, 2024, that, as of such date and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities in preparing its opinion, the Offer Price and the Merger Consideration (as defined in Guggenheim Securities’ opinion) proposed to be paid to the holders of Shares (other than as specified in Guggenheim Securities’ opinion) was fair, from a financial point of view, to such holders. At the conclusion of the meeting, the Special Committee unanimously recommended in favor of the transaction, and acting upon this recommendation, the NGM Board (other than Messrs. Goeddel and Perlmutter, who recused themselves because of their relationship to the TCG Stockholders, and Mr. Rieflin, who recused himself because he is a Rollover Stockholder) unanimously authorized and approved the Merger Agreement and the proposed transaction. Later that evening, following the NGM Board meeting, the Merger Agreement and related transaction documents were executed.
On February 26, 2023, prior to the opening of trading of NGM’s shares on Nasdaq, NGM issued a press release announcing the execution of the Merger Agreement with TCG.
2.	PURPOSE OF THE OFFER AND PLANS FOR NGM.
Purpose of the Offer. Parent, through Purchaser, has undertaken to acquire control of, and the entire equity interest in, NGM because Parent believed that NGM’s assets were more valuable than the unaffected trading price of the Shares, but that significant new capital would be required to fund the development and growth of these assets which would be difficult to raise in the public markets based on the unaffected trading price of the Shares. Consequently, Parent seeks to operate NGM as a private corporation going forward. Parent also believes that this transaction will reduce regulatory compliance costs as NGM will operate as a private company. Pursuant to the Merger, Parent will acquire all of the stock of NGM not purchased pursuant to the Offer or otherwise.
Prior to the consummation of the Merger, the interest of the Purchaser Parties in the net book value and net loss of NGM was approximately 26% and immediately following the consummation of the Merger, the interest of Purchaser Parties in the net book value and net loss will be 100%. NGM’s net book value as of September 30,

2023 was approximately $169.8 million and NGM’s net loss for the nine months ended September 30, 2023 was approximately $114.7 million. Accordingly, as of September 30, 2023 and for the nine months ended September 30, 2023, the Purchaser Parties’ interest in the net book value was approximately $44.1 million and in the net loss was approximately $29.8 million. Assuming the Offer and Merger had been consummated on September 30, 2023, the Purchaser Parties’ interest in the net book value as of September 30, 2023 would have been approximately $169.8 million, reflecting an increase of approximately $125.7 million, and their interest in the net loss for the nine months ended September 30, 2023 would have been approximately $114.7 million, reflecting an increase of approximately $84.9 million.
Stockholders of NGM who sell their Shares in the Offer will cease to have any equity interest in NGM or any right to participate in its earnings and future growth.
Merger Without a Stockholder Vote. If the Offer is consummated, we do not anticipate seeking the approval of NGM’s remaining public stockholders before effecting the Merger. Section 251(h) of the DGCL provides that following consummation of a successful tender offer for a public corporation, and subject to certain statutory provisions, if the stock irrevocably accepted for purchase pursuant to such offer, together with the stock otherwise owned by the corporation making the offer and its affiliates and any “rollover stock” (as defined in Section 251(h) of the DGCL), equals at least the amount of shares of each class of stock of the target corporation that would otherwise be required to adopt a merger agreement for the target corporation, and the other stockholders receive the same consideration for their stock in the merger as was payable in the tender offer, the acquiring corporation can effect a merger without the action of the other stockholders of the target corporation. Accordingly, if we consummate the Offer, we intend to effect the closing of the Merger without a vote of the stockholders of NGM in accordance with Section 251(h) of the DGCL, upon the terms and subject to the satisfaction or waiver of the conditions to the Merger, promptly after the consummation of the Offer. Accordingly, we do not expect there to be a significant period of time between the consummation of the Offer and the consummation of the Merger.
Plans for NGM. Immediately following the Effective Time, the certificate of incorporation of NGM will be amended and restated in its entirety pursuant to the terms of the Merger Agreement. Immediately following the Effective Time, the bylaws of the Surviving Corporation will be amended and restated to conform to the bylaws of Purchaser as in effect immediately prior to the Effective Time, subject to the requirements of the Merger Agreement regarding the indemnification provisions, except that references to the name of Purchaser will be replaced by references to the name of the Surviving Corporation. The NGM Board immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Surviving Corporation shall be the respective individuals who served as the officers of NGM as of immediately prior to the Effective Time, in each case, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. See “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements—Governance of the Surviving Corporation” below.
At the Effective Time, Purchaser will be merged with and into NGM, the separate existence of Purchaser will cease, and NGM will continue as the Surviving Corporation in the Merger. The common stock of NGM will be delisted and will no longer be quoted on Nasdaq, and NGM’s obligation to file periodic reports under the Exchange Act will be suspended, and NGM will be privately held.
Except as disclosed in this Offer to Purchase (including with respect to the Rollover Agreements), Parent and Purchaser do not have any present plan or proposal that would result in the acquisition by any person of additional securities of NGM, the disposition of securities of NGM, an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving NGM or any of its subsidiaries or the purchase, sale or transfer of a material amount of assets of NGM or any of its subsidiaries.
3.	POSITION OF PARENT AND PURCHASER REGARDING FAIRNESS OF THE OFFER AND THE MERGER.
The rules of the SEC require the Purchaser Parties to express their belief as to the fairness of the Offer and the Merger to the Unaffiliated Stockholders. The Purchaser Parties reasonably believe that the Offer Price to be received by the Unaffiliated Stockholders is fair to such Unaffiliated Stockholders and that the Offer and the Merger are procedurally fair to such Unaffiliated Stockholders. The Purchaser Parties base their belief on, among other things, the following factors, each of which, in their judgment, supports their views as to the fairness of the Offer and the Merger:

•	The Offer Price represents a premium of approximately 2.2% over the volume-weighted average prices of the Shares for the last thirty trading days prior to the execution of the Merger Agreement.
•
The Offer Price represents a premium of approximately 80.4% over the unaffected closing price of the Shares as of December 29, 2023, the last full trading day before the TCG Stockholders provided the Board Letter to the NGM Board.

•	The Offer will provide holders with liquidity, without the brokerage and other costs typically associated with market sales.
•	Neither the Offer nor the Merger is subject to any financing condition.
•	The Offer Price will be paid in cash promptly after the Expiration Date. Therefore, holders of Shares will receive a certain prescribed value in the Offer or the Merger.
•
Messrs. Goeddel and Perlmutter recused themselves from meetings of the NGM Board relating to the Offer and the Merger because of their relationship to the TCG Stockholders. Mr. Rieflin recused himself from meetings of the NGM Board because he is a Rollover Stockholder.

•	The Offer is conditioned on the valid tender of at least a majority of the Shares owned by the Unaffiliated Stockholders, and such condition cannot be waived.
•
The Purchaser Parties conditioned the Offer on the NGM Board establishing a special committee consisting of non-recused members of the NGM Board who are disinterested and independent of the Purchaser Parties to negotiate the terms of the Offer and the Merger. The Special Committee determined the terms of the Offer and the Merger are fair and in the best interests of the Unaffiliated Stockholders.

•	The non-recused members of the NGM Board made the recommendation to the Unaffiliated Stockholders to tender their Shares as described in the Schedule 14D-9 filed by NGM with the SEC.
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The non-recused members of the NGM Board, at the recommendation of the Special Committee, determined that the Offer and the Merger were fair and in the best interests of NGM and the Unaffiliated Stockholders as described in the Schedule 14D-9 filed by NGM with the SEC.

•	The non-recused members of the NGM Board had access to all of the information prepared by or otherwise developed by NGM’s management and made available to the Purchaser Parties.
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The Purchaser Parties did not participate in and did not have any influence on the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee. The terms and conditions of the Merger Agreement, including the Offer Price, resulted from arm’s length negotiations between the Special Committee and the Purchaser Parties.

•
The Special Committee retained its own financial advisor to assist the NGM Board in connection with the Offer and the Merger and obtained an oral opinion rendered by Guggenheim Securities, which was subsequently confirmed by delivery of a written opinion, dated February 25, 2024, that, as of such date, and based upon and subject to the various factors and assumptions set forth therein, the Offer Price and the Merger Consideration (as defined in Guggenheim Securities’ opinion) proposed to be paid to the holders of Shares (other than as specified in Guggenheim Securities’ opinion) was fair, from a financial point of view, to such holders. See “Special Factors—Section 4. Reports, Opinions, Appraisals and Negotiations” and Exhibit (c)(1) to the Schedule 13E-3 filed by NGM with the SEC.

•	The Special Committee did not identify any superior prospects in its overview of strategic alternatives, including various potential transaction structures.
•	Unaffiliated Stockholders will have sufficient time to make a decision whether or not to tender their Shares in the Offer.
•	The Offer will remain open for a minimum of 20 business days from, and including, its initial commencement date.

•
If the Purchaser amends the Offer to include any material additional information, the Purchaser will, if necessary to allow adequate dissemination and investor response, extend the Offer for a sufficient period to allow the Unaffiliated Stockholders to consider the additional information. The Offer and withdrawal rights will expire at one minute past 11:59 p.m. Eastern Time on April 4, 2024, unless extended.

•	Each of the Unaffiliated Stockholders will be able to decide voluntarily whether or not to tender such stockholder’s Shares.
•	If the Purchaser Parties consummate the Offer, the Purchaser Parties will acquire all remaining Shares (other than the Rollover Shares) for the same Offer Price in the Merger.
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If the Offer is successful and the Merger is consummated, stockholders and beneficial owners of Shares who did not tender their Shares in the Offer and who otherwise comply with the applicable statutory procedures under Section 262 of the DGCL, will be entitled to demand appraisal of their Shares and receive in lieu of the consideration payable in the Merger a cash payment equal to the “fair value” of their Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, in accordance with Section 262 of the DGCL. See “The Tender Offer—Section 11. Certain Legal Matters; Regulatory Approvals.”

•	Following the successful completion of the Offer and the Merger, the Unaffiliated Stockholders will not face the risk of any decline in the value of the Shares.
The Purchaser Parties also considered the following factors, each of which the Purchaser Parties believed weighed negatively in their consideration of the fairness of the Offer and the Merger:
•	Any stockholder who tenders its Shares in the Offer would cease to participate in the future earnings or growth, if any, of NGM or benefit in increases, if any, in the value of NGM.
•	The Offer Price represents a discount of approximately 18.8% in comparison to the closing price on the last trading day prior to the execution of the Merger Agreement.
•	Collectively, the Purchaser Parties own approximately 26% of the outstanding Shares of NGM.
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Collectively, the Rollover Stockholders own approximately 22% of the outstanding Shares of NGM. As a result, the Minimum Tender Condition will be satisfied if approximately 27% of NGM’s outstanding Shares validly tender and do not validly withdraw their Shares in the Offer.

•
Certain directors and executive officers of NGM have actual or potential conflicts of interest in connection with the Offer and the Merger. See “The Tender Offer—Section 13. Interests of Certain NGM Directors and Executive Officers in the Offer and the Merger.”

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The receipt of cash for Shares pursuant to the Offer or the Merger will be a taxable transaction for U.S. federal income tax purposes. See “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger.”

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Neither the Offer nor the Merger is conditioned on the affirmative vote of a majority of NGM’s Unaffiliated Stockholders and the Merger will be consummated without any vote of NGM’s stockholders in accordance with Section 251(h) of the DGCL.

After taking into account all of the factors set forth above, the Purchaser Parties concluded that the potentially negative factors associated with the Offer and the Merger were outweighed by the positive factors resulting in a procedurally and financially fair transaction for Unaffiliated Stockholders. In particular, the Purchaser Parties determined that the procedural safeguards, including (i) Messrs. Goeddel, Perlmutter and Rieflin’s recusal from meetings of the NGM Board regarding the Offer and the Merger; (ii) the establishment of the Special Committee with full power and authority to, among other things, formulate, establish, oversee, control and direct a process for the evaluation and negotiation of strategic alternatives for NGM, including any transaction with the Purchaser Parties, evaluate the advisability and fairness to NGM and its stockholders (other than any subset of stockholders that the Special Committee determined to be appropriate) of any strategic transaction, negotiate the terms and conditions of any strategic transaction, reject any proposed strategic transaction, adopt defenses to an unsolicited bid as it may deem appropriate, make a recommendation to the NGM Board concerning approval and adoption of any strategic transaction, and engage legal, financial and other advisors as it deemed appropriate; (iii) the retention by the Special Committee of Guggenheim Securities and the delivery by Guggenheim Securities of its opinion, which opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Offer Price and the Merger Consideration to be received by the holders of Shares (other than as specified in Guggenheim Securities’ opinion) pursuant to the Merger Agreement to the extent expressly specified in such opinion; and (iv) that the Offer is subject to a non-waivable condition requiring approval of at least a majority of the Unaffiliated Stockholders, resulted in a procedurally fair process for Unaffiliated Stockholders. In addition, the Purchaser Parties determined that (i) the Offer Price will be payable in cash promptly after the Expiration Date; and (ii) the NGM Board did not identify any superior prospects in its overview of strategic alternatives, including various potential transaction structures, resulting in a financially fair transaction for Unaffiliated Stockholders.The Purchaser Parties’ consideration of the factors described above reflects their assessment of the fairness of the Offer Price to NGM’s Unaffiliated Stockholders.
Other than the Offer as set forth in this Offer to Purchase and in the Schedule 14D-9 filed by NGM on the date hereof, the Purchaser Parties are not aware of any firm offers made by any person, other than the Purchaser Parties, during the two years preceding the date of this Offer to Purchase for (1) the merger or consolidation of NGM with or into another company, or vice versa; (2) the sale or other transfer of all or any substantial part of the assets of NGM; or (3) a purchase of NGM’s securities that would enable the holder of such securities to exercise control of NGM.
The foregoing discussion of information and factors considered and given weight by the Purchaser Parties is not intended to be exhaustive, but includes the factors considered by the Purchaser Parties to be material. The Purchaser Parties reasonably believe that the Offer Price to be received by the Unaffiliated Stockholders is fair to such Unaffiliated Stockholders and that the Offer and the Merger are procedurally fair to such Unaffiliated Stockholders. The Purchaser Parties’ view as to the fairness of the transactions to Unaffiliated Stockholders should not be construed as a recommendation to any holder of Shares as to whether such holder should tender in the Offer.
4.	REPORTS, OPINIONS, APPRAISALS AND NEGOTIATIONS.
The Special Committee retained Guggenheim Securities as its financial advisor in connection with the Offer, the Merger and the Transactions. In connection with this engagement, the Special Committee requested that Guggenheim Securities evaluate the fairness, from a financial point of view, to the holders of Shares (other than certain excluded Shares) of the Offer Price and the Merger Consideration (as defined in Guggenheim Securities’ opinion) proposed to be paid to such holders pursuant to the terms of the Merger Agreement. On February 25, 2024, Guggenheim Securities rendered to the Special Committee its oral opinion, which was subsequently confirmed by the delivery of a written opinion dated February 25, 2024, that, as of such date and based upon and subject to the various factors and assumptions set forth therein, the Offer Price and the Merger Consideration (as defined in Guggenheim Securities’ opinion) proposed to paid to the holders of Shares (other than as specified in Guggenheim Securities’ opinion) was fair, from a financial point of view, to such holders. See “Special Factors—Purposes, Alternatives, Reasons and Effects—The Solicitation or Recommendation—Opinion of Guggenheim Securities, LLC” and Annex 2 of the Schedule 14D-9, which information is hereby incorporated by reference.
None of the Purchaser Parties engaged a financial advisor in connection with the Offer or the Merger.
5.	PRICE RANGE OF SHARES; DIVIDENDS.
According to NGM’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2023 (the “Quarterly Report”), the Shares are traded on Nasdaq under the symbol “NGM.” NGM has advised Parent that, as of March 1, 2024, there were: (i) 83,462,408 Shares issued and outstanding; (ii) 12,438,380 Shares subject to issuance pursuant to outstanding Company Stock Options, 7,344,505 of which were In-the-Money Options and (iii) 459,975 Shares underlying Company Restricted Stock Units. The following table sets forth, for the fiscal quarters indicated, the high and low closing sales prices per Share on Nasdaq with respect to the fiscal years ended December 31, 2023 and December 31, 2022.

Current Fiscal Year	High	Low
First Quarter (through March 7, 2024)	$1.54	$1.52
Fiscal Year Ended December 31, 2023	High	Low
First Quarter	$5.68	$3.66
Second Quarter	4.69	2.39
Third Quarter	3.44	1.01
Fourth Quarter	1.40	0.60
Fiscal Year Ended December 31, 2022	High	Low
First Quarter	$19.14	$13.34
Second Quarter	17.79	10.49
Third Quarter	18.25	12.15
Fourth Quarter	13.34	2.92
On March 7, 2024, the last full trading day prior to the date of this Offer to Purchase, the reported closing price per Share on Nasdaq during normal trading hours was $1.53 per Share, which is lower than the Offer Price of $1.55 per Share.
NGM has never paid cash dividends on its common stock. In NGM’s Quarterly Report, NGM indicated that it would continue to retain future earnings for the development, operation and expansion of its business. Additionally, under the terms of the Merger Agreement, NGM is not permitted to declare or pay any dividends on or make other distributions in respect of any of its capital stock (other than dividends of distributions by a wholly-owned subsidiary of NGM to NGM). See “The Tender Offer—Section 10. Dividends and Distributions.” Stockholders are urged to obtain a current market quotation for the Shares.
6.	POSSIBLE EFFECTS OF THE OFFER ON THE MARKET FOR THE SHARES; NASDAQ LISTING; EXCHANGE ACT REGISTRATION AND MARGIN REGULATIONS.
Possible Effects of the Offer on the Market for the Shares. The purchase of Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining Shares held by the public. The purchase of Shares pursuant to the Offer can also be expected to reduce the number of holders of Shares. We cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price or marketability of the Shares or whether it would cause future market prices to be greater or less than the Offer Price.
Nasdaq Listing. Depending on the number of Shares purchased pursuant to the Offer, the Shares may no longer meet the requirements for continued listing on Nasdaq. According to the published guidelines of The Nasdaq Stock Market, LLC, Nasdaq would consider disqualifying the Shares for listing on Nasdaq if, among other possible grounds: (i) the total number of holders of record and holders of beneficial interest, taken together, in the Shares falls below 400; (ii) the bid price for a Share over a 30 consecutive business day period is less than $1.00; or (iii) (A) NGM has stockholders’ equity of less than $10 million, the number of publicly held Shares falls below 750,000, the market value of publicly held Shares over a 30 consecutive business day period is less than $5 million or there are fewer than two active and registered market makers in the Shares over a ten consecutive business day period; (B) the number of publicly held Shares falls below 1,100,000, the market value of publicly held Shares over a 30 consecutive business day period is less than $15 million, there are fewer than four active and registered market makers in the Shares over a ten consecutive business day period, or the market value of NGM’s listed securities is less than $50 million over a 30 consecutive business day period; or (C) the number of publicly held shares falls below 1,100,000, the market value of publicly held Shares over a 30 consecutive business day period is less than $15 million, there are fewer than four active and registered market makers in the Shares over a ten consecutive business day period, or NGM’s total assets and total revenue is less than $50 million each for the most recently completed fiscal year (or in two of the last three fiscal years). On December 1, 2023, NGM received a letter from Nasdaq notifying them that for the 30 consecutive business days preceding the letter, the bid price of NGM’s common stock had closed below $1.00 a share. NGM filed a Current Report on Form 8-K stating that NGM intended to monitor the closing bid price of its Shares and to evaluate available options to regain compliance. On January 18, 2024, NGM received written notice from Nasdaq information NGM that it has regained compliance with Nasdaq listing rules. Nasdaq has instituted temporary waivers of certain listing rules, but there can be no guarantee as to if or when these rules will be reinstated. Shares held by officers or directors of NGM, or by any beneficial owner of more than 10 percent of the Shares, will not be considered as being publicly held for this purpose. According to NGM, there were, as of March 1, 2024: (1) 83,462,408 Shares issued and outstanding, (2) 12,438,380 Shares subject to outstanding Company Stock Options, and (iii) 459,975 Shares subject to Company Restricted Stock Units. If, as a result of the purchase of Shares pursuant to the Offer or otherwise, the Shares are delisted from Nasdaq, the market for Shares will be adversely affected.
If Nasdaq were to delist the Shares, it is possible that the Shares would continue to trade on other securities exchanges or in the over-the-counter market and that price or other quotations for the Shares would be reported by other sources. The extent of the public market for such Shares and the availability of such quotations would depend, however, upon such factors as the number of stockholders and the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration under the Exchange Act as described below, and other factors. We cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for or marketability of the Shares or whether it would cause future market prices to be greater or less than the Offer Price.
Trading in the Shares will cease upon consummation of the Merger if trading has not ceased earlier as discussed above.
Exchange Act Registration. The Shares currently are registered under the Exchange Act. The purchase of the Shares pursuant to the Offer may result in the Shares becoming eligible for deregistration under the Exchange Act. Registration of the Shares may be suspended by NGM upon application to the SEC if the outstanding Shares are not listed on a “national securities exchange” and if there are fewer than 300 holders of record of Shares.
We intend to seek to cause NGM to apply for suspension of registration of the Shares as soon as possible after consummation of the Offer if the requirements for suspension of registration are met. Suspension of registration of the Shares under the Exchange Act would reduce the information required to be furnished by NGM to its stockholders and to the SEC and would make certain provisions of the Exchange Act (such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement or information statement in connection with stockholders’ meetings or actions in lieu of a stockholders’ meeting pursuant to Sections 14(a) and 14(c) under the Exchange Act and the related requirement of furnishing an annual report on Form 10-K to stockholders) no longer applicable with respect to the Shares. In addition, if the Shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to “going private” transactions would no longer be applicable to NGM. Furthermore, the ability of “affiliates” of NGM and persons holding “restricted securities” of NGM to dispose of such securities pursuant to Rule 144 under the Securities Act of 1933, as amended, may be impaired or eliminated. If registration of the Shares under the Exchange Act were suspended, the Shares would no longer be eligible for continued inclusion on the Board of Governors of the Federal Reserve System’s (the “Federal Reserve Board”) list of “margin securities” or eligible for stock exchange listing.
If registration of the Shares is not suspended prior to the Merger, then the registration of the Shares under the Exchange Act will be suspended following completion of the Merger.
Margin Regulations. The Shares are currently “margin securities” under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit using such Shares as collateral. Depending upon factors similar to those described above regarding listing and market quotations, following the Offer, the Shares may no longer constitute “margin securities” for the purposes of the margin regulations of the Federal Reserve Board, in which event the Shares would be ineligible as collateral for margin loans made by brokers.
7.	CERTAIN U.S FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND THE MERGER.
The following summary describes certain U.S. federal income tax consequences generally applicable to Holders (as defined below) whose Shares are exchanged for cash in the Offer or Merger. This summary is for general information purposes only and is not tax advice. This summary is based on the Code, U.S. Treasury regulations promulgated under the Code (“Treasury Regulations”), published rulings, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary addresses only Holders who hold their Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address all of the tax consequences that may be relevant to Holders in light of their particular circumstances or to certain types of Holders subject to special treatment under the Code, including pass-through entities (including partnerships and S corporations for U.S. federal income tax purposes) and partners or investors who hold their Shares through such entities, certain financial institutions, brokers, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, insurance companies, expatriates, mutual funds, real estate investment trusts, regulated investment companies, cooperatives, tax-exempt organizations (including private foundations), retirement plans, controlled foreign corporations, passive foreign investment companies, persons who are subject to the alternative minimum tax, persons who hold their Shares as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes, persons that have a functional currency other than the U.S. dollar, persons that own or have owned within the past five years (or are deemed to own or to have owned within the past five years) 5% or more of the outstanding Shares, Holders that exercise appraisal rights, Holders whose Shares are “qualified small business stock” within the meaning of Section 1202 of the Code or stock to which the rollover provisions of Section 1045 of the Code apply, and persons who acquired their Shares upon the vesting and cancellation of Company Stock Options or Company Restricted Stock Units in connection with the Merger or otherwise as compensation. This summary does not address any U.S. federal estate, gift, or other non-income tax consequences, the effects of the Medicare contribution tax on net investment income, or any state, local, or non-U.S. tax consequences.
As used in this summary, the term “U.S. Holder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of Shares that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” or “Holders” means a U.S. Holder or a Non-U.S. Holder.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) exchanges Shares for cash pursuant to the Offer or the Merger, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. The partnership and partners of the partnership holding Shares should consult their tax advisors regarding the particular tax consequences of exchanging Shares for cash pursuant to the Offer or the Merger applicable to them.
We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation.
Holders are urged to consult their tax advisors to determine the tax consequences to them of exchanging Shares for cash pursuant to the Offer or the Merger in light of their particular circumstances.
U.S. Holders.
The exchange of Shares for cash pursuant to the Offer or the Merger will, depending on such U.S. Holder’s particular circumstances, generally be treated as a sale or exchange for U.S. federal income tax purposes or as a distribution with respect to such U.S. Holder’s Shares. The funds to pay for all Shares accepted for payment in the Offer and exchanged in the Merger will be funded by NGM’s cash, cash equivalents and marketable securities available at the Effective Time. As a result, the exchange of Shares for cash pursuant to the Offer or the Merger will be treated as a redemption of Shares by NGM for U.S. federal income tax purposes. Under

Section 302(b) of the Code, the exchange of Shares for cash pursuant to the Offer or the Merger generally will be treated as a “sale or exchange” if the exchange: (i) results in a “complete termination” of the U.S. Holder’s interest in NGM, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder (the “Section 302 tests”). In determining whether any of these tests has been met, Shares actually owned, as well as Shares considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code (as modified by Section 302(c) of the Code), generally must be taken into account. U.S. Holders should be aware that acquisitions or dispositions of Shares as part of a plan that includes the U.S. Holder’s exchange of Shares pursuant to the Offer or the Merger may need to be taken into account in determining whether any of the Section 302 tests are satisfied. Due to the factual nature of these tests, U.S. Holders are urged to consult their own tax advisors to determine whether an exchange of Shares pursuant to the Offer or the Merger qualifies for sale or exchange treatment under these tests in light of their particular circumstances.
The exchange of Shares pursuant to the Offer or the Merger generally will result in a “complete termination” of the U.S. Holder’s interest in NGM if either (i) the U.S. Holder owns no shares of NGM’s common stock actually or constructively after the shares are sold pursuant to the Offer or the Merger or (ii) the U.S. Holder actually owns no shares of NGM stock after the Offer or the Merger and, with respect to shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such shares in accordance with the procedures described in Section 302(c)(2) of the Code. U.S. Holders wishing to satisfy the “complete termination” test through a waiver of attribution are urged to consult their own tax advisors concerning the mechanics and desirability of such a waiver.
The exchange of Shares pursuant to the Offer or the Merger generally will result in a “substantially disproportionate” redemption with respect to a U.S. Holder if the percentage of NGM’s outstanding shares actually and constructively owned by the U.S. Holder immediately after the exchange is less than 80% of the percentage of NGM’s outstanding shares actually and constructively owned by the U.S. Holder immediately before the exchange.
The exchange of Shares pursuant to the Offer or the Merger generally will be treated as “not essentially equivalent to a dividend” with respect to a U.S. Holder if the reduction in the U.S. Holder’s proportionate interest in NGM’s stock as a result of the exchange constitutes a “meaningful reduction.” Whether the receipt of cash by the U.S. Holder will be treated as not essentially equivalent to a dividend will depend on the particular facts and circumstances, including the number of shares of NGM’s common stock purchased (or treated as purchased) by NGM pursuant to the Offer or the Merger. However, in certain circumstances, even a small reduction in the percentage ownership interest of a stockholder whose relative stock interest in a publicly held corporation (such as NGM) is minimal and who exercises no control over the corporation’s business may constitute a “meaningful reduction.” U.S. Holders are urged to consult their own tax advisors to determine the application of this test (and the other Section 302 tests) in light of their particular circumstances.
If any of these three Section 302 tests for “sale or exchange” treatment is met, a U.S. Holder generally would recognize capital gain or loss on a sale of Shares for the Offer Price pursuant to the Offer or an exchange of Shares for the Offer Price pursuant to the Merger, in an amount equal to the difference, if any, between: (i) the amount of cash received with respect to the Shares sold or exchanged; and (ii) the U.S. Holder’s adjusted tax basis in such Shares. Gain or loss generally would be calculated separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) tendered pursuant to the Offer or exchanged for the Offer Price pursuant to the Merger. Any capital gain or loss recognized will be long-term capital gain or loss if the Holder’s holding period for such Shares exceeds one year. The deductibility of capital losses is subject to limitations.
If none of the tests set forth in Section 302(b) of the Code is met with respect to a U.S. Holder, the amount of cash received for the U.S. Holder’s Shares will be treated as a distribution with respect to such U.S. Holder’s Shares. The distribution will be taxable to the U.S. Holder as a “dividend” to the extent of such U.S. Holder’s allocable share of NGM’s current or accumulated earnings and profits, if any, as determined under U.S. federal income tax principles. To the extent the amount of the distribution exceeds the amount treated as a dividend, the excess will constitute a non-taxable return of capital to the extent of (and in reduction of, but not below zero) the U.S. Holder’s tax basis in the relevant Shares, and any remaining portion will be treated as capital gain from the sale or exchange of Shares. Any such capital gain will be long-term capital gain if the U.S. Holder’s holding period for the Shares on the date of the exchange exceeds one year. If the amounts received by a tendering

U.S. Holder are treated as a “dividend,” the tax basis (after an adjustment for any non-taxable return of capital discussed above) in the Shares exchanged pursuant to the Offer or the Merger will be added to any remaining Shares held by such U.S. Holder. A dividend received by a non-corporate U.S. Holder may be treated as “qualified dividend income” that is subject to reduced tax rates (subject to applicable requirements, exceptions and limitations). A dividend received by a corporate U.S. Holder may be (i) eligible for a dividends-received deduction (subject to applicable requirements, exceptions and limitations) and (ii) subject to the “extraordinary dividend” provisions of Section 1059 of the Code. U.S. Holders that are corporations for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal tax consequences of the Offer or the Merger to them in light of their particular circumstances.
The determination of whether a corporation has current or accumulated earnings or profits is complex and the legal standards to be applied are subject to uncertainties and ambiguities. Additionally, whether a corporation has current earnings and profits can be determined only at the end of the taxable year. Accordingly, if the exchange of Shares pursuant to the Offer or the Merger is treated as a distribution rather than a sale or exchange under Section 302 of the Code, the extent to which such exchange is treated as a dividend is unclear. NGM does not expect to have current or accumulated earnings and profits, but no assurance can be given in this regard.
Non-U.S. Holders.
If an exchange by a Non-U.S. Holder of Shares pursuant to the Offer or the Merger qualifies as a sale or exchange under any of the Section 302 tests described above, any gain realized by a Non-U.S. Holder upon the tender of Shares pursuant to the Offer or the exchange of Shares pursuant to the Merger, as the case may be, generally will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (as described above under “U.S. Holders”), except that if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower applicable treaty rate) or (ii) the Non-U.S. Holder is a nonresident alien individual who is present in the U.S. for 183 days or more in the taxable year of the closing of the Offer or the Effective Time, as the case may be, and certain other conditions are met, in which case the Non-U.S. Holder may be subject to a 30% U.S. federal income tax (or a tax at a reduced rate under an applicable income tax treaty) on such gain (net of certain U.S. source losses).
If an exchange by a Non-U.S. Holder of Shares pursuant to the Offer or the Merger by a Non-U.S. Holder does not satisfy any of the Section 302 tests described above, amounts received by such Non-U.S. Holder pursuant to the Offer or the Merger will be treated as a distribution to the Non-U.S. Holder with respect to such Non-U.S. Holder’s Shares. The treatment for U.S. federal income tax purposes of such distribution as a dividend, return of capital, or as gain from the sale of Shares will be determined in the manner described above under “U.S. Holders.” In general, any amount that constitutes a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified pursuant to an applicable income tax treaty) unless the dividend is “effectively connected” with a trade or business conducted by the Non-U.S. Holder within the United States (and, if required pursuant to an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such dividend generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder were a resident of the United States, except that if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower applicable treaty rate).
Because the satisfaction of the Section 302 tests described above is dependent on matters of fact that are unique to each Non-U.S. Holder, the Depositary and Paying Agent or other withholding agent may presume, for withholding purposes, that all amounts paid to Non-U.S. Holders in exchange for their shares pursuant to the Offer or Merger are distributions, except in the case of a Non-U.S. Holder that provides documentation to the Depositary and Paying Agent or other withholding agent demonstrating that such Non-U.S. Holder meets one of the Section 302 tests that would characterize the transaction as an exchange (as opposed to a distribution), in which case no U.S. federal income tax will be withheld. The treatment, for U.S. federal income tax purposes, of any amounts treated as a dividend, a tax-free return of capital or a capital gain from the sale of Shares, and the reallocation of the basis of the redeemed Shares, will be determined in the manner described above (see “U.S. Holders”). However, the Depositary and Paying Agent or other withholding agent will generally treat distributions received by a Non-U.S. Holder with respect to the exchange of Shares pursuant to the Offer or the Merger as dividends and not as non-taxable returns of capital or capital gains distributions, and such dividends will generally be subject to withholding of U.S. federal income tax at the rate of 30% or, provided the applicable withholding agent has received proper certification of the application of an income tax treaty, such lower rate as may be specified by such income tax treaty, unless such dividends are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.
If any amounts withheld exceed the Non-U.S. Holder’s U.S. federal income tax liability, such Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.
Non-U.S. Holders are urged to consult their own tax advisors regarding the particular tax consequences to them of exchanging Shares in the Offer or the Merger, including the application of the 30% U.S. federal withholding tax, their potential eligibility for a reduced rate of, or exemption from, such withholding tax, and their potential eligibility for, and procedures for claiming, a refund of any such withholding tax.
Information Reporting, Backup Withholding and FATCA. Information reporting generally will apply to payments to a Holder pursuant to the Offer or the Merger, unless such Holder is an entity that is exempt from information reporting and, when required, properly demonstrates its eligibility for exemption. Any payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.
The information reporting and backup withholding rules that apply to payments to a Holder pursuant to the Offer and Merger generally will not apply to payments to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8) or otherwise establishes an exemption. Non-U.S. Holders are urged to consult their own tax advisors to determine which IRS Form W-8 is appropriate.
Certain Holders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is properly and timely furnished by such U.S. Holder to the IRS.
Under the “Foreign Account Tax Compliance Act” provisions of the Code, related U.S. Treasury guidance and related intergovernmental agreements (“FATCA”), the Depositary and Paying Agent or another applicable withholding agent will be required to withhold tax at a rate of 30% on payments of amounts treated as dividends or interest pursuant to U.S. tax law to any Non-U.S. Holder that fails to meet prescribed certification requirements. In general, no such withholding will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding on a valid IRS Form W-8. A Non-U.S. Holder may be able to claim a credit or refund of the amount withheld under certain circumstances. Under currently proposed Treasury Regulations, FATCA withholding would no longer apply to payments that are treated as gross proceeds from the sale or other disposition of property of a type that can generate U.S. source interest or dividends, including the Shares. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE OFFER OR THE MERGER. EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE OFFER AND MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES. THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO HOLDERS OR BENEFICIAL OWNERS OF COMPANY STOCK OPTIONS OR COMPANY RESTRICTED STOCK UNITS PARTICIPATING IN THE MERGER WITH RESPECT TO SUCH COMPANY STOCK OPTIONS OR COMPANY RESTRICTED SHARES ARE NOT DISCUSSED HEREIN, AND SUCH HOLDERS OR BENEFICIAL OWNERS OF COMPANY STOCK OPTIONS OR

COMPANY RESTRICTED STOCK UNITS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH TAX CONSEQUENCES. NOTHING IN THIS SUMMARY IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.

THE TENDER OFFER
1.	TERMS OF THE OFFER.
Upon the terms and subject to the prior satisfaction or waiver of the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for payment, purchase and pay for all Shares validly tendered prior to the expiration of the Offer, and not properly withdrawn in accordance with the procedures set forth in “The Tender Offer—Section 4. Withdrawal Rights.” The Offer will expire at one minute after 11:59 p.m. Eastern Time on the Expiration Date, unless extended in accordance with the terms of the Merger Agreement, in which event the term “Expiration Date” will mean the date to which the Expiration Date is so extended.
Purchaser is offering to pay an Offer Price of $1.55 per Share in cash to you, without interest and subject to any applicable tax withholding, upon the terms and subject to the conditions contained in this Offer to Purchase and in the related Letter of Transmittal.
The Offer is conditioned upon the satisfaction of the Minimum Tender Condition and the other conditions described in “The Tender Offer—Section 9. Conditions of the Offer.” We may terminate the Offer without purchasing any Shares if certain events described in “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements—Summary of the Merger Agreement—Termination” occur.
Purchaser expressly reserves the right, in its sole discretion, to: (i) waive, in whole or in part, any Offer Condition, other than the Minimum Tender Condition or the Termination Condition; and/or (ii) modify the terms of the Offer in a manner not inconsistent with the Merger Agreement, except that NGM’s consent is required for Purchaser or Parent to:
(A)	change or amend the Minimum Tender Condition;
(B)	reduce the number of Shares subject to the Offer;
(C)	reduce the Offer Price;
(D)	waive, amend or modify the Termination Condition;
(E)	add to the Offer Conditions or impose any other conditions on the Offer or amend, modify or supplement any Offer Condition in any manner adverse to the holders of Shares;
(F)	terminate, extend or otherwise modify the Expiration Date other than as provided in the Merger Agreement;
(G)	change the form or terms of consideration payable in the Offer;
(H)	otherwise amend, modify or supplement any of the terms of the Offer in any manner adverse to the holders of Shares; or
(I)	provide for any “subsequent offering period” within the meaning of Rule 14d-11 under the Exchange Act.
Upon the terms and subject to the satisfaction or waiver of the conditions of the Offer and the Merger Agreement, including the satisfaction of the Minimum Tender Condition, Purchaser will accept for payment and thereafter pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer promptly after the Expiration Date. The Offer will not permit Shares to be tendered pursuant to guaranteed delivery procedures.
If, on or before the Expiration Date, we increase the consideration being paid for Shares accepted for payment in the Offer, such increased consideration will be paid to all stockholders whose Shares are purchased in the Offer, whether or not such Shares were tendered before the announcement of the increase in consideration. We also expressly reserve the right to modify the terms of the Offer, subject to compliance with the Exchange Act, the Merger Agreement and the restrictions identified in paragraphs (A) through (I) above.
The Merger Agreement provides that, unless the Merger Agreement has been validly terminated in accordance with its terms, Purchaser may elect to, and if so requested by NGM, as determined by Parent, will, extend the Offer: (A) for consecutive periods of up to 10 business days each (or for such longer period as may be agreed to by Parent and NGM) if on any then scheduled Expiration Date, the Minimum Tender Condition has not been satisfied or any other Offer Condition (as set forth in “The Tender Offer—Section 9. Conditions of the Offer”) has not been satisfied or waived, to permit such Offer Condition to be satisfied (but in the case of the Minimum Tender Conditions being the only condition not satisfied, on no more than five occasions) or (B) for the minimum period required by any rule, regulation, interpretation or position of the SEC or the staff thereof or Nasdaq applicable to the Offer, provided that in no event shall Parent or Purchaser be permitted or required to extend the Offer beyond the Outside Date.
See “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements.”
Except as set forth above, there can be no assurance that we will be required under the Merger Agreement to extend the Offer. During any extension of the initial offering period pursuant to the paragraphs above, all Shares previously tendered and not validly withdrawn will remain subject to the Offer and subject to withdrawal rights. See “The Tender Offer—Section 4. Withdrawal Rights.”
Without NGM’s consent, there will not be a subsequent offering period for the Offer.
If, subject to the terms of the Merger Agreement, we make a material change in the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will disseminate additional tender offer materials and extend the Offer if and to the extent required by Rules 14d-3(b)(1), 14d-4(d), 14d-6(c) and l4e-1 under the Exchange Act or otherwise. The minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or the information concerning the tender offer, other than a change in the consideration offered or a change in the percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes. With respect to a change in the consideration offered or a change in the percentage of securities sought, a tender offer generally must remain open for a minimum of 10 business days following such change to allow for adequate disclosure to stockholders.
We expressly reserve the right, in our sole discretion, subject to the terms and upon the conditions of the Merger Agreement and the applicable rules and regulations of the SEC, to not accept for payment any Shares if, at the expiration of the Offer, any of the conditions to the Offer set forth in “The Tender Offer—Section 9. Conditions of the Offer” have not been satisfied. Under certain circumstances, Parent and Purchaser may terminate the Merger Agreement and the Offer.
Any extension, waiver or amendment of the Offer or termination of the Offer will be followed, as promptly as practicable, by public announcement thereof, such announcement in the case of an extension to be issued not later than 9:00 a.m. Eastern Time on the next business day after the Expiration Date in accordance with the public announcement requirements of Rules 14d-3(b)(1), 14d-4(d) and 14e-1(d) under the Exchange Act. Without limiting our obligation under such rule or the manner in which we may choose to make any public announcement, we currently intend to make announcements by issuing a press release to the PR Newswire (or such other national media outlet or outlets we deem prudent) and making any appropriate filing with the SEC.
Promptly following the purchase of Shares in the Offer, we expect to complete the Merger without a vote of the stockholders of NGM pursuant to Section 251(h) of the DGCL.
NGM has agreed to provide us with its list of stockholders and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of Shares whose names appear on NGM’s stockholder list and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of Shares.
2.	ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES.
Subject to the satisfaction or waiver of all the conditions to the Offer set forth in “The Tender Offer—Section 9. Conditions of the Offer,” we will immediately after the Expiration Date irrevocably accept for payment all Shares tendered (and not validly withdrawn) pursuant to the Offer and, promptly after the Expiration Date (and in any event within three business days), pay for such Shares.
In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary and Paying Agent of: (i) confirmation of the book-entry transfer of such Shares into the Depositary and Paying Agent’s account at DTC pursuant to the procedures set forth in “The

Tender Offer—Section 3. Procedures for Tendering Shares;” (ii) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or an Agent’s Message (as defined below) in lieu of the Letter of Transmittal); and (iii) any other documents required by the Letter of Transmittal or any other customary documents required by Depositary and Paying Agent. See “The Tender Offer—Section 3. Procedures for Tendering Shares.”
For purposes of the Offer, if and when Purchaser gives oral or written notice to the Depositary and Paying Agent of its acceptance for payment of such Shares pursuant to the Offer, then Purchaser has accepted for payment and thereby purchased Shares validly tendered and not validly withdrawn pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the Offer Price (subject to any applicable tax withholding) therefor with the Depositary and Paying Agent, which will act as agent for the tendering stockholders for purposes of receiving payments from us and transmitting such payments to the tendering stockholders. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.
If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, pursuant to the procedures set forth in “The Tender Offer—Section 3. Procedures for Tendering Shares,” such Shares will be credited to an account maintained with DTC promptly following expiration or termination of the Offer.
3.	PROCEDURES FOR TENDERING SHARES.
Valid Tender of Shares. To validly tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal in accordance with the instructions of the Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined below), and any other documents required by the Letter of Transmittal and any other customary documents required by the Depositary and Paying Agent, must be received by the Depositary and Paying Agent at one of its addresses set forth on the back cover of this Offer to Purchase prior to the expiration of the Offer and such Shares must be properly delivered pursuant to the procedures for book-entry transfer described below and a confirmation of such delivery received by the Depositary and Paying Agent (which confirmation must include an Agent’s Message (as defined below) if the tendering stockholder has not delivered a Letter of Transmittal), in each case, prior to the Expiration Date. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and Paying Agent and forming a part of a Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares which are the subject of such Book-Entry Confirmation (as defined below) that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against the participant.
Book-Entry Transfer. The Depositary and Paying Agent will take steps to establish and maintain an account with respect to the Shares at DTC for purposes of the Offer. Any financial institution that is a participant in DTC’s systems may make a book-entry transfer of Shares by causing DTC to transfer such Shares into the Depositary and Paying Agent’s account in accordance with DTC’s procedures for such transfer. However, although delivery of Shares should be effected through book-entry transfer, either the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Depositary and Paying Agent at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date. The confirmation of a book-entry transfer of Shares into the Depositary and Paying Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.”
Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Depositary and Paying Agent.
Signature Guarantees. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”). Signatures on a Letter of Transmittal need not be guaranteed: (i) if the Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this section, includes any participant in any of DTC’s systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered therewith and such registered owner has not completed the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal; or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.
THE METHOD OF DELIVERY OF SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY AND PAYING AGENT (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
Other Requirements. Purchaser will pay for Shares tendered (and not validly withdrawn) pursuant to the Offer only after timely receipt by the Depositary and Paying Agent of: (i) a timely Book-Entry Confirmation with respect to such Shares; (ii) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or an Agent’s Message in lieu of the Letter of Transmittal); and (iii) any other documents required by the Letter of Transmittal or any other customary documents required by the Depositary and Paying Agent. Accordingly, tendering stockholders may be paid at different times depending upon when Book-Entry Confirmations with respect to Shares are actually received by the Depositary and Paying Agent. Under no circumstances will Purchaser pay interest on the purchase price of Shares, regardless of any extension of the Offer or any delay in making such payment. If your Shares are held in street name (i.e., through a broker, dealer, commercial bank, trust company or other nominee), your Shares can be tendered by your nominee by book-entry transfer through the Depositary and Paying Agent.
Binding Agreement. Our acceptance for payment of Shares tendered pursuant to one of the procedures described above will constitute a binding agreement between the tendering stockholder and us upon the terms and subject to the conditions of the Offer.
Appointment as Proxy. By executing and delivering a Letter of Transmittal as set forth above (or by delivery of an Agent’s Message in lieu of a Letter of Transmittal), the tendering stockholder irrevocably appoints Purchaser’s designees as such stockholder’s proxies, each with full power of substitution, to the full extent of such stockholder’s rights with respect to the Shares tendered by such stockholder and accepted for payment by us and with respect to any and all other Shares or other securities issued or issuable in respect of such Shares on or after the date of the Merger Agreement. All such proxies and powers of attorney will be considered coupled with an interest in the tendered Shares. Such appointment is effective when, and only to the extent that, we accept for payment Shares tendered by such stockholder as provided herein. Upon the effectiveness of such appointment, all prior powers of attorney, proxies and consents given by such stockholder will be revoked, and no subsequent powers of attorney, proxies and consents may be given (and, if given, will not be deemed effective). Our designees will, with respect to the Shares or other securities and rights for which the appointment is effective, be empowered to exercise all voting and other rights of such stockholder as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of the stockholders of NGM, by written consent in lieu of any such meeting or otherwise. We reserve the right to require that, in order for Shares to be deemed validly tendered, immediately upon our payment for such Shares we must be able to exercise full voting, consent and other rights to the extent permitted under applicable law with respect to such Shares and other securities, including voting at any meeting of stockholders or executing a written consent concerning any matter.
Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by us in our sole and absolute discretion, which determination will be final and binding, subject to the rights of the tendering holders of Shares to challenge our determination in a court of competent jurisdiction. Purchaser reserves the absolute right to reject any and all tenders determined by us not to be in proper form or the acceptance for payment of or payment for which may, in our opinion, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Shares of any particular stockholder whether or not similar defects or irregularities are waived in the case of any other stockholder. No tender of Shares will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived. None of Parent, Purchaser or any of their respective affiliates or assigns, the Depositary and Paying Agent, the Information Agent, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Purchaser’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto and any other documents related to the Offer) will be final and binding, subject to the rights of the tendering holders of Shares to challenge our determination in a court of competent jurisdiction.
Backup Withholding. Payments made to a stockholder upon such stockholder’s exchange of Shares pursuant to the Offer or the Merger may be subject to information reporting, and the Offer Price paid to a holder of Shares may be subject to backup withholding (currently at the rate of 24%).
A U.S. Holder (as defined in “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger”) will not be subject to backup withholding if the U.S. Holder: (A) furnishes a correct taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9, which will be included with the applicable Letter of Transmittal to be returned to the Depositary and Paying Agent); or (B) otherwise establishes to the satisfaction of the Depositary and Paying Agent that such U.S. Holder is exempt from backup withholding.
A Non-U.S. Holder (as defined in “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger”) will generally not be subject to backup withholding if the Non-U.S. Holder certifies to the applicable withholding agent that it is exempt from backup withholding by providing a properly executed IRS Form W-8BEN-E or W-8BEN, as applicable (or other applicable IRS Form W-8) or otherwise establishes an exemption. Non-U.S. Holders should consult their own tax advisors to determine which IRS Form W-8 is appropriate.
Backup withholding is not an additional tax. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS if eligibility is established and the required information is timely furnished in the appropriate manner to the IRS. Holders (as defined in “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger”) are urged to consult their own tax advisors regarding the application of backup withholding to their particular circumstances and the availability of, and procedure for obtaining, an exemption from backup withholding. For a discussion of U.S. federal income tax consequences to Holders, see “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger.”
United States Federal Withholding Tax on Payments to Non-U.S. Holders. Even if a Non-U.S. Holder has provided the required certification to avoid backup withholding, the Depositary and Paying Agent, or other withholding agent, may withhold an amount equal to 30% of the gross payments payable to the Non-U.S. Holder or his or her agent unless (a) the Depositary and Paying Agent or other withholding agent determines that a reduced rate of withholding is available under a tax treaty or (b) an exemption from withholding is applicable because the Non-U.S. Holder meets any of the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests under Section 302 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), described in “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger” that would characterize the transaction as an exchange (as opposed to a distribution) or because the gross proceeds are effectively connected with the conduct of a trade or business within the United States (and, if a treaty applies, the gross proceeds are attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder) (see “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger”).
To obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder must deliver to the Depositary and Paying Agent or other withholding agent, a validly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8. To obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer or the Merger are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary and Paying Agent or other withholding agent a validly completed and executed IRS Form W-8ECI before the payment is made. To obtain an exemption from withholding on the grounds that the transaction is characterized as an exchange (as opposed to a distribution), a Non-U.S. Holder must provide documentation to the Depositary and Paying Agent or other withholding agent pursuant to which the Depositary and Paying Agent or other withholding agent may determine that such Non-U.S. Holder meets any of the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests under Section 302 of the Code described in “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger.” The Depositary and Paying Agent or other withholding agent will determine a stockholder’s status as a Non-U.S. Holder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding, valid certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted.
As discussed in more detail in “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger,” a Non-U.S. Holder may be eligible to obtain a refund from the IRS of all or a portion of any amount withheld if (a) the Non-U.S. Holder meets any of the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests under Section 302 of the Code described in “Special Factors—Section 7. Certain U.S. Federal Income Tax Consequences of the Offer and the Merger” that would characterize the transaction as an exchange (as opposed to a distribution) with respect to which the Non-U.S. Holder is not subject to tax, or (b) is otherwise able to establish that no tax or a reduced amount of tax is due.
Non-U.S. Holders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the IRS refund procedure.
4.	WITHDRAWAL RIGHTS.
Except as otherwise provided in this Section 4, tenders of Shares pursuant to the Offer are irrevocable. However, a stockholder has withdrawal rights that are exercisable until the expiration of the Offer (i.e., at any time prior to one minute after 11:59 p.m. Eastern Time on April 4, 2024), or in the event the Offer is extended, on such date and time to which the Offer is extended. In addition, pursuant to Section 14(d)(5) of the Exchange Act, Shares may be withdrawn at any time after May 7, 2024, which is the 60th day after the date of the commencement of the Offer, unless prior to that date Purchaser has accepted for payment the Shares validly tendered in the Offer.
For a withdrawal of Shares to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary and Paying Agent at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the record holder of the Shares to be withdrawn, if different from that of the person who tendered such Shares. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Shares have been tendered for the account of any Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry transfer as set forth in “The Tender Offer—Section 3. Procedures for Tendering Shares,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Shares.
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination will be final and binding, subject to the rights of the tendering holders of Shares to challenge our determination in a court of competent jurisdiction. No withdrawal of Shares will be deemed to have been properly made until all defects and irregularities have been cured or waived. None of Parent, Purchaser or any of their respective affiliates or assigns, the Depositary and Paying Agent, the Information Agent, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of tenders of Shares may not be rescinded, and any Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered by following the procedure for tendering Shares described in “The Tender Offer—Section 3. Procedures for Tendering Shares” at any time prior to the expiration of the Offer.
If Purchaser extends the Offer, delays its acceptance for payment of Shares, or is unable to accept for payment Shares pursuant to the Offer, for any reason, then, without prejudice to Purchaser’s rights pursuant to the Offer, the Depositary and Paying Agent may nevertheless, on Purchaser’s behalf, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering stockholder’s exercise of withdrawal rights as described in this Section 4.

5.	CERTAIN INFORMATION CONCERNING NGM.
The following description of NGM and its business was provided by NGM; for further information on NGM’s business, see NGM’s Quarterly Report, filed with the SEC on November 2, 2023.
NGM is a biopharmaceutical company focused on discovering and developing novel, potentially life-changing medicines based on scientific understanding of key biological pathways. NGM’s mission is to translate complex, powerful biology with rigor and urgency into life-changing medicines. NGM’s strategy is built on a straightforward central premise: create an environment that both allows drug discovery research to thrive by focusing on powerful human biology unconstrained by therapeutic area or technology approach and remain grounded in the singular motivation of delivering impactful medicines to address critical unmet or underserved needs of patients suffering from grievous diseases. As explorers on the frontier of life-changing science, NGM aspires to operate one of the most productive research and development engines in the biopharmaceutical industry. NGM’s biology-driven and therapeutic area agnostic discovery engine has produced a diverse pipeline of product candidates spanning oncology, liver and metabolic disease and retinal disease. All therapeutic candidates in NGM’s pipeline have been generated by NGM’s in-house discovery engine, led by biology and motivated by patient need.
Available Information. NGM is subject to the information and reporting requirements of the Exchange Act and in accordance therewith is obligated to file reports and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning NGM’s business, principal physical properties, capital structure, material pending litigation, operating results, financial condition, directors and officers (including their remuneration and stock options granted to them), the principal holders of NGM’s securities, any material interests of such persons in transactions with NGM, and other matters is required to be disclosed in proxy statements and periodic reports distributed to NGM’s stockholders and filed with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, such as NGM, who file electronically with the SEC. The address of that site is https://www.sec.gov. NGM also maintains an Internet website at https://www.ngmbio.com. The information contained in, accessible from or connected to NGM’s website is not incorporated into, or otherwise a part of, this Offer to Purchase or any of NGM’s filings with the SEC. The website addresses referred to in this paragraph are inactive text references and are not intended to be actual links to the websites.
Sources of Information. Except as otherwise set forth herein, the information concerning NGM contained in this Offer to Purchase has been based upon publicly available documents and records on file with the SEC, other public sources and information provided by NGM. Although we have no knowledge that any such information contains any misstatements or omissions, none of the Guarantors, Parent, Purchaser or any of their respective affiliates or assigns, the Information Agent or the Depositary and Paying Agent assumes responsibility for the accuracy or completeness of the information concerning NGM contained in such documents and records or for any failure by NGM to disclose events which may have occurred or may affect the significance or accuracy of any such information.
In addition, the financial information concerning NGM included in the Schedule 14D-9 under the heading “Special Factors—Purposes, Alternatives, Reasons and Effects—Additional Information—Summary Financial Information” is incorporated herein by reference.
6.	CERTAIN INFORMATION CONCERNING PARENT AND PURCHASER.
General. Purchaser is a Delaware corporation with its business address at Atlas Neon Merger Sub, Inc., c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of Purchaser is (415) 865-2050. Purchaser is a wholly owned subsidiary of Parent. Purchaser was formed for the purpose of making a tender offer for any and all of the outstanding Shares of NGM and has not engaged, and does not expect to engage, in any business other than in connection with the Offer and the Merger.
Parent is a Delaware corporation formed on February 15, 2024, with its business address at Atlas Neon Parent, Inc., c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of Parent is (415) 865-2050. Parent was formed for the purpose of consummating the Merger and has not engaged, and does not expect to engage, in any business other than in connection with the Offer and the Merger.

Each of The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group II GP, LP, The Column Group III, LP, The Column Group III-A, LP, The Column Group III GP, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group IV, GP LP, The Column Group Opportunity III, LP, The Column Group Opportunity III GP, LP, Ponoi Capital, LP and Ponoi Capital II, LP is a Delaware limited partnership. Each of TCG IV GP, LLC, TCG Opportunity III GP, LLC, Ponoi Management, LLC and Ponoi II Management, LLC is a Delaware limited liability company. The principal business of each of The Column Group, LP, The Column Group II, LP, The Column Group III, LP, The Column Group III-A, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP is making venture capital investments. The Column Group Management, LP’s principal business is managing entities that make venture capital investments. The Column Group GP, LP’s principal business is acting as general partner of The Column Group, LP. The Column Group II GP, LP’s principal business is acting as general partner of The Column Group II, LP. The Column Group III GP, LP’s principal business is acting as general partner of The Column Group III, LP and The Column Group III-A, LP. The Column Group IV GP, LP’s principal business is acting as general partner of The Column Group IV, LP and The Column Group IV-A, LP. TCG IV GP, LLC principal business is acting as general partner of The Column Group IV GP, LP. The Column Group Opportunity III GP, LP’s principal business is acting as general partner of The Column Group Opportunity III, LP. TCG Opportunity III, LLC’s principal business is acting as general partner of The Column Group Opportunity III GP, LP. Ponoi Management, LLC’s principal business is acting as general partner of Ponoi Capital, LP. Ponoi II Management, LLC’s principal business is acting as general partner of Ponoi Capital II, LP. The business address and telephone number of each such TCG Stockholder is 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129 and (415) 865-2050.
Mr. Peter Svennilson serves as a Director and the President and Secretary of Atlas Neon Parent, Inc. and Purchaser, and as a Managing Partner of the General Partner of The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP and The Column Group III-A, LP, respectively, and as a Managing Member of the General Partner of The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP, respectively. Mr. Svennilson is also the founder and a Managing Partner of The Column Group, a U.S.-focused science-driven healthcare investment firm founded in 2007. Mr. Svennilson has significant investment experience, including founding Three Crowns Capital and serving as the Associate Managing Director in charge of European Investment Banking Origination for Nomura in Europe, as well as serving on the board of directors of several biotech companies, including NGM. Mr. Svennilson is a trustee at the Institute for Advanced Study in Princeton. He received a B.S. and an M.B.A. from the Stockholm School of Economics and completed further studies at the M.B.A. programs at INSEAD in Fontainebleau and London Business School.
Mr. James Evangelista serves as a Director and the Vice President and Treasurer of Atlas Neon Parent, Inc. and Purchaser. Mr. Evangelista also serves as the Chief Financial Officer and as a Partner at The Column Group, and as a member of the board of directors for Circle Pharma. Prior to joining The Column Group in 2012, Mr. Evangelista served as controller at Three Arch Partners. Mr. Evangelista started his career working for several large money management firms including Fisher Investments and Barclays Global Investors. Mr. Evangelista received a B.S. in Managerial Economics from University of California, Davis, and earned an M.B.A. from Santa Clara University. Mr. Evangelista is a certified public accountant in the State of California (Inactive) and is a member of the American Institute of CPAs and the California Society of CPAs.
Dr. David V. Goeddel serves as a Managing Partner of the General Partner of The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP and The Column Group III-A, LP, respectively, and as a Managing Member of the General Partner of The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP, respectively. Dr. Goeddel serves as a Managing Partner of The Column Group and on the board of directors for Biotherapeutics, Hexagon Bio, Tenaya Therapeutics and NGM and scientific advisory board for Velia. Prior to joining The Column Group in August 2006, Dr. Goeddel co-founded Tularik and served as Chief Executive Officer until it was acquired by Amgen, and held various senior roles at Genentech. Dr. Goeddel has won numerous scientific awards and is a member of the National Academy of Sciences and the American Academy of Arts of Sciences. He received a B.A. in Chemistry from UC San Diego and a Ph.D. in Biochemistry from the University of Colorado-Boulder.

Dr. Timothy Kutzkey serves as a Managing Partner of the General Partner of The Column Group Management, LP and The Column Group III, LP, respectively and Managing Member of the General Partner of Ponoi Capital, LP and Ponoi Capital II, LP. Dr. Kutzkey serves as a Managing Partner of The Column Group and on the board of directors of Surrozen, Neurona Therapeutics, Nura Bio, Kimia, Synthekine, Cajal Neuroscience and InduPo. Prior to joining The Column Group in 2007, Dr. Kutzkey was the Chief Executive Officer of Peloton Therapeutics and a scientist at KAI Pharmaceuticals. He also served as the Chairman of the board of directors of Nurix Therapeutics. Dr. Kutzkey earned his B.S. in Biological Sciences from Stanford University, and received a Ph.D. in Molecular and Cell Biology from the University of California, Berkeley.
The name, citizenship, business address, business phone number, present principal occupation or employment and past material occupation, positions, offices or employment for at least the last five years for each director and each of the executive officers of the Purchaser Parties, as applicable, and certain other information are set forth in Schedule A hereto. We refer to the individuals and entities listed in Schedule A (excluding the Parent, Purchaser and the Guarantors) as the “Item 3 Persons.”
During the last five years, none of the Purchaser Parties or, to the knowledge of the Purchaser Parties, any of the Item 3 Persons: (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.
Certain Relationships and Related Person Transactions
Rollover Agreements
Concurrently with the execution of the Merger Agreement, Parent and Purchaser entered into the TCG Rollover Agreement with the TCG Rollover Stockholders, who in the aggregate hold approximately 26% of NGM’s outstanding Shares. In addition, Parent and Purchaser are party to the Stockholder Rollover Agreement with the Rollover Stockholders, who in the aggregate hold approximately 22% of NGM’s outstanding Shares. Mr. Rieflin, the Chairman of NGM’s board of directors and Dr. Goeddel, a member of NGM’s board of directors, entered into the Stockholder Rollover Agreement on the date of the Merger Agreement, and Dr. Woodhouse, NGM’s Chief Executive Officer and a member of NGM’s board of directors, entered into a joinder to the Stockholder Rollover Agreement on March 6, 2024, following the date of the Merger Agreement. Pursuant to the applicable Rollover Agreement, each of the TCG Rollover Stockholders and the Rollover Stockholders have agreed, among other things, that they will not transfer or tender their Rollover Shares in the Offer and that instead (i) such Rollover Shares will be contributed to Parent immediately prior to the closing of the Merger, and (ii) in consideration for such contribution, Parent will issue common shares of Parent to each TCG Rollover Stockholder and Rollover Stockholder, as applicable, in accordance with the terms of the applicable Rollover Agreement. Each Rollover Agreement provides that it will terminate in the event the Merger Agreement is terminated in accordance with its terms.
Prior Stock Purchases.
Between May 9, 2022 and June 9, 2022, The Column Group IV, LP purchased 1,828,517 Shares at a price per share ranging from $10.79 to $13.50, and an average price of $12.97, or $23,717,074.05 in the aggregate, in open market purchases.
Between May 9, 2022 and June 9, 2022, The Column Group IV-A, LP purchased 62,401 Shares at a price per share ranging from $10.79 to $13.50, and an average price of $12.97, or $809,379.78 in the aggregate, in open market purchases.
On October 18, 2022, the David V. Goeddel and Alena Z. Goeddel 2004 Trust (for which Dr. Goeddel acts as co-trustee) purchased 80,000 Shares at a price per share of $3.79, or $303,259.28 in the aggregate, in open market purchases.
On October 17, 2022, Dr. Goeddel purchased 50,000 Shares at a price per share ranging from $3.13 to $3.20 per share, and an average price of $3.18, or $159,140.00 in the aggregate, in open market purchases.

Between October 25, 2022 and December 12, 2022, The Column Group Opportunity III, LP purchased 380,472 Shares at a price per share ranging from $4.72 to $5.00, and an average price of $4.88, or $1,856,573.32 in the aggregate, in open market purchases.
Between January 10, 2023 and January 31, 2023, The Column Group Opportunity III, LP purchased 546,759 Shares at a price per share ranging from $4.76 and $5.00, and an average price of $4.88, or $2,667,168,03 in the aggregate, in open market purchases.
Between November 15, 2023 and November 16, 2023, Dr. Goeddel purchased 4,180 Shares at a price per share ranging from $0.62 to $0.71, and an average price of $0.68, or $2,825.50 in the aggregate, in open market purchases.
Between November 15, 2023 and November 16, 2023, The Column Group Opportunity III, LP purchased 22,631 Shares at a price per share ranging from $0.62 to $0.71, and an average price of $0.69, or $15,506.85 in the aggregate, in open market purchases.
Other than as disclosed above, the TCG Stockholders did not purchase any other Shares during the two years preceding the commencement of the Offer.
As of March 1, 2024, the TCG Stockholders collectively owned 22,067,593 Shares of NGM, or 26% of the outstanding Shares of NGM. In addition, Dr. Goeddel personally holds Options that are not In-the-Money Options to purchase 163,054 Shares of NGM. Parent and Purchaser are party to the Stockholder Rollover Agreement with the Rollover Stockholders, who in the aggregate hold approximately 22% of NGM’s outstanding Shares. Except as set forth in the preceding sentences or as otherwise described in this Offer to Purchase: none of Parent, Purchaser, the Guarantors, any majority-owned subsidiary of Parent, Purchaser, the Guarantors or, to the knowledge of Parent, Purchaser and the Guarantors, any of the Item 3 Persons or any associates of any of the foregoing (A) beneficially owns or has any right to acquire, directly or indirectly, any Shares or (B) has effected any transaction in the Shares during the past 60 days. As discussed in “Special Factors—Section 1. Background of the Offer; Contacts with NGM,” any Shares owned directly or indirectly by Parent or Purchaser as of immediately prior to the Effective Time will be cancelled in the Merger for no consideration. There are no restrictions on any NGM stockholder with respect to transferring or disposing of any such Shares prior to the Effective Time with the exception of the Shares subject the Rollover Agreements. Pursuant to the applicable Rollover Agreement, each of the TCG Rollover Stockholders and the Rollover Stockholders have agreed, among other things, that they will not transfer or tender their Rollover Shares in the Offer and that instead (i) such Rollover Shares will be contributed to Parent immediately prior to the closing of the Merger, and (ii) in consideration for such contribution, Parent will issue common shares of Parent to each TCG Rollover Stockholder and Rollover Stockholder, as applicable, in accordance with the terms of the applicable Rollover Agreement.
Except as otherwise described in this Offer to Purchase, none of Parent, Purchaser or the Guarantors or, to the knowledge of Parent, Purchaser and the Guarantors, any of the Item 3 Persons, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of NGM, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies.
Except as set forth in this Offer to Purchase, none of Parent, Purchaser or the Guarantors or, to the knowledge of Parent, Purchaser or the Guarantors, any of the Item 3 Persons, has had any business relationship or transaction with NGM or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the Offer. Except as set forth in this Offer to Purchase, there have been no contacts, negotiations or transactions between Parent, Purchaser, the Guarantors or any of their subsidiaries or, to the knowledge of Parent, Purchaser, the Guarantors, any of the Item 3 Persons, on the one hand, and NGM or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets during the past two years.

Indemnification Agreements. NGM has entered into indemnification agreements with each of its current directors, including Dr. Goeddel, and executive officers. NGM’s amended and restated bylaws provide that NGM will indemnify its directors and officers to the fullest extent permitted by applicable law.
Available Information. Pursuant to Rule 14d-3 and Rule 13e-3 under the Exchange Act, Parent and Purchaser filed with the SEC a Tender Offer Statement on Schedule TO and a Transaction Statement on Schedule 13E-3 (together, as amended through the date hereof, the “Schedule TO”), of which this Offer to Purchase forms a part, and exhibits to the Schedule TO. The Schedule TO and the exhibits thereto, as well as other information filed by Parent and Purchaser with the SEC, are available at the SEC’s website on the Internet at www.sec.gov. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Offer to Purchase.
7.	SUMMARY OF THE MERGER AGREEMENT AND CERTAIN OTHER AGREEMENTS.
Summary of the Merger Agreement.
The following summary of certain provisions of the Merger Agreement and all other provisions of the Merger Agreement discussed herein are qualified by reference to the Merger Agreement itself, which is incorporated herein by reference. The Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K that NGM filed with the SEC on February 26, 2024. The Merger Agreement may be examined and copies may be obtained at the places and in the manner set forth in “The Tender Offer—Section 6. Certain Information Concerning Parent and Purchaser.” Stockholders and other interested parties should read the Merger Agreement for a more complete description of the provisions summarized below. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Merger Agreement.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about NGM, Parent, Purchaser, TCG or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by NGM, on the one hand, and Parent and Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules of NGM delivered in connection with the signing of the Merger Agreement (the “NGM Disclosure Letter”). Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between NGM, on the one hand, and Parent and Purchaser, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about NGM, Parent, Purchaser or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in NGM’s public disclosures.
The Offer. The Merger Agreement provides that Purchaser will commence the Offer no later than March 8, 2024. Purchaser’s obligation to accept for payment and pay for Shares validly tendered in the Offer is subject only to the satisfaction or waiver of the Offer Conditions (including the satisfaction of the Minimum Tender Condition) that are described in “The Tender Offer—Section 9. Conditions of the Offer.” Subject to the satisfaction of the Offer Conditions that are described in “The Tender Offer—Section 9. Conditions of the Offer,” the Merger Agreement provides that Purchaser will, and Parent will cause Purchaser to, promptly after the applicable Expiration Date, as it may be extended pursuant to the Merger Agreement, irrevocably accept for payment and pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer. Parent is entitled to use or cause to be used NGM’s cash, cash equivalents and marketable securities available at the Effective Time in order to pay the necessary Offer Price for all such Shares. The Parties have agreed that Parent (or its applicable affiliate) will issue a promissory note, in accordance with Section 2.01(c) of the Merger Agreement, in an amount and on terms reasonably determined by Parent, to NGM in exchange for such cash, cash equivalents and marketable securities.

Pursuant to the Merger Agreement, the Offer Price consists of Purchaser’s tender offer to purchase all outstanding Shares, other than the Rollover Shares (which includes all Shares owned by TCG), for a price per Share of $1.55 in cash, subject to applicable tax withholding and without interest.
Purchaser expressly reserves the right, in its sole discretion, to: (i) waive, in whole or in part, any Offer Condition described in “The Tender Offer—Section 9. Conditions of the Offer”, other than the Minimum Tender Condition or the Termination Condition; and/or (ii) modify the terms of the Offer in a manner not inconsistent with the Merger Agreement, except that NGM’s consent is required for Purchaser to:
(A)	change or amend the Minimum Tender Condition;
(B)	reduce the number of Shares subject to the Offer;
(C)	reduce the Offer Price;
(D)	waive, amend or modify the Termination Condition;
(E)	add to the Offer Conditions or impose any other conditions on the Offer or amend, modify or supplement any Offer Condition in any manner adverse to the holders of Shares;
(E)	terminate, extend or otherwise amend or modify the Expiration Date other than as provided in the Merger Agreement;
(F)	change the form or terms of consideration payable in the Offer;
(G)	otherwise amend, modify or supplement any terms of the Offer in a manner adverse to the holders of Shares; or
(H)	provide for any “subsequent offering period” within the meaning of Rule 14d-11 under the Exchange Act.
The Merger Agreement provides that, unless the Merger Agreement has been validly terminated in accordance with its terms: Purchaser may elect to (and if so requested by NGM, will) extend the Offer (A) for consecutive periods of up to 10 business days each (or for such longer period as may be agreed to by Parent and NGM) if on any then scheduled Expiration Date, the Minimum Tender Condition has not been satisfied or any other Offer Condition (as set forth in “The Tender Offer—Section 9. Conditions of the Offer”) has not been satisfied or waived, to permit such Offer Condition to be satisfied (but in the case of the Minimum Tender Conditions being the only condition not satisfied, on no more than five occasions), or (B) for the minimum period required by any rule, regulation, interpretation or position of the SEC or the staff thereof or Nasdaq applicable to the Offer, provided that in no event shall Parent or Purchaser be permitted or required to extend the Offer beyond the Outside Date.
Unless the Merger Agreement is terminated in accordance with its terms, Purchaser shall not terminate or withdraw the Offer prior to any scheduled expiration date. In the event the Merger Agreement is validly terminated in accordance with its terms, Purchaser will promptly and irrevocably terminate the Offer and return, and will cause any depository acting on behalf of Purchaser to return, all tendered Shares to the registered holders thereof.
Conversion of Capital Stock at the Effective Time. Each outstanding Share (other than any Shares owned by NGM, Shares owned, directly or indirectly, by Parent, Purchaser or any other subsidiary of Parent (including Shares held by the TCG Stockholders or the Rollover Stockholders at the commencement of the Offer, which shall be contributed to Parent prior to the Effective Time), Shares irrevocably accepted for purchase in the Offer and Shares owned by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted automatically into the right to receive the Offer Price, without interest and subject to any applicable tax withholding.
Each share of Purchaser’s capital stock issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.
The Merger. The Merger Agreement provides that, as soon as practicable following the Offer Closing Time and subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Purchaser will be merged with and into NGM, the separate existence of Purchaser will cease and

NGM will continue as the Surviving Corporation in the Merger as a wholly-owned direct subsidiary of Parent. The Merger will be effected under Section 251(h) of the DGCL. Accordingly, Parent, Purchaser and NGM have agreed to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable following the consummation of the Offer without a vote of NGM’s stockholders in accordance with Section 251(h) of the DGCL, upon the terms and subject to the satisfaction or waiver of the conditions to the Merger.
Immediately following the Effective Time, the certificate of incorporation of NGM will be amended and restated in its entirety to be in the form attached as Exhibit B to the Merger Agreement and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation.
Immediately following the Effective Time, the bylaws of Purchaser as in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation other than as set forth in the Merger Agreement.
Treatment of Equity Awards. Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each Company Stock Options to purchase Shares granted under the Company Stock Plans will become immediately vested and exercisable in full and any applicable retention period will end and (i) each In-the-Money Option that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive, in consideration of the cancellation of such In-the-Money Option, an amount in cash, without any interest thereon and subject to applicable tax withholding, equal to the Company Stock Option Cash Consideration, and (ii) each Company Stock Option that is not an In-the-Money Option will be cancelled for no consideration. The 163,054 Options that are not In-the-Money Options held by Dr. Goeddel will be cancelled for no consideration.
Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each Company Restricted Stock Units that is then outstanding but not then vested will become immediately vested in full. At the Effective Time, each Company Restricted Stock Unit that is then outstanding will be cancelled and the holder of each such cancelled Company Restricted Stock Unit will be entitled to receive the Offer Price, less applicable tax withholding.
Pursuant to the Merger Agreement, as soon as practicable following the date of the Merger Agreement, NGM will take all actions with respect to the ESPP that are necessary to provide that: (i) with respect to the Current ESPP Offering Period, no employee who is not a participant in the ESPP as of the date hereof may become a participant in the ESPP and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for the Current ESPP Offering Period; (ii) subject to the consummation of the Merger, the ESPP will terminate effective immediately prior to the Effective Time; (iii) the Current ESPP Offering Period will be the final offering period under the ESPP, and if the Current ESPP Offering Period terminates prior to the Effective Time, then the ESPP will be suspended and no new offering period will commence under the ESPP prior to the termination of the Merger Agreement; and (iv) if any Current ESPP Offering Period is still in effect at the Effective Time, then the last day of such Current ESPP Offering Period will be accelerated to a date before the Effective Time determined by the NGM Board (or relevant committee thereof) in its discretion and the final settlement or purchase of Shares of NGM thereunder will be made on that day.
Conditions to Each Party’s Obligation to Effect the Merger. The obligation of NGM, Parent and Purchaser to effect the Merger is subject to the satisfaction or waiver on or prior to the Merger Closing Date of the following conditions:
(i)
there must not be any judgment issued, or other legal restraint or prohibition imposed, in each case, by any governmental entity of competent jurisdiction, or law, in each case, of the United States or any state thereof (collectively, “Legal Restraints”) preventing or prohibiting the consummation of the Merger; and

(ii)	Purchaser (or Parent on Purchaser’s behalf) must have accepted or caused to be irrevocably accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.
NGM Board Recommendation and Special Committee Recommendation. As described above, the non-recused members of the NGM Board, acting upon the unanimous recommendation of the Special Committee, have recommended that the Unaffiliated Stockholders of NGM accept the Offer and tender their Shares to Purchaser in the Offer. The foregoing recommendation is referred to herein as the “NGM Board

Recommendation.”The NGM Board also agreed to include the NGM Board Recommendation and the Special Committee Recommendation (as defined below) with respect to the Offer in the Schedule 14D-9 and has permitted Parent to refer to such recommendations in this Offer to Purchase and documents related to the Offer.
The Special Committee unanimously determined that the terms of the Offer, the Merger and the other Transactions (as defined below) contemplated by the Merger Agreement are fair to, and in the best interests of, NGM and the Unaffiliated Stockholders and recommended that the NGM Board determine that the terms of the Offer, the Merger and the other Transactions are fair to, and in the best interests of, NGM and the Unaffiliated Stockholders and recommend that the Unaffiliated Stockholders accept the Offer and tender their Shares to Purchaser in the Offer. The foregoing recommendation is referred to herein as the “Special Committee Recommendation.”
Reasonable Best Efforts. Each of NGM, Parent and Purchaser has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”). In particular, without limiting the generality of the foregoing, NGM, Parent and Purchaser are required to use reasonable best efforts to: (i) cause each of the Offer Conditions and each of the conditions to the Merger to be satisfied as promptly as reasonably practicable, (ii) obtain all necessary or advisable actions or non-actions, waivers and consents from, or the making of all necessary registrations, declarations and filings with, and the taking of all reasonable steps as may be necessary to avoid a proceeding by, any governmental entity with respect to the Merger Agreement or the Transactions and (iii) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Merger Agreement.
Employee Compensation and Benefits. During the period beginning at the Effective Time and ending on the first anniversary of the date on which the Effective Time occurs, Parent has agreed, and shall cause Purchaser, to provide each individual who is employed by NGM or its subsidiary immediately prior to the Effective Time and who continues employment with Parent, Purchaser or any of their respective subsidiaries after the Effective Time (each, a “Continuing Employee”) with (i) an annual base salary or wage rate, an annual target cash bonus and/or commission opportunity and severance benefits (as applicable) that in each case is no less favorable than the annual base salary or wage rate, annual target cash bonus and/or commission opportunity and severance benefits (as applicable) provided to such Continuing Employee immediately prior to the Effective Time, provided that, with respect to severance benefits, solely to the extent such severance benefits are provided under an NGM employee compensation or benefit plan or agreement and (ii) other compensation (excluding equity-based compensation) and health and welfare employee benefits, that are no less favorable in the aggregate than those provided to such Continuing Employee under the applicable NGM compensation or benefit plan or agreement, as applicable, immediately prior to the date of the Merger Agreement and (iii) continued participation in the NGM 401(k) Plan (except that any employer matching contributions made pursuant to such plan shall only be made in cash, and not in equity). Parent shall also use commercially reasonable efforts to provide that, as of the Effective Time, each Continuing Employee receives full credit (as applicable on the same basis as provided under comparable NGM compensation or benefit plans or agreements in effect immediately prior to the Effective Time) for service with NGM or its subsidiary, as applicable, under the comparable employee benefit plans, programs and policies of Parent, Purchaser or any of their respective subsidiaries, as applicable, in which Continuing Employees become participants; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or equity based compensation awards or to the extent that its application would result in a duplication of benefits.
Termination. The Merger Agreement may be terminated prior to the Offer Closing Time as follows:
(i)	by mutual written consent of Parent, Purchaser and NGM (in the case of NGM, upon approval of the Special Committee);
(ii)	by either Parent or NGM (in the case of NGM, upon approval of the Special Committee) if:
a.
(A) the Offer Closing Time shall not have occurred on or before the Outside Date or (B) the Offer has expired or been terminated in accordance with its terms and in accordance with the Merger Agreement without Purchaser having purchased any Shares; provided that this right to terminate the Merger Agreement shall not be available to a party if such occurrence is primarily due to a material breach of the Merger Agreement by such party (an “Outside Date Termination”); or

b.
if any Legal Restraint permanently preventing or prohibiting the consummation of the Offer or the Merger shall be in effect and become final and non-appealable; provided, that this right to terminate the Merger Agreement shall not be available to a party if such Legal Restraint is primarily due to such party’s failure to comply with its reasonable best efforts obligations as described above;

(iii)
by Parent if NGM breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform individually or in the aggregate with all such other breaches or failures to perform (A) would result in the failure of an Offer Condition and (B) cannot be or has not been cured prior to the earlier of (x) 30 days after giving written notice to NGM of such breach or failure to perform and (y) the Outside Date; provided that Parent and Purchaser are not then in material breach of the Merger Agreement (a “NGM Breach Termination”);

(iv)	by Parent if an Adverse Recommendation Change (as defined in the Merger Agreement) has occurred;
(v)
by NGM (upon approval of the Special Committee) if (A) Purchaser fails to commence the Offer, except in the event of a violation by NGM of its obligations under the Merger Agreement, (B) Purchaser shall have terminated the Offer prior to its expiration date (as may be extended) or failed to extend the Offer as required under the Merger Agreement, in each case, other than in accordance with the Merger Agreement, or (C) all of the Offer Conditions have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the time Purchaser consummates the Offer, but subject to such conditions being able to be satisfied or waived) as of immediately prior to the then-scheduled expiration of the Offer and the Offer Closing Time shall not have occurred within five business days following the expiration of the Offer;

(vi)
by NGM (upon approval of the Special Committee) if Parent or Purchaser breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform (A) had or would reasonably be expected to result in a Parent Material Adverse Effect (as defined in the Merger Agreement) and (B) cannot be or has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Parent or Purchaser of such breach or failure to perform and (y) the Outside Date; provided that NGM is not then in material breach of the Merger Agreement; or

(vii)
by NGM (upon approval of the Special Committee) if (A) the NGM Board (acting upon the recommendation of the Special Committee) or the Special Committee authorizes NGM to enter into a definitive written agreement constituting a Superior Company Proposal (as defined below), (ii) the NGM Board and the Special Committee have complied in all material respects with their obligations under the Merger Agreement in respect of such Superior Company Proposal and (iii) NGM has paid, or simultaneously with the termination of the Merger Agreement pays, the Company Termination Fee (as defined below).

Termination Fee. NGM has agreed to pay Parent a termination fee of $2 million (the “Company Termination Fee”) if:
(i)
NGM terminates the Merger Agreement pursuant to a termination in connection with a Superior Company Proposal as described in clause (viii) of “Termination” above, except all references to 20% in the definition of Company Takeover Proposal (as defined below) shall be deemed references to 50%;

(ii)	Parent terminates the Merger Agreement in the event an Adverse Recommendation Change (as defined in the Merger Agreement) occurs as described in clause (iv) of “Termination” above; or

(iii)
(A) a bona fide Company Takeover Proposal is publicly proposed or announced or becomes publicly known or otherwise communicated to management of NGM or the NGM Board, and such Company Takeover Proposal is not publicly withdrawn or, if not publicly proposed or announced or communicated to the NGM Board or management, has been withdrawn (x) in the case of an Outside Date Termination, four business days prior to the final expiration date of the Offer or (y) in the case of a NGM Breach Termination, prior to the time of such breach, (B) the Merger Agreement is terminated pursuant to an Outside Date Termination or a NGM Breach Termination, and (C) within 12 months after such termination, NGM consummates, or enters into a definitive agreement with respect to, any Company Takeover Proposal that is subsequently consummated.

•
“Company Takeover Proposal” means any proposal or offer from any person or group (other than Parent and its subsidiaries) relating to (i) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (A) 20% or more (based on the fair market value thereof, as determined by the NGM Board (acting upon the recommendation of the Special Committee) or the Special Committee) of the assets of NGM or (B) 20% or more of the aggregate voting power of the capital stock of NGM, (ii) any tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving NGM that, if consummated, would result in any person or group (or the stockholders of any person) beneficially owning, directly or indirectly, 20% or more of the aggregate voting power of the capital stock of NGM or of the surviving entity or the resulting direct or indirect parent of NGM or such surviving entity, other than, in each case, the Transactions or (iii) any combination of the foregoing.

•
“Superior Company Proposal” means any written bona fide Company Takeover Proposal received after the date of the Merger Agreement and that if consummated would result in a person or group (or the stockholders of any person) owning, directly or indirectly, (i) 50% or more of the aggregate voting power of the capital stock of NGM or of the surviving entity or the resulting direct or indirect parent of NGM or such surviving entity or (ii) 50% or more (based on the fair market value thereof, as determined in good faith by the NGM Board (acting upon the recommendation of the Special Committee) or the Special Committee) of the assets of NGM on terms and conditions which the NGM Board (acting upon the recommendation of the Special Committee) or the Special Committee determines, in good faith, after consultation with outside counsel and its independent financial advisor, (A) would reasonably be expected to be more favorable from a financial point of view to the NGM stockholders than the Transactions, taking into account all the terms and conditions (including all financial, regulatory, financing, conditionality, legal and other terms and conditions) of such proposal and the Merger Agreement; and (B) is reasonably likely to be completed.

In the event Parent receives the Company Termination Fee, such receipt will be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent or Purchaser and constitute their sole and exclusive remedy against NGM and its subsidiary and their respective current, former or future stockholders, representatives, partners, managers, members, affiliates and agents for any loss suffered as a result of the failure of the Transactions to be consummated or any loss suffered as a result of any breach of any covenant or agreement in the Merger Agreement, and none of NGM, its subsidiary or their respective current, former or future stockholders, representatives, partners, managers, members, affiliates and agents will have any further liability or obligation relating to or arising out of the Merger Agreement or the Transactions, except as set forth in the Merger Agreement.
Effect of Termination. If the Merger Agreement is terminated pursuant to its terms, the Merger Agreement will be of no further force or effect and there will be no liability on the part of Parent, Purchaser or NGM following any such termination, except that: (i) certain specified provisions of the Merger Agreement will survive, including those described in “Termination Fee” above; (ii) the confidentiality agreement by and among Parent and NGM will survive the termination of the Merger Agreement and remain in full force and effect in accordance with its terms; and (iii) subject to the terms of the Merger Agreement, termination will not relieve any party from liability for fraud or any willful and material breach of such party’s representations, warranties, covenants or agreements set forth in the Merger Agreement.

Conduct of Business Pending the Merger. NGM has agreed that, from the date of the Merger Agreement until the earlier of the Offer Closing Time and the termination of the Merger Agreement in accordance with its terms, except as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as expressly and specifically required by the Merger Agreement or permitted by the NGM Disclosure Letter, as may be required to appropriately carry out the transactions contemplated by the Merger Agreement or required by applicable law, NGM and its subsidiary shall (x) conduct their business in all material respects in the ordinary course of business, (y) use commercially reasonable efforts to maintain and preserve in all material respects the cash, assets, properties, rights, business consistent with the ordinary course of business, and employee, customer, supplier and other commercial relations of NGM and its subsidiary and (z) use commercially reasonable efforts to request such consents, provide such notices and enter into such instruments reasonably required in connection with the transactions pursuant to any material contract. In addition, except as set forth in the NGM Disclosure Letter or otherwise expressly and specifically permitted or required by the Merger Agreement or applicable law, NGM shall not, directly or indirectly (in each case including through or in respect of any of its subsidiaries) do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):
•	enter into any new material line of business or enter into any agreement materially limiting or restricting its ability to compete in any line of business or in any geographic area or its operations;
•
(A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock (other than dividends or distributions by a wholly owned subsidiary of NGM to NGM), (B) split, combine, reclassify or otherwise authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock, or (C) repurchase, redeem or otherwise acquire shares of its capital stock or any options, warrants, or rights to acquire any such shares or other equity interests, other than in connection with the (x) acquisitions of Shares relating to the surrender of Shares by holders of Company Stock Options outstanding on the date of the Merger Agreement in order to pay the exercise price thereof, (y) solely to the extent required by an existing NGM compensation or benefit plan or agreement, withholding of Shares to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plans outstanding on the date of the Merger Agreement, and (z) acquisitions by NGM of Company Stock Options in connection with the forfeiture of such awards, in each case in accordance with their terms;

•
issue, grant, deliver, sell, authorize, pledge or otherwise encumber any shares of its capital stock or options, warrants, convertible or exchangeable securities, stock-based units or other rights to acquire such shares, any indebtedness of NGM having the right to vote or other rights that give a person the right to receive any economic interest accruing to the holders of Shares, other than the issuance of Shares upon the exercise of Company Stock Options or the vesting of Company Restricted Stock Units or the vesting of Company Restricted Stock Units, in each case that are outstanding as of the date of the Merger Agreement and in accordance with the Merger Agreement;

•	amend its certificate of incorporation, bylaws or other comparable organizational documents, other than immaterial or ministerial amendments;
•
form any subsidiary or acquire or agree to acquire, directly or indirectly, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing any equity interest in or any material portion of the assets of any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other person;

•
other than as required pursuant to the terms of any NGM compensation or benefit plan or agreement or independent contractor agreement (each as disclosed in the Company Disclosure Letter), (A) adopt, enter into, establish, terminate, amend or modify any collective bargaining agreement, NGM benefit or compensation plan or agreement or independent contractor agreement (or plan or arrangement that would be an NGM compensation or benefit plan or agreement or independent contractor agreement if in effect on the date of the Merger Agreement), (B) grant to any director or employee of NGM any increase in base compensation, (C) grant to any director or employee of the NGM any increase in severance or termination pay, (D) pay or award, or commit to pay or award, any bonuses or incentive or equity compensation, (E) enter into any employment, retention, consulting, change in control, severance or termination agreement with any director or employee of NGM, (F) take any action to vest or accelerate any rights or benefits under any NGM benefit plan, independent contractor agreement or NGM benefit agreement, or the funding of any payments or benefits under any NGM benefit plan, independent contractor agreement or NGM benefit agreement, (G) hire or terminate (other than for cause or failure to comply with the terms of a performance improvement plan) the employment of any employee, or (H) provide any director, employee or independent contractor with any communication (written or oral) regarding any of the transactions contemplated under the Merger Agreement that has not been reviewed and revised and/or approved by Parent (except for communications for which the substance of such communications does not deviate in any material respect from any communication previously approved by Parent or contained in any previously approved joint communication);
•	change its accounting methods, principles or practices, except as may be required by GAAP or by applicable law;
•
sell, lease, license, or otherwise transfer (including through any “spin-off”), or pledge, encumber or otherwise subject to any lien (other than a Permitted Lien (as defined in the Merger Agreement)), any properties or assets (other than intellectual property) except sales or other dispositions of inventory and excess or obsolete properties or assets in the ordinary course of business;

•
sell, assign, lease, license, transfer, pledge, encumber or otherwise dispose of, permit to lapse or abandon, or, in the case of trade secrets, disclose to any third party, any material intellectual property of NGM, except for non-exclusive licenses, sublicenses or covenants-not-to-sue granted in the ordinary course of business to contract manufacturers, contract research organizations, distributors or other service providers in the biotech industry, in each case, subject to reasonable written confidentiality obligations with respect to any trade secrets;

•
accept funding from any academic institution or governmental entity for research and development activities involving the creation of any material intellectual property of NGM in a manner that would entitle the academic institution or governmental entity to rights in such intellectual property;

•
incur or materially modify the terms of (including by extending the maturity date thereof) any indebtedness for borrowed money or guarantee any such indebtedness of another person (except for short-term borrowings incurred in the ordinary course of business that do not individually, or in the aggregate with any related indebtedness, exceed $100,000), issue or sell any debt securities or warrants or other rights to acquire any debt securities of NGM, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or make any loans, advances or capital contributions to, or investments in, any other person;

•
make or agree to make any capital expenditure that is not contemplated by the capital expenditure budget set forth in the NGM Disclosure Letter, except that NGM (i) may make non-budgeted capital expenditure that do not individually, or in the aggregate with any related non-budgeted capital expenditure, exceed $100,000, and (ii) may make non-budgeted capital expenditures that, when added to all other non-budgeted capital expenditures made by NGM since the date of the Merger Agreement, would not exceed $250,000 in the aggregate;

•
commence any proceeding or pay, discharge, settle, compromise or satisfy (A) any pending or threatened claims, liabilities or obligations relating to any proceeding (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any such payment, discharge, settlement, compromise or satisfaction of a claim solely for money damages in the ordinary course of business in an amount not to exceed $100,000 per payment, discharge, settlement, compromise or satisfaction or $250,000 in the aggregate for all such payments, discharges, settlements, compromises or satisfactions or (B) any litigation, arbitration, proceeding or dispute that relates to the Transactions;

•	make, change or revoke any material tax election or any annual tax accounting period or adopt or change any material method of tax accounting;
•	amend, cancel or terminate any material insurance policy naming NGM as an insured, a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);
•
except in the ordinary course of business where the modification would not have a material impact on NGM, enter into, terminate or modify in any material respect, or expressly release any material rights under, any Material Contract (as defined in the Merger Agreement) or any contract that, if existing on the date of the Merger Agreement, would have been a Material Contract; or

•	authorize, commit or agree to take any of the foregoing actions.
Access to Information. Except if prohibited by applicable law, upon reasonable notice, during the period prior to the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, NGM will provide Parent and its Representatives reasonable access during normal business hours (under supervision of appropriate personnel and in a manner that does not unreasonably interfere with the normal operation of NGM’s business) to its properties, books and records, contracts and personnel, and will furnish to Parent such readily available information concerning NGM’s business, properties and personnel as Parent or its representatives may reasonably request, subject to customary exceptions.
Security Holder Litigation. In the event that any litigation commences or is threatened in writing by or on behalf of one or more stockholders of NGM against NGM and its directors relating to any Transaction, NGM has agreed to provide Parent an opportunity to review and propose comments to all material filings or responses to such litigation. Parent’s consent is required for NGM to enter into, agree to or disclose any settlement with respect to any such litigation, except to the extent such settlement is (a) covered by NGM’s insurance policies, (b) relates to the provision of additional disclosure in the Schedule 14D-9 and/or the offer documents in connection with the transactions, or (c) such settlement does not result in payments by NGM to any counterparty or any counsel to any counterparty in excess of the amount set forth in the NGM Disclosure Letter, but in each case, only if such settlement would not result in any material restriction on the business or operations of NGM or its affiliates. NGM has an obligation to notify Parent of the commencement or written threat of any litigation and to keep Parent promptly and reasonably informed regarding any such litigation.
Indemnification, Exculpation and Insurance. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and rights to advancement of expenses, existing in favor of any person who is, becomes, or has ever been, a director, officer, employee or agent (including as a fiduciary with respect to an employee benefit plan) of NGM or its predecessors (each, an “Indemnified Party”), in each case, as provided in NGM’s charter, bylaws or any indemnification agreement between NGM and an Indemnified Party: (i) will be assumed by the Surviving Corporation at the Effective Time, (ii) will survive the Merger, (iii) will continue in full force and effect in accordance with their terms and (iv) for a period of six years following the date of the Merger Agreement, will not be amended, repealed or otherwise modified in any manner adverse to such Indemnified Party. Parent has agreed to ensure the Surviving Corporation complies with the foregoing obligations.
Stock Exchange Delisting and Deregistration. Prior to the Effective Time, NGM will cooperate with Parent and use reasonable best efforts to take, or cause to be taken, and following the Effective Time, Parent and the Surviving Corporation shall use reasonable best efforts to take, or cause to be taken, all actions reasonably necessary pursuant to applicable law and the rules and regulations of Nasdaq to cause the NGM’s securities to be de-listed from Nasdaq as promptly as practicable following the Effective Time and to be de-registered under the Exchange Act as promptly as practicable after such de-listing.
Section 16 Matters. Prior to the Effective Time, Parent will, and NGM shall, take all steps as may be required to cause any dispositions or cancellations or deemed dispositions or cancellations of NGM’s equity securities in connection with the Merger Agreement or the Transactions by each individual who is a director or officer of NGM subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 under the Exchange Act.
Takeover Laws. Parent, NGM and the NGM Board have agreed to (i) take all actions within their power to ensure that no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover law (each, a “Takeover Law”) is or becomes applicable to the Merger Agreement, the Offer, Offer Documents, the Merger or any of the other Transactions; and (ii) if any Takeover Law becomes applicable to the Merger Agreement, the Offer, Offer Documents, the Merger or any of the other Transactions, take all action within their power to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions.
Governance of the Surviving Corporation. Immediately following the Effective Time, (i) the directors of NGM immediately prior to the Effective Time will be appointed as the directors of the Surviving Corporation and (ii) the officers of NGM immediately prior to the Effective Time will become the officers of the Surviving Corporation.
Public Announcements. Parent, Purchaser and NGM have agreed to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or similar public statements with respect to the Offer, the Merger or the other Transactions, and shall not issue any such press release or make any such public statement prior to such consultation and opportunity to review and comment, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national or foreign securities exchange provided, however, that the foregoing restrictions do not apply to any release, announcement or disclosure made (i) by NGM with respect to a Company Takeover Proposal, Superior Company Proposal, Intervening Event, Adverse Recommendation Change or Intervening Event Adverse Recommendation Change that does not violate the terms of the Merger Agreement, (ii) by Parent, Purchaser or NGM in connection with any dispute between any other party to the Merger Agreement regarding Merger Agreement or the other Transactions, or (iii) to the extent substantially identical to and otherwise consistent in all material respects with any release, announcement or disclosure previously agreed to by Parent, Purchaser and NGM.
Representations and Warranties. This summary of the Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, Purchaser or NGM, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer or the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and made to, and solely for the benefit of, each other as of the specified dates therein. The assertations embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by the confidential NGM Disclosure Letter delivered by NGM to Parent in connection with the Merger Agreement.
The representations and warranties were negotiated with the principal purpose of allocating risk among the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
In the Merger Agreement, NGM has made representations and warranties to Parent and Purchaser with respect to, among other things:
•	corporate matters, such as due organization, organizational documents, good standing, qualification,
•	capitalization;
•	subsidiaries;
•	power and authority and enforceability;
•	absence of conflicts and required consents and approvals;
•	SEC filings, financial statements and absence of undisclosed liabilities;
•	accuracy of information supplied for purposes of the Schedule 14D-9 and the Offer Documents;
•	absence of certain changes (including a NGM Material Adverse Effect (as defined below)) since September 30, 2023;
•	taxes;
•	material contracts;
•	litigation;
•	real property;

•	compliance with laws;
•	regulatory matters;
•	environmental matters;
•	labor relations;
•	employee benefits;
•	intellectual property;
•	privacy and data security;
•	brokers’ fees and expenses
•	absence of a stockholder rights plan and Takeover Laws;
•	fairness opinion of financial advisor; and
•	absence of any requirement for stockholder votes or consents in accordance with Section 251(h) of the DGCL.
Some of the representations and warranties in the Merger Agreement made by NGM are qualified as to “materiality” or a “NGM Material Adverse Effect.” For purposes of the Merger Agreement, a “NGM Material Adverse Effect” means any change, event, condition, development, circumstance, state of facts, effect or occurrence that has a material adverse effect on (i) the business, financial condition, assets, properties or results of operations of NGM or (ii) the ability of NGM to consummate the Transactions in accordance with the Merger Agreement. Solely with respect to the foregoing clause (i) of the definition of NGM Material Adverse Effect, in determining whether there has been (or would reasonably be expected to be) a NGM Material Adverse Effect, none of the following shall be taken into account: any change, event, condition, development, circumstance, state of facts, effect or occurrence to the extent resulting from or arising out of:
(i)	general conditions or changes in the industries in which NGM operates;
(ii)
general economic, regulatory, business, legislative, market or political conditions or changes, including any actual or potential stoppage, shutdown, default or similar event or occurrence affecting a national or federal government, or securities, credit, banking, financial or other capital markets conditions (including disruption of such markets and changes generally in prevailing interest rates, currency exchange rates, credit markets or equity price levels or trading volumes), in each case, in the United States, the European Union or elsewhere in the world;

(iii)	any change in applicable law or GAAP after the date of the Merger Agreement;
(iv)
geopolitical conditions, the outbreak or escalation of hostilities, any acts or threats of war (whether or not declared, including the ongoing conflict between Russia and Ukraine and the ongoing conflict in the Middle East), sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing;

(v)
any epidemic, pandemic (including COVID-19), disease outbreak or other public health-related event (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental officials (including any quarantine, “shelter in place,” “stay at home,” social distancing, shutdown, closure, sequester or other law, order, directive, guideline or recommendation by any governmental entity or public health agency in connection with or in response to COVID-19)), hurricane, tornado, flood, fire, volcano, earthquake or other natural or man-made disaster or any other national or international calamity, crisis or disaster;

(vi)
the failure, in and of itself, of NGM to meet any internal or external forward-looking projections, forecasts, estimates or predictions in respect of any financial or operating metrics before, on or after the date of the Merger Agreement, or changes in the market price or trading volume of the Shares or the credit rating of NGM;

(vii)
the announcement, pendency or performance of any of the Transactions, including the identity of, or any facts or circumstances relating to, Parent, Purchaser or their respective affiliates, any stockholder litigation (direct or derivative) in respect of the Merger Agreement or any of the Transactions and any loss of or change in relationship, contractual or otherwise, with any governmental entity, supplier, investor, partner, vendor, service provider, collaboration partner, licensor, licensee or any other party having business dealings with NGM;
(viii)	NGM’s compliance with the covenants contained in the Merger Agreement;
(ix)	any action taken by NGM at Parent’s express written request or with Parent’s express written consent; or
(x)
results of any pre-clinical or clinical testing of any Company Product (as defined in the Merger Agreement) being conducted by or on behalf of NGM or its subsidiary or any announcement or publication thereof;

(xi)	any increased incidence or severity of any previously identified side effect or safety observation, or any report of any new side effect or safety observation, with respect to any Company Product;
(xii)
any feedback received from the FDA or any other governmental entity with respect to any Company Product or any ongoing or potential pre-clinical or clinical program or trial, including any feedback with respect to the design of any trial; or

(xiii)	any adverse effect arising or resulting from any supply chain disruption affecting any Company Product;
except in each case, with respect to clauses (i) through (v) or to (xiii), to the extent NGM is disproportionately affected thereby as compared with other participants in the industries in which NGM operates (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a NGM Material Adverse Effect).
In the Merger Agreement, Parent and Purchaser have made representations and warranties to NGM with respect to:
•	corporate matters, such as due organization, good standing, power and authority;
•	power and authority and enforceability;
•	absence of conflicts and required consents and approvals;
•	accuracy of information supplied for purposes of the Schedule 14D-9 and the Offer Documents;
•	broker’s fees and expenses;
•	litigation;
•	ownership of certain NGM common stock; and
•	the Limited Guaranty.
Some of the representations and warranties in the Merger Agreement made by Parent and Purchaser are qualified as to “materiality” or a “Parent Material Adverse Effect.” For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any change, effect, event or occurrence that prevents Parent or Purchaser from consummating the Offer, the Merger and the other Transactions on or before the Outside Date.
None of the representations and warranties in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the Effective Time (it being understood that such nonsurvival of the representations and warranties in the Merger Agreement shall not limit any covenants or agreements of the parties which by their terms contemplate performance after the Effective Time.
Specific Performance. The parties have agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. The parties further agreed that the parties will be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement in Chancery Court of the State of Delaware (or in any federal court located in the State of Delaware if jurisdiction is not then available in the Chancery Court of the State of Delaware) without proof of damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity.
Expenses. Except as otherwise provided in the Merger Agreement, all fees and expenses incurred by the parties in connection with the Merger Agreement, the Offer, the Merger and the other Transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses, whether or not the Offer or the Merger is consummated.
Offer Conditions. The Offer Conditions are described in “The Tender Offer—Section 9. Conditions of the Offer.”
Mutual Confidentiality Agreement. On October 31, 2023, NGM and TCG, an affiliate of Parent, entered into the Confidentiality Agreement, pursuant to which each party agreed, subject to certain exceptions, to keep confidential all proprietary, nonpublic and/or confidential information about the other party, its affiliates or subsidiaries and/or its business furnished in connection with a possible negotiated transaction. TCG and NGM’s obligations under the Confidentiality Agreement will expire one year after the date of the Confidentiality Agreement.
This summary and description of the material terms of the Confidentiality Agreement does not purport to be complete and is qualified in its entirety by reference to the Confidentiality Agreement, which is filed as Exhibit (d)(2) to the Schedule TO and is incorporated by reference herein.
Limited Guaranty. Concurrently with the execution of the Merger Agreement, and as a condition and inducement to NGM’s willingness to enter into the Merger Agreement, the Guarantors, affiliates of TCG and Parent, have duly executed and delivered to NGM the Limited Guaranty in favor of NGM in respect of certain obligations of Parent and Purchaser under the Merger Agreement. The Guarantors’ obligations under the Limited Guaranty are subject to a cap of $10 million with respect to obligations to NGM arising under or in connection with the Merger Agreement. Each Guarantor is considered a co-offeror in the Offer. As co-offerors, each Guarantor accepts joint responsibility for the accuracy of the disclosures made in this Offer to Purchase.
8.	SOURCE AND AMOUNT OF FUNDS.
The Offer is not conditioned upon Parent’s, Purchaser’s or any of the TCG Stockholders’ or Guarantors’ ability to finance the purchase of Shares pursuant to the Offer. Parent and Purchaser estimate that the total amount of funds required to consummate the Merger (including payments for the settlement and cancellation of Company Stock Options and Company Restricted Stock Units) pursuant to the Merger Agreement and to purchase all of the Shares pursuant to the Offer and the Merger Agreement is approximately $73 million, assuming all of the Rollover Shares will be contributed to Parent and the holders thereof will receive common shares of Parent in return therefor. The funds to pay for all Shares accepted for payment in the Offer will be funded with NGM’s available cash, cash equivalents and marketable securities available at the Effective Time. The Parties have agreed that Parent (or its applicable affiliate) will issue a promissory note, in accordance with Section 2.01(c) of the Merger Agreement, in an amount and on terms reasonably determined by Parent, to NGM in exchange for such cash, cash equivalents and marketable securities.
In connection with the execution of the Merger Agreement, the Guarantors have agreed to the Limited Guaranty. Subject to the terms of the Limited Guaranty, each Guarantor has agreed, severally and not jointly, to guarantee certain obligations of Parent and Purchaser up to $10 million under the Merger Agreement. Other than the Limited Guaranty and the promissory note that Parent (or its applicable affiliate) could issue to NGM pursuant to the Merger Agreement, there are no financing arrangements or alternative financing plans.
We do not believe our financial condition is relevant to your decision whether to tender your Shares and accept the Offer because: (i) the Offer is being made for all outstanding Shares (other than the Rollover Shares) solely for cash; (ii) the Offer is not subject to any financing condition; (iii) if we consummate the Offer, we will acquire all remaining Shares (other than the Rollover Shares) for the same price in the Merger; (iv) the funds to pay for all Shares accepted for payment in the Offer will be funded by NGM’s available cash, cash equivalents and marketable securities available at the Effective Time; and (v) the Guarantors have agreed to guarantee certain obligations of Parent and Purchaser under the Merger Agreement, subject to the terms and conditions set forth in the Limited Guaranty. See “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements.”
9.	CONDITIONS OF THE OFFER.
Notwithstanding any other term of the Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer and, subject to the terms of the Merger Agreement, may delay the acceptance for payment of or payment for Shares or may terminate or amend the Offer, if:
(a)
prior to the Expiration Date, there shall not have been validly tendered (and not properly withdrawn) a number of Shares that would represent at least a majority of the Shares owned by Unaffiliated Stockholders (the “Minimum Tender Condition”); or

(b)	any of the following conditions shall exist or shall have occurred and be continuing at the Expiration Date:
(i)	there shall have been any Legal Restraint in effect preventing or prohibiting the consummation of the Offer or the Merger;
(ii)
(1) any representation or warranty of NGM set forth in Article IV of the Merger Agreement (other than those set forth in Section 4.01 (Organization, Standing and Power) (but only with respect to the first and second sentences thereof), Section 4.02(a) through Section 4.02(g) (Capital Structure), Section 4.04 (Authority; Execution and Delivery; Enforceability), Section 4.05(a)(i) (No Conflicts); Section 4.08(a) (No Material Adverse Effect), Section 4.20 (Brokers and Other Advisors), Section 4.22 (Opinion of Financial Advisors) and Section 4.23 (No Vote Required)) shall not be true and correct as of the date of the Merger Agreement and as of the Offer Closing Time as if made on and as of the Offer Closing Time, except to the extent such representation or warranty expressly relates to a specified date (in which case on and as of such specified date), other than for such failures to be true and correct that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Merger Agreement) (for purposes of determining the satisfaction of the condition set forth in this clause (1), without regard to any qualifications or exceptions contained therein as to “materiality” or “Company Material Adverse Effect”), (2) any representation or warranty of NGM set forth in Section 4.01 (Organization, Standing and Power) (but only with respect to the first and second sentences thereof), Section 4.02(b), Section 4.02(f) and Section 4.02(g) (Capital Structure), Section 4.04 (Authority; Execution and Delivery; Enforceability), Section 4.05(a)(i) (No Conflicts), Section 4.20 (Brokers and Other Advisors), Section 4.22 (Opinion of Financial Advisors) and Section 4.23 (No Vote Required) of the Merger Agreement shall not be true and correct in all material respects as of the date of the Merger Agreement and as of the Offer Closing Time as if made on and as of the Offer Closing Time, except to the extent such representation or warranty expressly relates to a specified date (in which case on and as of such specified date), (3) any representation or warranty of NGM set forth in Section 4.02(a), Section 4.02(c), Section 4.02 (d) and Section 4.02 (e) (Capital Structure) of the Merger Agreement shall not be true and correct other than in de minimis respects at and as of such time, except to the extent such representation or warranty expressly relates to a specified date (in which case on and as of such specified date) and (4) any representation or warranty of NGM set forth in Section 4.08(a) (No Material Adverse Effect) of the Merger Agreement shall not be true and correct in all respects as of such time;

(iii)	NGM shall have failed to perform in all material respects the obligations to be performed by it under the Merger Agreement;

(iv)
Parent shall have failed to receive from NGM a certificate, dated as of the date on which the Offer expires and signed by an executive officer of NGM, certifying to the effect that the Offer Conditions set for in clauses (A) and (B) above have been satisfied as of immediately prior to the expiration of the Offer; or

(v)	the Merger Agreement shall have been terminated in accordance with its terms.
The foregoing conditions are for the sole benefit of Parent and Purchaser and, subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the SEC, may be waived by Parent and Purchaser in whole or in part at any time and from time to time in their sole discretion (other than the Minimum Tender Condition or the Termination Condition, which may be waived by Parent or Purchaser). The failure of Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. In accordance with SEC rules and regulations, upon discovery of a condition that gives rise to termination of the Offer, Parent and Purchaser will undertake to promptly notify NGM stockholders of a decision to either terminate the Offer, or to waive the condition and proceed with the Offer.
10.	DIVIDENDS AND DISTRIBUTIONS.
The Merger Agreement provides that NGM will not, between the date of the Merger Agreement and the Effective Time, declare, set aside, establish a record date in respect of, accrue or pay any dividends on, or make any other distributions (whether in cash, stock, equity securities or property) in respect of, any of its capital stock (including the Shares), except for dividends or distributions by a wholly-owned subsidiary of NGM to NGM. See “Special Factors—Section 5. Price Range of Shares; Dividends” and “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements—Conduct of Business Pending the Merger.”
11.	CERTAIN LEGAL MATTERS; REGULATORY APPROVALS.
General. Except as otherwise set forth in this Offer to Purchase, based on Parent’s and Purchaser’s review of publicly available filings by NGM with the SEC and other information regarding NGM, Parent and Purchaser are not aware of any licenses or other regulatory permits which appear to be material to the business of NGM and which might be adversely affected by the acquisition of Shares by Purchaser pursuant to the Offer or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required for the acquisition or ownership of Shares by Purchaser or Parent pursuant to the Offer. In addition, except as set forth below, Parent and Purchaser are not aware of any filings, approvals or other actions by or with any governmental body or administrative or regulatory agency that would be required for Parent’s and Purchaser’s acquisition or ownership of the Shares. Should any such approval or other action be required, Parent and Purchaser have agreed to use reasonable best efforts to, as promptly as practicable, obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities, make all necessary registrations, declarations and filings and take all reasonable steps as may be necessary to avoid an action by any governmental entity. The parties currently expect that such approval or action, except as described below under “Takeover Laws,” would be sought or taken. There can be no assurance that any such approval or action, if needed, would be obtained or, if obtained, that it will be obtained without substantial conditions; and there can be no assurance that, in the event that such approvals were not obtained or such other actions were not taken, adverse consequences might not result to NGM’s or Parent’s business or that certain parts of NGM’s or Parent’s business might not have to be disposed of or held separate. In such an event, we may not be required to purchase any Shares in the Offer. See “The Tender Offer—Section 9. Conditions of the Offer.”
Antitrust. Based on a review of the information currently available relating to the businesses in which Parent and NGM are engaged and the consideration to be paid for the Shares, Parent and Purchaser have determined that no mandatory antitrust premerger notification filing or waiting period under Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR”), and the rules and regulations promulgated thereunder is required, and therefore HSR clearance is not a condition to the consummation of the Offer or the Merger.
Based upon an examination of publicly available and other information relating to the businesses in which NGM is engaged, Parent and Purchaser believe that the acquisition of Shares in the Offer (and the Merger) should not violate applicable antitrust laws. Nevertheless, Parent and Purchaser cannot be certain that a challenge to the Offer (and the Merger) on antitrust grounds will not be made, or, if such challenge is made, what the result will be. See “The Tender Offer—Section 9. Conditions of the Offer.”

Stockholder Approval Not Required. Assuming the Offer and the Merger are consummated in accordance with Section 251(h) of the DGCL, NGM has represented in the Merger Agreement that execution, delivery and performance of the Merger Agreement by NGM and the consummation by NGM of the Offer and the Merger have been duly validly authorized by all necessary corporate action on the part of NGM, and no other corporate proceedings on the part of NGM are necessary to authorize the Merger Agreement or to consummate the Offer and the Merger. Section 251(h) of the DGCL provides that approval by stockholders of a public constituent company in a merger is not required if certain requirements are met, including that: (i) the acquiring company consummates an offer for all of the outstanding stock of the company to be acquired that, absent Section 251(h) of the DGCL, would be entitled to vote on such merger, provided, however, among other things, that such offer may be conditioned on the tender of a minimum number or percentage of shares of stock, and such offer may exclude any “excluded stock” (as defined in Section 251(h) of the DGCL), which includes “rollover stock” (as defined in the Section 251(h) of the DGCL); (ii) immediately following the consummation of such tender offer, the stock irrevocably accepted for purchase pursuant to the offer, together with the stock otherwise owned by the consummating company and its affiliates and any “rollover stock” (as defined in Section 251(h) of the DGCL), equals at least such percentage of the stock of the company to be acquired that, absent Section 251(h) of the DGCL, would be required to adopt the merger agreement; and (iii) the stockholders at the time of the merger receive the same consideration for their stock in the merger as was payable in the tender offer. If the Minimum Tender Condition is satisfied and we accept Shares for payment pursuant to the Offer, we will hold a sufficient number of Shares to ensure that NGM will not be required to submit the adoption of the Merger Agreement to a vote of its stockholders. Following the consummation of the Offer and subject to the satisfaction of the remaining conditions set forth in the Merger Agreement, Purchaser, Parent and NGM will take all necessary and appropriate action to effect the Merger as promptly as practicable without a meeting of stockholders of NGM in accordance with Section 251(h) the DGCL. See “Special Factors—Section 2. Purpose of the Offer and Plans for NGM” and “The Tender Offer—Section 7. Summary of the Merger Agreement and Certain Other Agreements.”
Takeover Laws. A number of states (including Delaware, where NGM is incorporated) have adopted takeover laws and regulations which purport, to varying degrees, to be applicable to attempts to acquire securities of corporations which are incorporated in such states or which have substantial assets, stockholders, principal executive offices or principal places of business therein.
As a Delaware corporation, NGM has not opted out of Section 203 of the DGCL. In general, Section 203 of the DGCL would prevent an “interested stockholder” (generally defined in Section 203 of the DGCL as a person beneficially owning 15% or more of a corporation’s voting stock and the affiliates and associates of such person) from engaging in a “business combination” (as defined in Section 203 of the DGCL) with a Delaware corporation for three years following the time such person became an interested stockholder unless, among other exceptions: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction which resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares of outstanding stock held by directors who are also officers and by employee stock plans that do not allow plan participants to determine confidentially whether to tender shares); or (iii) following the transaction in which such person became an interested stockholder, the business combination is: (A) approved by the board of directors of the corporation; and (B) authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. The restrictions on business combinations contained in Section 203 of the DGCL also do not apply, among other possibilities, (i) to corporations that do not have a class of voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders (unless the corporation’s certificate of incorporation expressly provides otherwise) or (ii) to interested stockholders who became interested stockholders at a time when the restrictions on business combinations did not apply because of the foregoing clause (i). Each of Purchaser, Parent and the other Guarantors are affiliates of The Column Group, LP, which has been a significant stockholder of NGM since prior to its initial public offering and first acquired in excess of 15% of the outstanding voting shares of NGM at least three (3) years prior to the date of the Merger Agreement and at a time when such shares were not listed on a national securities exchange and NGM’s certificate of incorporation did not opt into Section 203 of the DGCL.

The NGM Board has approved the Offer in accordance with Section 203 of the DGCL and taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of the Merger Agreement and the timely consummation of the Offer and the Merger NGM has represented the same to us in the Merger Agreement. Purchaser has not attempted to comply with any other state takeover statutes in connection with the Offer or the Merger. Purchaser reserves the right to challenge the validity or applicability of any state law allegedly applicable to the Offer, the Merger or the Merger Agreement, and nothing in this Offer to Purchase or any action taken in connection herewith is intended as a waiver of that right. In the event that it is asserted that one or more takeover statutes apply to the Offer, the Merger or the Merger Agreement, and it is not determined by an appropriate court that such statute or statutes do not apply or are invalid as applied to the Offer, the Merger or the Merger Agreement, as applicable, Purchaser may be required to file certain documents with, or receive approvals from, the relevant state authorities, and Purchaser might be unable to accept for payment or purchase Shares tendered pursuant to the Offer or be delayed in continuing or consummating the Offer. In such case, Purchaser may not be obligated to accept for purchase, or pay for, any Shares tendered. See “The Tender Offer—Section 9. Conditions of the Offer.”
Appraisal Rights. No appraisal rights are available to the holders of Shares in connection with the Offer. However, if the Offer is successful and the Merger is consummated, stockholders and beneficial owners of Shares of NGM who: (i) did not tender their Shares in the Offer (or who had tendered but subsequently validly withdrawn such tender, and not otherwise waived their appraisal rights); (ii) otherwise comply with the applicable requirements and procedures of Section 262 of the DGCL; and (iii) do not thereafter withdraw their demand for appraisal of such Shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL, will be entitled to demand appraisal of their Shares and receive in lieu of the consideration payable in the Merger a cash payment equal to the “fair value” of their Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, in accordance with Section 262 of the DGCL, plus interest, if any, on the amount determined to be fair value. If you choose to exercise your appraisal rights in connection with the Merger and you properly demand and perfect such rights in accordance with Section 262 of the DGCL, you may be entitled to payment for your Shares based on a judicial determination of the fair value of your Shares plus interest, if any, on the amount determined to be fair value.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of Shares unless otherwise expressly noted herein, (ii) “beneficial owner” are to a person who is the beneficial owner of Shares held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity. Stockholders and beneficial owners of Shares should carefully review the full text of Section 262 of the DGCL as well as the information discussed herein. Stockholders and beneficial owners of Shares should assume that NGM will take no action to perfect any appraisal rights of any person.
The “fair value” of the Shares as determined by the Delaware Court of Chancery could be based upon considerations other than, or in addition to, the price paid in the Offer and the Merger and the market value of such Shares. Stockholders and beneficial owners of Shares should recognize that the value determined in an appraisal proceeding of the Delaware Court of Chancery could be higher or lower than, or the same as, the Offer Price and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Offer and the Merger, is not an opinion as to, and does not otherwise address, fair value under the DGCL. Moreover, Parent and NGM may argue in an appraisal proceeding that, for purposes of such proceeding, the “fair value” of such Shares is less than the Offer Price.
Any stockholder or beneficial owner of Shares who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights.
Under Section 262 of the DGCL, if a merger is approved under Section 251(h) of the DGCL, either a constituent corporation before the effective date of the merger, or the surviving corporation within 10 days thereafter, must notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. THE SCHEDULE 14D-9 CONSTITUTES THE FORMAL NOTICE OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL. FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR EXERCISING AND PERFECTING APPRAISAL RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.
As discussed in the Schedule 14D-9, stockholders and beneficial owners of Shares wishing to exercise the right to seek an appraisal of their Shares under Section 262 of the DGCL must do ALL of the following:
•
within the later of the consummation of the Offer (which will occur at the date and time of the acceptance for payment of Shares pursuant to and subject to the conditions of the Offer) and 20 days after the mailing of the Schedule 14D-9, deliver to NGM at the address indicated in the Schedule 14D-9 a written demand for appraisal of their Shares, which demand must reasonably inform NGM of the identity of the person making the demand and that the person is demanding appraisal and, in the case of a demand made by a beneficial owner of Shares, must also reasonably identify the holder of record of the Shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list required by subsection (f) of Section 262 of the DGCL;

•	not tender his, her or its Shares pursuant to the Offer (or, if tendered, validly and subsequently withdraw such Shares prior to the time Parent accepts properly tendered Shares for purchase); and
•	continuously hold of record or beneficially own, as applicable, the Shares from the date on which the written demand for appraisal is made through the Effective Time.
Any stockholder or beneficial owner of Shares who sells Shares in the Offer will not be entitled to exercise appraisal rights with respect thereto but rather will receive the Offer Price, subject to the terms and conditions of the Merger Agreement, as well as the Offer to Purchase and related Letter of Transmittal, as applicable.
The preservation and exercise of appraisal rights require strict and timely adherence to the applicable provisions of Delaware law which will be set forth in their entirety in the Schedule 14D-9. The foregoing discussion is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by reference to Delaware law, including without limitation, Section 262 of the DGCL, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
The information provided above is for informational purposes only with respect to your alternatives if the Merger is consummated. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The foregoing summary does not constitute any legal or other advice nor does it constitute a recommendation that NGM stockholders or beneficial owners of Shares exercise appraisal rights under Section 262 of the DGCL.
If you tender your Shares into the Offer, you will not be entitled to exercise appraisal rights with respect to your Shares but, instead, subject to the conditions to the Offer, you will receive the Offer Price for your Shares.
Parent and Purchaser have made no arrangements in connection with the Offer to provide Unaffiliated Stockholders access to our corporate files or to obtain counsel or appraisal services at our expense.
“Going Private” Transactions. This is a tender offer by affiliated parties. The TCG Stockholders collectively own 22,067,593 Shares of NGM, or 26% of the outstanding Shares of NGM. Dr. Goeddel is a director of NGM and also a managing partner of The Column Group. Because this is a tender offer by affiliated parties, the transactions contemplated by the Merger Agreement constitute a “going private” transaction under Rule 13e-3 under the Exchange Act. Rule 13e-3 requires, among other things, that certain financial information concerning NGM and certain information relating to the fairness of the Offer and the Merger and the consideration offered to the Unaffiliated Stockholders be filed with the SEC and disclosed to the Unaffiliated Stockholders. Parent has provided such information in this Offer to Purchase and in the Schedule TO and the exhibits thereto filed with the SEC pursuant to Rule 14d-3 under the Exchange Act. In addition, the information included in the Schedule 14D-9 under the heading “Special Factors—Purposes, Alternatives, Reasons and Effects—Additional Information—Summary Financial Information” is incorporated herein by reference.
In deciding whether to tender your Shares, you should consider the potential conflict of interest that exists as a result of the above factors. The rules of the SEC require the Purchaser Parties to express their belief as to the fairness of the Offer and the Merger to the Unaffiliated Stockholders. The Purchaser Parties reasonably believe that the Offer Price to be received by the Unaffiliated Stockholders is fair to such Unaffiliated Stockholders and that the Offer and the Merger are procedurally fair to such Unaffiliated Stockholders. See “Special Factors—Section 3. Position of Parent and Purchaser Regarding Fairness of the Offer and the Merger” for a list of factors, each of which, in the Purchaser Parties’ judgment, support their views as to the fairness of the Offer and Merger.
For a description of certain contacts between NGM and Purchaser and its affiliates that were related to the Offer, please see “Special Factors—Section 1. Background of the Offer; Contacts with NGM.” Further, please see “Special Factors—Section 2. Purpose of the Offer and Plans for NGM,” and this “The Tender Offer—Section 11. Certain Legal Matters; Regulatory Approvals” for a description of (i) the purpose the Offer, (ii) our plans for NGM, (iii) why Parent does not anticipate seeking the approval of the Unaffiliated Stockholders and (iv) the availability of appraisal rights in connection with the Offer and the Merger.
Litigation. As of March 7, 2024, NGM has not received any complaints seeking to enjoin NGM from consummating or otherwise opposing the Offer or Merger, or any demand letters requesting corrective disclosure. Lawsuits may be filed against NGM and the NGM Board, and lawsuits may be filed against Parent and Purchaser, in connection with the Offer, the Merger and the related disclosures. Depending on the nature and materiality of the allegations, Parent and Purchaser will not, and understand that NGM will not, necessarily announce such filings.
12.	FEES AND EXPENSES.
Parent has retained the Depositary and Paying Agent and the Information Agent in connection with the Offer. The Depositary and Paying Agent and the Information Agent will receive customary compensation, reimbursement for reasonable out-of-pocket expenses and indemnification against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.
As part of the services included in such retention, the Information Agent may contact holders of Shares by personal interview, mail, electronic mail, telephone, telex, telegraph and other methods of electronic communication and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offer materials to beneficial holders of Shares.
Except as set forth above, neither Parent nor Purchaser will pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will upon request be reimbursed by us for customary mailing and handling expenses incurred by them in forwarding the offering material to their customers.
The following is an estimate of fees and expenses to be incurred by Purchaser in connection with the transactions contemplated by the Merger Agreement:
Type of Fee	Amount
Filing Fees	$19,969.44
Depositary and Paying Agent(1)	$41,500.00
Information Agent (including mailing and advertisement cost)(2)	$37,500.00
Printing and other	$15,000.00
Total	$113,969.44
(1)
Purchaser will pay an additional $3,500 to the Depositary and Paying Agent following each extension of the Offer (if any). Purchaser will also reimburse the Depositary and Paying Agent for certain reasonable and documented out-of-pocket fees and expenses.

(2)
The fee paid to the Information Agent will be reduced to $25,000 if the Transactions are not consummated. Purchaser will also reimburse the Information Agent for certain reasonable and documented out-of-pocket fees and expenses.

Purchaser also anticipates that it will incur legal expenses in connection with the Offer and the Merger. NGM will incur its own fees and expenses in connection with the Offer.
13.	INTERESTS OF CERTAIN NGM DIRECTORS AND EXECUTIVE OFFICERS IN THE OFFER AND THE MERGER.
In considering the fairness of the consideration to be received in the Offer and the Merger, the stockholders of NGM should be aware that certain directors and executive officers of NGM have interests in the Offer and Merger that may present them with certain actual or potential conflicts of interest. To the knowledge of Parent and Purchaser, after making reasonable inquiry, all of NGM’s executive officers, directors, affiliates and subsidiaries currently intend to tender or cause to be tendered pursuant to the Offer all Shares held of record or beneficially owned by such persons immediately prior to the expiration of the Offer, as it may be extended (other than Shares for which such holder does not have discretionary authority, Shares owned, directly or indirectly, by Parent, Purchaser or any other subsidiary of Parent, Shares owned by the TCG Stockholders or Shares owned by the Rollover Stockholders); however, there are no agreements requiring such persons to do so. Mr. Rieflin and Drs. Goeddel and Woodhouse are all Rollover Stockholders. Pursuant to the applicable Rollover Agreement, Mr. Rieflin and Drs. Goeddel and Woodhouse have agreed, among other things, that they will not transfer or tender their Rollover Shares in the Offer. A description of these interests, including the information required to be disclosed pursuant to Item 402(t) of Regulation S-K, is included in the Schedule 14D-9 under the headings “Special Factors—Purposes, Alternatives, Reasons and Effects—Past Contacts, Transactions, Negotiations and Agreements,” “Special Factors—Purposes, Alternatives, Reasons and Effects—The Solicitation or Recommendation” and “Special Factors—Purposes, Alternatives, Reasons and Effects—Additional Information,” which description and information is incorporated herein by reference.
14.	MISCELLANEOUS.
The Offer is being made to all holders of the Shares. We are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If we become aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.
Parent and Purchaser have filed with the SEC the Schedule TO (including exhibits) in accordance with the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. The Schedule TO and any amendments thereto, including exhibits, may be examined and copies may be obtained from the SEC in the manner set forth in “The Tender Offer—Section 5. Certain Information Concerning NGM—Available Information.”
The Offer does not constitute a solicitation of proxies for any meeting of NGM’s stockholders. Any solicitation of proxies which Purchaser or any of its affiliates might seek would be made only pursuant to separate proxy materials complying with the requirements of Section 14(a) of the Exchange Act.
No person has been authorized to give any information or make any representation on behalf of Parent or the Purchaser not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer, bank, trust company, fiduciary or other person shall be deemed to be an agent of Parent, Purchaser, the Depositary and Paying Agent or the Information Agent for the purpose of the Offer. Neither delivery of this Offer to Purchase nor any purchase pursuant to the Offer will, under any circumstances, create any implication that there has been no change in the affairs of Parent, Purchaser, NGM or any of their respective subsidiaries since the date as of which information is furnished or the date of this Offer to Purchase.

Atlas Neon Merger Sub, Inc.

Atlas Neon Parent, Inc.

The Column Group, LP

The Column Group GP, LP

The Column Group II, LP

The Column Group II GP, LP

The Column Group Management, LP

Ponoi Capital, LP

Ponoi Management, LLC

Ponoi Capital II, LP,

Ponoi II Management, LLC

The Column Group III, LP

The Column Group III-A, LP

The Column Group III GP, LP

The Column Group IV, LP

The Column Group IV-A, LP

The Column Group IV GP, LP

TCG IV GP, LLC

The Column Group Opportunity III, LP

The Column Group Opportunity III GP, LP

TCG Opportunity III GP, LLC

Peter Svennilson

David V. Goeddel

Timothy Kutzkey
March 8, 2024

SCHEDULE A
INFORMATION CONCERNING MEMBERS OF THE BOARDS OF DIRECTORS AND
THE EXECUTIVE OFFICERS OF PURCHASER, PARENT, TCG STOCKHOLDERS AND THE GUARANTORS.
1.	Atlas Neon Merger Sub, Inc.
Atlas Neon Merger Sub, Inc. (“Purchaser”) is a Delaware corporation with its business address at Atlas Neon Merger Sub, Inc. c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of Purchaser is (415) 865-2050. Purchaser is a wholly owned subsidiary of Parent. Purchaser was formed for the purpose of making a tender offer for any and all outstanding Shares (other than the Rollover Shares) of NGM and has not engaged, and does not expect to engage, in any business other than in connection with the Offer and the Merger. The following table sets forth information about the directors, executive officers and sole stockholder of Purchaser as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Director, President and Secretary Sweden
Mr. Peter Svennilson serves as a Director and the President and Secretary of Atlas Neon Parent, Inc. and Purchaser, and as a Managing Partner of the General Partner of The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP and The Column Group III-A, LP, respectively, and as a Managing Member of the General Partner of The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP, respectively. Mr. Svennilson is also the founder and a Managing Partner of The Column Group, a U.S.-focused science-driven healthcare investment firm founded in 2007. Mr. Svennilson has significant investment experience, including founding Three Crowns Capital and serving as the Associate Managing Director in charge of European Investment Banking Origination for Nomura in Europe, as well as serving on the board of directors of several biotech companies, including NGM. Mr. Svennilson is a trustee at the Institute for Advanced Study in Princeton. He received a B.S. and an M.B.A. from the Stockholm School of Economics and completed further studies at the M.B.A. programs at INSEAD in Fontainebleau and London Business School.

James Evangelista Director, Vice President and Treasurer United States of America
Mr. James Evangelista serves as a Director and the Vice President and Treasurer of Atlas Neon Parent, Inc. and Purchaser. Mr. Evangelista also serves as the Chief Financial Officer and as a Partner at The Column Group, and as a member of the board of directors for Circle Pharma. Prior to joining The Column Group in 2012, Mr. Evangelista served as controller at Three Arch Partners. Mr. Evangelista started his career working for several large money management firms including Fisher Investments and Barclays Global Investors. Mr. Evangelista received a B.S. in Managerial Economics from University of California, Davis, and earned an M.B.A. from Santa Clara University. Mr. Evangelista is a certified public accountant in the State of California (Inactive) and is a member of the American Institute of CPAs and the California Society of CPAs.

Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Atlas Neon Parent, Inc., a Delaware corporation	Atlas Neon Parent, Inc. is the parent and sole stockholder of Purchaser. Refer to “2. Atlas Neon Parent, Inc.” below for further information.
The common business address and telephone number for all the directors and executive officers of Purchaser are as follows: Atlas Neon Merger Sub, Inc. c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
2.	Atlas Neon Parent, Inc.
Atlas Neon Parent, Inc. is a Delaware corporation formed on February 15, 2024, with its business address at Atlas Neon Parent, Inc. c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of Parent is (415) 865-2050. Parent was formed for the purpose of consummating the Merger and has not engaged, and does not expect to engage, in any business other than in connection with the Offer and the Merger. The following table sets forth information about the directors, executive officers and sole stockholder of Parent as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Director, President and Secretary Sweden	Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

James Evangelista Director, Vice President and Treasurer United States of America	Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

The Column Group, LP, a Delaware limited partnership	The Column Group, LP. is the parent and sole stockholder of Parent. Refer to “3. The Column Group, LP” below for further information.
The common business address and telephone number for all the directors and executive officers of Parent are as follows: Atlas Neon Parent, Inc. c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
3.	The Column Group, LP.
The Column Group, LP. is a Delaware limited partnership and is the parent and sole stockholder of Parent with its business address at The Column Group, LP, c/o 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group, LP. is (415) 865-2050. The principal business of The Column Group, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of The Column Group, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
The Column Group GP, LP, a Delaware limited liability partnership
The Column Group GP, LP is the general partner of The Column Group, LP, and its officers are Peter Svennilson and David Goeddel (Managing Partners). The principal business of The Column Group GP, LP is acting as general partner of The Column Group, LP.

Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Managing Partner of The Column Group GP, LP, Sweden	Peter Svennilson is a Managing Partner of The Column Group GP, LP. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Partner of The Column Group GP, LP, United States of America
Dr. David V. Goeddel serves as a Managing Partner of the General Partner of The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP and The Column Group III-A, LP, respectively, and as a Managing Member of the General Partner of The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP, respectively. Dr. Goeddel serves as a Managing Partner of The Column Group and on the board of directors for Biotherapeutics, Hexagon Bio, Tenaya Therapeutics and NGM and scientific advisory board for Velia. Prior to joining The Column Group in August 2006, Dr. Goeddel co-founded Tularik and served as Chief Executive Officer until it was acquired by Amgen, and held various senior roles at Genentech. Dr. Goeddel has won numerous scientific awards and is a member of the National Academy of Sciences and the American Academy of Arts of Sciences. He received a B.A. in Chemistry from UC San Diego and a Ph.D. in Biochemistry from the University of Colorado-Boulder.

The common business address and telephone number for all the directors and executive officers of The Column Group, LP are as follows: The Column Group, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
4.	The Column Group GP, LP
The Column Group GP, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group GP, LP is (415) 865-2050. The principal business of The Column Group GP, LP. is acting as general partner of The Column Group, LP. The following table sets forth information about the managing partners of The Column Group GP, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Managing Partner of The Column Group GP, LP Sweden	Peter Svennilson is a Managing Partner of The Column Group GP, LP. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Partner of The Column Group GP, LP United States of America	David V. Goeddel is a Managing Partner of The Column Group GP, LP. Refer to “3. The Column Group, LP” above for further information.
The common business address and telephone number for the managing partners listed above are as follows: The Column Group GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.

5.	The Column Group II, LP
The Column Group II, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group II, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group II, LP is (415) 865-2050. The principal business of The Column Group II, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of The Column Group II, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
The Column Group II GP, LP a Delaware limited liability partnership
The Column Group II GP, LP is the general partner of The Column Group II, LP, and its officers are Peter Svennilson and David Goeddel (Managing Partners). The principal business of The Column Group II GP, LP is acting as general partner of The Column Group II, LP.

Peter Svennilson Managing Partner of The Column Group II GP, LP Sweden	Peter Svennilson is a Managing Partner of The Column Group II GP, LP. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Partner of The Column Group II GP, LP United States of America	David V. Goeddel is a Managing Partner of The Column Group II GP, LP. Refer to “3. The Column Group, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group II, LP are as follows: The Column Group II, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
6.	The Column Group II GP, LP
The Column Group II GP, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group II GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group II GP, LP is (415) 865-2050. The principal business of The Column Group II GP, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of The Column Group II, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Managing Partner of The Column Group II GP, LP Sweden	Peter Svennilson is a Managing Partner of The Column Group II GP, LP. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Partner of The Column Group II GP, LP United States of America	David V. Goeddel is a Managing Partner of The Column Group II GP, LP. Refer to “3. The Column Group, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group II GP, LP are as follows: The Column Group II GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.

7.	The Column Group Management, LP
The Column Group Management, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group Management, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group Management, LP is (415) 865-2050. The principal business of The Column Group Management, LP is managing entities that make venture capital investments. The following table sets forth information about the partners of The Column Group Management, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Managing Partner of The Column Group Management, LP Sweden	Peter Svennilson is a Managing Partner of The Column Group GP, LP. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Partner of The Column Group Management, LP United States of America	David V. Goeddel is a Managing Partner of The Column Group GP, LP. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Partner of The Column Group Management, LP United States of America
Dr. Timothy Kutzkey serves as a Managing Partner of the General Partner of The Column Group Management, LP and The Column Group III, LP, respectively and Managing Member of the General Partner of Ponoi Capital, LP and Ponoi Capital II, LP. Dr. Kutzkey serves as a Managing Partner of The Column Group and on the board of directors of Surrozen, Neurona Therapeutics, Nura Bio, Kimia, Synthekine, Cajal Neuroscience and InduPo. Prior to joining The Column Group in 2007, Dr. Kutzkey was the Chief Executive Officer of Peloton Therapeutics and a scientist at KAI Pharmaceuticals. He also served as the Chairman of the board of directors of Nurix Therapeutics. Dr. Kutzkey earned his B.S. in Biological Sciences from Stanford University, and received a Ph.D. in Molecular and Cell Biology from the University of California, Berkeley.

The common business address and telephone number for the managing partners listed above are as follows: The Column Group Management, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
8.	Ponoi Capital, LP
Ponoi Capital, LP is a Delaware limited partnership and an affiliate of Parent with its business address at Ponoi Capital, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of Ponoi Capital, LP is (415) 865-2050. The principal business of Ponoi Capital, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of Ponoi Capital, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Ponoi Management, LLC, a Delaware limited liability company
Ponoi Management, LLC is the general partner of Ponoi Capital, LP and its officers are Peter Svennilson, David V. Goeddel and Timothy Kutzkey (Managing Members). The principal business of Ponoi Management, LLC is acting as general partner of Ponoi Capital, LP.

Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Managing Member of Ponoi Management, LLC Sweden	Peter Svennilson is a Managing Member of Ponoi Management, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Member of Ponoi Management, LLC United States of America	David V. Goeddel is a Managing Member of Ponoi Management, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of Ponoi Management, LLC United States of America	Timothy Kutzkey is a Managing Member of Ponoi Management, LLC. Refer to “5. The Column Group Management, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of Ponoi Capital, LP are as follows: Ponoi Capital, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
9.	Ponoi Management, LLC
Ponoi Management, LLC is a Delaware limited liability company and an affiliate of Parent with its business address at Ponoi Management, LLC c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of Ponoi Management, LLC is (415) 865-2050. The principal business of Ponoi Management, LLC is acting as general partner of Ponoi Capital, LP. The following table sets forth information about the controlling persons of Ponoi Management, LLC as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Managing Member of Ponoi Management, LLC Sweden	Peter Svennilson is a Managing Member of Ponoi Management, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Member of Ponoi Management, LLC United States of America	David V. Goeddel is a Managing Member of Ponoi Management, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of Ponoi Management, LLC United States of America	Timothy Kutzkey is a Managing Member of Ponoi Management, LLC. Refer to “5. The Column Group Management, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of Ponoi Management, LLC are as follows: Ponoi Management, LLC c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.

10.	Ponoi Capital II, LP
Ponoi Capital II, LP is a Delaware limited liability company and an affiliate of Parent with its business address at Ponoi Capital II, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of Ponoi Capital II, LP is (415) 865-2050. The principal business of Ponoi Capital II, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of Ponoi Capital II, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Ponoi II Management, LLC, a Delaware limited liability company
Ponoi II Management, LLC is the general partner of Ponoi Capital II, LP and its officers are Peter Svennilson, David V. Goeddel and Timothy Kutzkey (Managing Members). The principal business of Ponoi II Management, LLC is acting as general partner of Ponoi Capital II, LP.

Peter Svennilson Managing Member of Ponoi II Management, LLC Sweden	Peter Svennilson is a Managing Member of Ponoi II Management, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Member of Ponoi II Management, LLC United States of America	David V. Goeddel is a Managing Member of Ponoi II Management, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of Ponoi II Management, LLC United States of America	Timothy Kutzkey is a Managing Member of Ponoi II Management, LLC. Refer to “5. The Column Group Management, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of Ponoi Capital II, LP are as follows: Ponoi Capital II, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
11.	Ponoi II Management, LLC
Ponoi II Management, LLC is a Delaware limited liability company and an affiliate of Parent with its business address at Ponoi II Management, LLC LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of Ponoi II Management, LLC is (415) 865-2050. The principal business of Ponoi II Management, LLC is acting as general partner of Ponoi Capital II, LP. The following table sets forth information about the controlling persons of Ponoi II Management, LLC as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Managing Member of Ponoi II Management, LLC Sweden	Peter Svennilson is a Managing Member of Ponoi II Management, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Member of Ponoi II Management, LLC United States of America	David V. Goeddel is a Managing Member of Ponoi II Management, LLC. Refer to “3. The Column Group, LP” above for further information.

Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Timothy Kutzkey Managing Member of Ponoi II Management, LLC United States of America	Timothy Kutzkey is a Managing Member of Ponoi II Management, LLC. Refer to “5. The Column Group Management, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of Ponoi II Management, LLC are as follows: Ponoi II Management, LLC c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
12.	The Column Group III, LP
The Column Group III, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group III, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group III, LP is (415) 865-2050. The principal business of The Column Group III, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of The Column Group III, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
The Column Group III GP, LP a Delaware limited liability partnership
The Column Group III GP, LP is the general partner of The Column Group III, LP and The Column Group III-A, LP, and its officers are Peter Svennilson, David V. Goeddel and Timothy Kutzkey (Managing Partners). The principal business of The Column Group III GP, LP is acting as general partner of The Column Group III, LP and The Column Group III-A, LP.

Peter Svennilson Managing Partner of The Column Group III GP, LP Sweden	Peter Svennilson is a Managing Partner of The Column Group III GP, LP. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Partner of The Column Group III GP, LP United States of America	David V. Goeddel is a Managing Partner of The Column Group III GP, LP. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Partner of The Column Group III GP, LP United States of America	Timothy Kutzkey is a Managing Partner of The Column Group III GP, LP. Refer to “5. The Column Group Management, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group III, LP are as follows: The Column Group III, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.

13.	The Column Group III-A, LP
The Column Group III-A, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group III-A, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group III-A, LP is (415) 865-2050. The principal business of The Column Group III-A, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of The Column Group III-A, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
The Column Group III GP, LP a Delaware limited liability partnership	The Column Group III GP, LP is the general partner of The Column Group III-A, LP. Refer to “8. The Column Group III, LP” above for further information.

Peter Svennilson Managing Partner of The Column Group III GP, LP Sweden	Peter Svennilson is a Managing Partner of The Column Group III GP, LP. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Partner of The Column Group III GP, LP United States of America	David V. Goeddel is a Managing Partner of The Column Group III GP, LP. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Partner of The Column Group III GP, LP United States of America	Timothy Kutzkey is a Managing Partner of The Column Group III GP, LP. Refer to “5. The Column Group Management, LP.” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group III-A, LP are as follows: The Column Group III-A, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
14.	The Column Group III GP, LP
The Column Group III GP, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group III GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group III GP, LP is (415) 865-2050. The principal business of The Column Group III GP, LP is acting as general partner of The Column Group III, LP and the Column Group III-A, LP. The following table sets forth information about the controlling persons of The Column Group III GP, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Managing Partner of The Column Group III GP, LP Sweden	Peter Svennilson is a Managing Partner of The Column Group III GP, LP. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Partner of The Column Group III GP, LP United States of America	David V. Goeddel is a Managing Partner of The Column Group III GP, LP. Refer to “3. The Column Group, LP” above for further information.

Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Timothy Kutzkey Managing Partner of The Column Group III GP, LP United States of America	Timothy Kutzkey is a Managing Partner of The Column Group III, GP, LP. Refer to “5. The Column Group Management, LP.” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group III GP, LP are as follows: The Column Group III GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
15.	The Column Group IV, LP
The Column Group IV, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group IV, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group IV, LP is (415) 865-2050. The principal business of The Column Group IV, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of The Column Group IV, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
TCG IV GP, LLC, a Delaware limited liability company
TCG IV GP, LLC is the general partner of The Column Group IV, LP, GP and the ultimate general partner of The Column Group IV, LP and The Column Group IV-A and its officers are Peter Svennilson, David V. Goeddel and Timothy Kutzkey (Managing Members). The principal business of TCG IV GP LLC is acting as general partner of The Column Group IV GP, LP.

The Column Group IV GP, LP a Delaware limited liability partnership
The Column Group IV GP, LP is the general partner of The Column Group IV, LP and The Column Group IV-A, The principal business of The Column Group IV GP, LP is acting as general partner of The Column Group IV, LP and The Column Group IV, LP.

Peter Svennilson Managing Member of TCG IV GP, LLC Sweden	Peter Svennilson is a Managing Member of TCG IV GP, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Member of TCG IV GP, LLC United States of America	David V. Goeddel is a Managing Member of TCG IV GP, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of TCG IV GP, LLC United States of America	Timothy Kutzkey is a Managing Member of TCG IV GP, LLC. Refer to “5. The Column Group Management, LP.” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group IV, LP are as follows: The Column Group IV, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.

16.	The Column Group IV-A, LP
The Column Group IV-A, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group IV-A, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group IV-A, LP is (415) 865-2050. The principal business of The Column Group IV-A, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of The Column Group IV-A, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
TCG IV GP, LLC, a Delaware limited liability company
TCG IV GP LLC is the general partner of The Column Group IV, LP, GP and the ultimate general partner of The Column Group IV, LP and The Column Group IV-A, LP. Refer to “11. The Column Group IV, LP” above for further information.

The Column Group IV GP, LP a Delaware limited liability partnership	The Column Group IV GP, LP is the general partner of The Column Group IV, LP and The Column Group IV-A, Refer to “11. The Column Group IV, LP” above for further information.

Peter Svennilson Managing Member of TCG IV GP, LLC Sweden	Peter Svennilson is a Managing Member of TCG IV GP, LLC.Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Member of TCG IV LP, LLC United States of America	David V. Goeddel is a Managing Member of TCG IV GP, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of TCG IV GP, LLC United States of America	Timothy Kutzkey is a Managing Member of TCG IV GP, LLC. Refer to “5. The Column Group Management, LP.” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group IV-A, LP are as follows: The Column Group IV-A, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
17.	The Column Group IV GP, LP
The Column Group IV GP, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group IV GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group IV GP, LP is (415) 865-2050. The principal business of The Column Group IV GP, LP is acting as general partner of the Column Group IV, LP and The Column Group IV-A, LP. The following table sets forth information about the general partner and controlling persons of The Column Group IV GP, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
TCG IV GP LLC, a Delaware limited liability company	TCG IV GP, LLC is the general partner of The Column Group IV, LP, GP. Refer to “11. The Column Group IV, LP” above for more information.

Peter Svennilson Managing Member of TCG IV GP, LLC Sweden	Peter Svennilson is a Managing Member of TCG IV GP, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
David V. Goeddel Managing Member of TCG IV GP, LLC United States of America	David V. Goeddel is a Managing Member of TCG IV GP, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of TCG IV GP, LLC United States of America	Timothy Kutzkey is a Managing Member of TCG IV GP LLC. Refer to “5. The Column Group Management, LP.” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group IV GP, LP are as follows: The Column Group IV GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
18.	TCG IV GP, LLC
TCG IV GP, LLC is a Delaware limited liability company and an affiliate of Parent with its business address at TCG IV GP, LLC, c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of TCG IV GP, LLC is (415) 865-2050. The principal business of TCG IV GP, LLC is acting as general partner of The Column Group GP, LP. The following table sets forth information about the controlling persons of TCG IV GP, LLC as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Peter Svennilson Managing Member of TCG IV GP, LLC Sweden	Peter Svennilson is a Managing Member of TCG IV GP, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Member of TCG IV LP, LLC United States of America	David V. Goeddel is a Managing Member of TCG IV GP, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of TCG IV GP, LLC United States of America	Timothy Kutzkey is a Managing Member of TCG IV GP, LLC. Refer to “5. The Column Group Management, LP.” above for further information.
The common business address and telephone number for all the directors and executive officers of TCG IV GP, LLC are as follows: TCG IV GP, LLC c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
19.	The Column Group Opportunity III, LP
The Column Group Opportunity III, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group Opportunity III, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group Opportunity III, LP is (415) 865-2050. The principal business of The Column Group Opportunity III, LP is making venture capital investments. The following table sets forth information about the general partner and controlling persons of The Column Group Opportunity III, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
TCG Opportunity III GP, LLC, a Delaware limited liability company	TCG Opportunity III GP, LLC is the general partner of The Column Group Opportunity III GP, LP and the ultimate general partner of The Column Group Opportunity III, LP and its

Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years

officers are Peter Svennilson, David V. Goeddel and Timothy Kutzkey (Managing Members). The principal business of TCG Opportunity III GP LLC is acting as general partner of The Column Opportunity Group III GP, LP.

The Column Group Opportunity III GP, LP a Delaware limited liability partnership
The Column Group III GP, LP is the general partner of The Column Group Opportunity III, LP. The principal business of The Column Group Opportunity III GP, LP is acting as general partner of The Column Group Opportunity III, LP.

Peter Svennilson Managing Member of TCG Opportunity III, LLC Sweden	Peter Svennilson is a Managing Member of TCG Opportunity III GP, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Member of TCG Opportunity III GP, LLC United States of America	David V. Goeddel is a Managing Member of TCG Opportunity III GP, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of TCG Opportunity III GP, LLC United States of America	Timothy Kutzkey is a Managing Member of TCG Opportunity III GP, LLC. Refer to “5. The Column Group Management, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group Opportunity III, LP are as follows: The Column Group Opportunity III, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
20.	The Column Group Opportunity III GP, LP
The Column Group Opportunity III GP, LP is a Delaware limited partnership and an affiliate of Parent with its business address at The Column Group Opportunity III GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of The Column Group Opportunity III GP, LP is (415) 865-2050. The principal business of The Column Group Opportunity III GP, LP is acting as general partner of The Column Group Opportunity III, LP. The following table sets forth information about the general partner and controlling persons of The Column Group Opportunity III GP, LP as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
TCG Opportunity III GP, LLC, a Delaware limited liability company
TCG Opportunity III GP, LLC is the general partner of The Column Group Opportunity III GP, LP and the ultimate general partner of The Column Group Opportunity III, LP. Refer to “15. The Column Group Opportunity III, LP” above for further information.

Peter Svennilson Managing Member of TCG Opportunity III, LLC Sweden	Peter Svennilson is a Managing Member of TCG Opportunity III GP, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
David V. Goeddel Managing Member of TCG Opportunity III GP, LLC United States of America	David V. Goeddel is a Managing Member of TCG Opportunity III GP, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of TCG Opportunity III GP, LLC United States of America	Timothy Kutzkey is a Managing Member of TCG Opportunity III GP, LLC. Refer to “5. The Column Group Management, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of The Column Group Opportunity III GP, LP are as follows: The Column Group Opportunity III GP, LP c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.
21.	TCG Opportunity III GP, LLC
TCG Opportunity III GP, LLC is a Delaware limited liability company and an affiliate of Parent with its business address at TCG Opportunity III GP, LLC c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129. The business telephone number of TCG Opportunity III GP, LLC is (415) 865-2050. The principal business of TCG Opportunity III GP, LLC is acting as general partner of The Column Group Opportunity III GP, LP. The following table sets forth information about the controlling persons of TCG Opportunity III GP, LLC as of March 7, 2024.
Name, Position, Country of Citizenship or Jurisdiction of Incorporation	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
TCG Opportunity III GP, LLC, a Delaware limited liability company
TCG Opportunity III GP, LLC is the general partner of The Column Group Opportunity III GP, LP and the ultimate general partner of The Column Group Opportunity III, LP. Refer to “15. The Column Group Opportunity III, LP” above for further information.

Peter Svennilson Managing Member of TCG Opportunity III, LLC Sweden	Peter Svennilson is a Managing Member of TCG Opportunity III GP, LLC. Refer to “1. Atlas Neon Merger Sub, Inc.” above for further information.

David V. Goeddel Managing Member of TCG Opportunity III GP, LLC United States of America	David V. Goeddel is a Managing Member of TCG Opportunity III GP, LLC. Refer to “3. The Column Group, LP” above for further information.

Timothy Kutzkey Managing Member of TCG Opportunity III GP, LLC United States of America	Timothy Kutzkey is a Managing Member of TCG Opportunity III GP, LLC. Refer to “5. The Column Group Management, LP” above for further information.
The common business address and telephone number for all the directors and executive officers of TCG Opportunity III GP, LLC are as follows: TCG Opportunity III GP, LLC c/o The Column Group, 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129, (415) 865-2050.

22.	Security Ownership of Certain Beneficial Owners
As of March 1, 2024, The Column Group, LP and its affiliates (collectively, the “TCG Stockholders”) collectively owned 22,067,593 Shares of NGM, or 26% of the outstanding Shares of NGM, based on 83,462,408 Shares outstanding.
The following table sets forth (to the best of Purchaser’s knowledge): (i) certain information with respect to the Shares beneficially owned by the TCG Stockholders; and (ii) the transactions in the Shares by the TCG Stockholders during the past 60 days. The security ownership information in the table below is given as of March 1, 2024. Beneficial ownership is determined in accordance with the rules of the SEC. Other than as set forth below, none of the directors, executive officers, general partners, controlling persons, associates or majority-owned subsidiaries of the TCG Stockholders beneficially own any Shares or transacted in the Shares during the past 60 days.
	Securities Ownership
Filing Person	Number	Percent	Securities Transactions for the Past 60 Days
The Column Group, LP	11,103,333	13.3%	None
The Column Group GP, LP.	11,203,333(1)	13.4%	None
The Column Group II, LP	2,265,758	2.7%	None
The Column Group II GP, LP	2,265,758(2)	2.7%	None
The Column Group Management, LP	100,000	0.1%	None
Ponoi Capital, LP	1,298,908	1.6%	None
Ponoi Management, LLC	1,298,908(3)	1.6%	None
Ponoi Capital II, LP	1,298,908	1.6%	None
Ponoi II Management, LLC	1,298,908(4)	1.6%	None
The Column Group III, LP	858,035	1.0%	None
The Column Group III-A, LP	968,990	1.2%	None
The Column Group III GP, LP	1,827,025(5)	2.2%	None
The Column Group IV, LP	2,650,177	3.2%	None
The Column Group IV-A, LP	90,442	0.1%	None
The Column Group IV GP, LP	2,740,619(6)	3.3%	None
TCG IV GP, LP	2,740,619(7)	3.3%	None
The Column Group Opportunity III, LP	949,862	1.1%	None
The Column Group Opportunity III GP, LP	949,862(8)	1.1%	None
TCG Opportunity III GP, LLC	949,862(9)	1.1%	None
Peter Svennilson	21,728,413(10)	26.0%	None
David V. Goeddel	22,152,045(11)	26.5%	None
Timothy Kutzkey	8,230,322(12)	10.0%	None
(1)	Consists of (i) 100,000 Shares held of record by The Column Group GP, LP and (ii) 11,103,333 Shares held of record by The Column Group, LP.
(2)	All Shares are held of record by The Column Group II, LP.
(3)	All Shares are held of record by Ponoi Capital, LP.
(4)	All Shares are held of record by Ponoi Capital II, LP.
(5)	Consists of (i) 858,035 Shares held of record by The Column Group III, LP and (ii) 968,990 Shares held of record by The Column Group III-A, LP.
(6)	Consists of (i) 2,650,177 Shares held of record by The Column Group IV, LP and (ii) 90,442 Shares held of record by The Column Group IV-A, LP.
(7)	Consists of (i) 2,650,177 Shares held of record by The Column Group IV, LP and (ii) 90,442 Shares held of record by The Column Group IV-A, LP.
(8)	All Shares are held of record by The Column Group Opportunity III, LP.
(9)	All Shares are held of record by The Column Group Opportunity III, LP.
(10)	Consists of (i) 44,000 Shares held directly by Mr. Svennilson and (ii) the Shares held directly by the TCG Stockholders.

(11)
Consists of (i) 134,180 Shares held directly by Dr. Goeddel, (ii) 190,000 Shares held directly by the Alena Z. Goeddel Irrevocable Trust and the David V. Goeddel and Alena Z. Goeddel 2004 Trust for which Dr. Goeddel serves as co-trustee, (iii) 21,684,413 Shares held by certain of the TCG Stockholders for which Dr. Goeddel may be deemed to share voting and dispositive control over and (iv) 143,452 Shares subject to Options that are vested or will vest within 60 days held by Dr. Goeddel. The 163,054 Options (including an additional 19,602 Options that are not vested) that are not In-the-Money Options held by Dr. Goeddel will be cancelled for no consideration.

(12)
Consists of (i) 15,000 Shares held directly by Dr. Kutzkey and (ii) the Shares held directly by The Column Group Management, LP, Ponoi Capital, Ponoi Capital II, The Column Group III, The Column Group III-A, The Column Group IV, LP, The Column Group IV-A, LP and The Column Group Opportunity III, LP.

The Letter of Transmittal and any other required documents should be sent by each stockholder of NGM or such stockholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary and Paying Agent as follows:
The Depositary and Paying Agent for the Offer is:

If delivering by hand, express mail, courier or other expedited service:	If delivering by mail:

Equiniti Trust Company, LLC 55 Challenger Road Suite # 200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department	Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 525 Ridgefield Park, New Jersey 07660
For assistance, call: (877) 248-6417 or (718) 921-8317.
Other Information:
Questions or requests for assistance or additional copies of this Offer to Purchase, the Letter of Transmittal, and the Schedule TO may be directed to the Information Agent at its location and telephone numbers set forth below. Stockholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer.
The Information Agent for the Offer is:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, NY 10022
You may call Innisfree M&A Incorporated, the Information Agent for the Offer, toll-free at (877) 750-8310. Banks and brokers may call collect at (212) 750-5833.